PLAN AND AGREEMENT TO MERGE

                                TABLE OF CONTENTS

1.  Effective Date.............................................................2
2.  Events Preceding Effectiveness.............................................2
3.  Representations and Warranties of Suburban Bancshares......................4
    3.1. Organization, Standing, and Capitalization of
         Suburban Bancshares and the Suburban Subsidiaries.....................4
    3.2. Financial Statements..................................................5
    3.3. Taxes.................................................................5
    3.4. No Undisclosed Liabilities............................................6
    3.5. Absence of Certain Changes or Events..................................6
    3.6. Complete and Accurate Disclosure......................................6
    3.7. Title to Properties; Absence of Liens and Encumbrances;
         Compliance with Laws..................................................7
    3.8. Contracts.............................................................7
    3.9. Litigation, Etc.......................................................9
    3.10.   Environmental Matters..............................................9
    3.11.   Labor Matters.....................................................11
    3.12.   Pension and Welfare Matters.......................................11
    3.13.   Related Party Transactions........................................15
    3.14.   No Conflict with Other Documents..................................15
    3.15.   Compliance with Laws; Governmental Authorizations.................15
    3.16.   Authority; Enforceability.........................................16
    3.17.   Insurance.........................................................16
    3.18.   Financial Institutions Bond.......................................16
    3.19.   Brokers; Financial Advisor........................................16
    3.20.   Beneficial Ownership of Columbia Bancorp Common Stock.............17
    3.21.   Year 2000.........................................................17
4.  Representations and Warranties of Columbia Bancorp........................17
    4.1. Organization, Standing, and Capitalization of Columbia
         Bancorp and Columbia Subsidiaries....................................17
    4.2. Financial Statements.................................................19
    4.3. Taxes................................................................19
    4.4. No Undisclosed Liabilities...........................................19
    4.5. Absence of Certain Changes or Events.................................20

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    4.6. Complete and Accurate Disclosure.....................................20
    4.7. Title to Properties; Absence of Liens and Encumbrances;
         Compliance with Laws.................................................20
    4.8. Contracts............................................................21
    4.9. Litigation, Etc......................................................22
    4.10.   Environmental Matters.............................................23
    4.11.   Labor Matters.....................................................24
    4.12.   Pension and Welfare Matters.......................................24
    4.13.   Related Party Transactions........................................28
    4.14.   No Conflict with Other Documents..................................28
    4.15.   Compliance with Laws; Governmental Authorizations.................28
    4.16.   Authority; Enforceability.........................................29
    4.17.   Insurance.........................................................29
    4.18.   Financial Institutions Bond.......................................29
    4.19.   Brokers; Financial Advisor........................................29
    4.20.   Beneficial Ownership of Suburban Bancshares Common Stock..........30
    4.21.   Year 2000.........................................................30
5.  Covenants of Suburban Bancshares..........................................30
    5.1. Information..........................................................30
    5.2. Events Preceding Effectiveness.......................................31
    5.3. Regulatory Approvals.................................................31
    5.4. Conduct of Business..................................................31
    5.5. Reservation of Shares................................................32
    5.6. Meeting of Stockholders of Suburban Bancshares;
         Document Preparation.................................................32
    5.7. Consents.............................................................33
    5.8. Current Information; Advice of Changes...............................33
    5.9. No Solicitation of Other Offers......................................34
    5.10.   Affiliate Agreements..............................................35
    5.11.   Pooling-of-Interests..............................................35
    5.12.   Taxes.............................................................35
    5.13.   Public Announcements..............................................36
6.  Covenants of Columbia Bancorp.............................................36
    6.1. Information..........................................................36
    6.2. Events Preceding Effectiveness.......................................37
    6.3. Applications to Governmental Regulatory Authorities..................37


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    6.4. Conduct of Business..................................................37
    6.5. Columbia Bancorp Common Stock........................................38
    6.6. Registration of Shares...............................................38
    6.7. Meeting of Stockholders of Columbia Bancorp; Document
         Preparation..........................................................39
    6.8. Consents.............................................................40
    6.9. Current Information; Advice of Changes...............................40
    6.10.   No Solicitation of Other Offers...................................40
    6.11.   Affiliate Agreements..............................................41
    6.12.   Pooling-of-Interests..............................................41
    6.13.   Taxes.............................................................41
    6.14.   Public Announcements..............................................42
7.  Conditions Precedent to Columbia Bancorp's Obligations....................42
    7.1. Representations, Warranties, and Covenants...........................42
    7.2. No Adverse Changes...................................................42
    7.3. Events Preceding the Effective Date..................................42
    7.4. Other Evidence.......................................................43
    7.5. No Adverse Proceedings, Events, or Regulatory Requirements...........43
    7.6. Consents, Etc........................................................43
    7.7. Opinion of Tax Counsel...............................................43
    7.8. Fairness Opinion.....................................................43
    7.9. Opinion of Counsel...................................................43
    7.10.   Pooling-of-Interests Accounting...................................43
8.  Conditions Precedent to Suburban Bancshares' Obligations..................44
    8.1. Representations, Warranties, and Covenants...........................44
    8.2. No Adverse Changes...................................................44
    8.3. Events Preceding the Effective Date..................................44
    8.4. Other Evidence.......................................................44
    8.5. No Adverse Proceedings, Events, or Regulatory Requirements...........45
    8.6. Consents, Etc........................................................45
    8.7. Opinion of Tax Counsel...............................................45
    8.8. Fairness Opinion.....................................................45
    8.9. Opinion of Counsel...................................................45
9.  Terms of the Holding Company Merger.......................................45
    9.1. Structure of the Holding Company Merger..............................45
    9.2. Conversion of Stock; Conversion Ratio................................46


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    9.3. Exchange Procedure...................................................46
    9.4. Stock Options........................................................47
    9.5. Charter of the Successor Corporation.................................47
    9.6. By-Laws of the Successor Corporation.................................47
    9.7. Anti-Dilution Provision..............................................47
    9.8. Restriction on Issuance or Repurchase of Securities..................48
10. Terms of the Bank Merger..................................................48
    10.1.   Structure of the Bank Merger......................................48
    10.2.   Conversion of Stock; Conversion Ratio.............................48
    10.3.   Exchange Procedure................................................48
    10.4.   Charter of the Successor Bank.....................................48
    10.5.   By-Laws of the Successor Bank.....................................48
    10.6.   Restriction on Issuance or Repurchase of Securities...............48
11. Boards of Directors and Employment Matters................................49
12. Amendment of this Plan....................................................50
13. Abandonment of this Plan; Effect Thereof..................................50
14. Expenses..................................................................52
15. Notices...................................................................52
16. Entire Agreement; Effect..................................................52
17. Representations, Warranties, and Agreements...............................52
18. Governing Law.............................................................53
19. General...................................................................53
APPENDIX I....................................................................54
APPENDIX II...................................................................57
APPENDIX III..................................................................66
APPENDIX IV...................................................................73
APPENDIX V....................................................................80
APPENDIX VI...................................................................84
APPENDIX VII..................................................................87
APPENDIX VIII.................................................................92
APPENDIX IX...................................................................97
APPENDIX X....................................................................99
APPENDIX XI..................................................................102
APPENDIX XII.................................................................106
APPENDIX XIII................................................................108
APPENDIX XIV.................................................................110


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APPENDIX XV..................................................................112
APPENDIX XVI.................................................................123





















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                           PLAN AND AGREEMENT TO MERGE

     PLAN AND AGREEMENT TO MERGE (this "Plan"), dated as of September 28, 1999 by and between COLUMBIA BANCORP ("Columbia Bancorp"), a Maryland corporation, and SUBURBAN BANCSHARES, INC. ("Suburban Bancshares"), a Delaware corporation.

                              W I T N E S S E T H:

     WHEREAS, Columbia Bancorp is a bank holding company and the holder of all of the issued and outstanding capital stock of Columbia Bank ("Columbia Bank"), a Maryland commercial bank; and Suburban Bancshares is a bank holding company and the holder of all of the issued and outstanding capital stock of Suburban Bank of Maryland ("Suburban Bank"), a Maryland commercial bank; and

     WHEREAS, Columbia Bancorp desires to have Suburban Bancshares merge with Columbia Bancorp in such a manner that, upon the merger becoming effective, Columbia Bancorp will be the surviving Maryland corporation, and all of the issued and outstanding shares of the Common Stock of Suburban Bancshares will be converted into shares of the Common Stock of Columbia Bancorp, subject to the terms and conditions and based upon Suburban Bancshares' representations, warranties, and covenants hereinafter set forth, such merger hereinafter referred to as the "Holding Company Merger;" and

     WHEREAS, Columbia Bancorp desires to have Suburban Bank merge with Columbia Bank in such a manner that, upon the merger becoming effective, Columbia Bank will be the surviving Maryland commercial bank, and all of the issued and outstanding shares of the Common Stock of Suburban Bank will be converted into shares of the Common Stock of Columbia Bank and owned by Columbia Bancorp, subject to the terms and conditions and based upon Suburban Bancshares' representations, warranties, and covenants hereinafter set forth, such merger hereinafter referred to as the "Bank Merger," and with the Holding Company Merger, collectively, the "Mergers;" and

     WHEREAS, Suburban Bancshares desires that it be merged with Columbia Bancorp in the manner set forth above, and that the issued and outstanding shares of the Common Stock of Suburban Bancshares be converted into shares of the Common Stock of Columbia Bancorp, subject to the terms and conditions and based upon Columbia Bancorp's representations, warranties, and covenants hereinafter set forth; and

     WHEREAS, Suburban Bancshares desires that Suburban Bank be merged with Columbia Bank in the manner set forth above, and that the issued and outstanding shares of the Common Stock of Suburban Bank be converted into shares of the Common Stock of Columbia Bank owned by Columbia Bancorp, subject to the terms and conditions and based upon Columbia Bancorp's representations, warranties, and covenants hereinafter set forth; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and the mutual benefits to be derived herefrom, the parties agree as follows:

     1. Effective Date. Pursuant to MD. GENERAL CORPORATION LAW SS. 3-113(a), MD. FIN. INS. CODE SS. 3-709(b), and DE. GENERAL CORPORATION LAW SS. 252(c), the effective date of this Plan and the Mergers (the "Effective Date") shall be eitheR (a) the first day of the month following the month in which the last of the events in Section 2, Section 7 and Section 8 occurs; or (b) such other date as Columbia Bancorp and Suburban Bancshares may agree upon. Columbia Bancorp and Suburban Bancshares will prepare and execute an Agreement and Articles of Merger in substantially the form attached as Appendix II which will set forth the Effective Date, and will file the Agreement and Articles of Merger with the Maryland State Department of Assessments and Taxation and the Delaware Secretary of State. Columbia Bank and Suburban Bank will prepare and execute an Agreement of Bank Merger in substantially the form attached as Appendix II, and will file the Agreement of Bank Merger and the Certificate of Merger of the Commissioner of Financial Institutions which will set forth the Effective Date with the Maryland State Department of Assessments and Taxation.

     2. Events Preceeding Effectiveness. On or before the Effective Date the following shall have occurred:

          (a) A majority of the Boards of Directors of each of Suburban Bancshares and Columbia Bancorp shall have approved and agreed to this Plan and the Mergers;

          (b) A majority of the Boards of Directors of each of Suburban Bancshares and Columbia Bancorp shall have approved and agreed to the Stock Option Agreements (the "Stock Option Agreements") in the forms attached as Appendix III and Appendix IV, respectively; and Suburban Bancshares and Columbia Bancorp, respectively, shall have authorized and reserved an adequate number of shares of its Common Stock for issuance upon exercise of the option granted by such Stock Option Agreements, and taken all actions necessary to fulfill its obligations thereunder;

          (c) the Board of Directors of Suburban Bancshares shall call a meeting of the stockholders of Suburban Bancshares. Notice of the time and place of the meeting shall be provided in accordance with DE. GENERAL CORPORATION LAW ss. 252(c), and this Plan and the Holding Company Merger shall have been ratified and confirmed by the affirmative vote of not less than a majority of the issued and outstanding voting stock of Suburban Bancshares at the meeting, in accordance with DE. GENERAL CORPORATION LAW ss. 252(c);

          (d) the Board of Directors of Columbia Bancorp shall call a meeting of the stockholders of Columbia Bancorp. Notice of the time and place of the meeting shall be provided in accordance with MD. GENERAL CORPORATION LAW


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

     ss. 2-504, and this Plan and the Holding Company Merger shall have been ratified and confirmed by the affirmative vote of not less than two-thirds of the issued and outstanding voting stock of Columbia Bancorp at the meeting, in accordance with MD. GENERAL CORPORATION LAW ss. 3-105(d);

          (e) the Board of Directors and the stockholder of Columbia Bank shall have approved the Bank Merger in accordance with MD. FIN. INS. CODE ss.ss. 3-701 et seq.;

          (f) the Board of Directors and the stockholder of ' Suburban Bank shall have approved the Bank Merger in accordance with MD. FIN. INS. CODE ss.ss. 3-701 et seq.;

          (g) Columbia Bancorp shall have procured the required approval, consent, waiver, or other administrative action with respect to this Plan and the transactions contemplated hereby by the Board of Governors of the Federal Reserve System under Section 3(a)(5) of the Bank Holding Company Act of 1956, as amended;

          (h) Columbia Bank and Suburban Bank shall have procured the required approval, consent, waiver, or other administrative action with respect to this Plan and the transactions contemplated hereby by the Maryland Commissioner of Financial Regulation under MD. FIN. INS. CODE ss.ss. 5-904 and 3-705;

          (i) Columbia Bank and Suburban Bank shall have procured the required approval, consent, waiver, or other administrative action with respect to this Plan and the transactions contemplated hereby by the Federal Deposit Insurance Corporation under Sections 18(c) and 18(d) of the Federal Deposit Insurance Act;

          (j) the parties shall have procured all other regulatory approvals, consents, waivers, or administrative actions of governmental entities or other persons or agencies that are necessary or appropriate to the consummation of the transactions contemplated by this Plan, and no approval, consent, waiver, or administrative action referred to in this
     Section 2(j) shall have  included any condition or  requirement  that would
     (i) result in a materially adverse effect on Columbia Bancorp or Suburban Bancshares, or (ii) so materially and adversely affect the economic or business benefits of the Mergers that Columbia Bancorp, in the sole judgment of Columbia Bancorp, would not have entered into this Plan had such conditions or requirements been known at the date hereof;

          (k) Columbia Bancorp shall have filed a Registration Statement with the Securities and Exchange Commission (the "SEC") under the Securities Act


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

     of 1933, as amended (the "Securities Act"), pertaining to the shares of Common Stock of Columbia Bancorp to be issued to the stockholders of Suburban Bancshares pursuant to this Plan and the Holding Company Merger, and such Registration Statement shall have become effective and there shall not be in effect a stop order with respect thereto; and

          (l) Columbia Bancorp shall have made such filings and obtained such approvals as are necessary under the state securities or "blue sky" laws pertaining to the shares of Common Stock of Columbia Bancorp to be issued to the stockholders of Suburban Bancshares pursuant to this Plan and the Mergers.

     3.  Representations  and  Warranties  of  Suburban   Bancshares.   Suburban
Bancshares represents and warrants to Columbia Bancorp as follows:

          3.1. Organization, Standing, and Capitalization of Suburban Bancshares and the Suburban Subsidiaries. (a) Suburban Bancshares is a duly organized and validly existing corporation and is in good standing under the laws of the State of Delaware. Suburban Bancshares has the corporate power and authority to own and hold its material properties and to carry on its business as it is now being conducted. Suburban Bancshares is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Suburban Bancshares has no subsidiaries or affiliated companies and is not a party to any joint venture or partnership other than as listed on Schedule 3.1(a) (collectively, the "Suburban Subsidiaries").

          (b) Suburban Bank is a duly organized and validly existing Maryland commercial bank and is in good standing under the laws of the State of Maryland. The deposits of Suburban Bank are insured under the provisions of the Federal Deposit Insurance Act, as amended. Each of the other Suburban Subsidiaries is a duly organized and validly existing corporation or other entity and is in good standing under the laws of the jurisdiction of its incorporation or organization as set forth on Schedule 3.1(a). Each of the Suburban Subsidiaries has the power (corporate or other) and authority to own and hold its material properties and to carry on its business as it is now being conducted. All outstanding shares of capital stock or other equity interests of all of the Suburban Subsidiaries are validly issued, fully paid, and non-assessable. Except as disclosed in Schedule 3.1(b), each of the Suburban Subsidiaries is wholly owned by its parent. There are no outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the capital stock or other equity interests of any of the Suburban Subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of the capital stock or other equity interests of any of the Suburban Subsidiaries. Except as disclosed in Schedule 3.1(b), none of the Suburban Subsidiaries is a party to any joint venture or partnership.

          (c) Copies of all organizational documents and by-laws of Suburban Bancshares and each of the Suburban Subsidiaries are attached as Schedule 3.1(c), and all such copies are true and correct as of the date hereof. The minute books of Suburban Bancshares and each of the Suburban Subsidiaries, which


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

have been made available to Columbia Bancorp for inspection, are complete in all material respects and accurately record the actions taken by the stockholders and directors of Suburban Bancshares and each of the Suburban Subsidiaries.

          (d) The authorized capital stock of Suburban Bancshares consists exclusively of 20,000,000 shares of Common Stock, par value $.01 per share, 11,301,218 of which shares are outstanding at September 17, 1999, and 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which shares are issued or outstanding. All outstanding shares of Suburban Bancshares Common Stock are validly issued, fully paid, and non assessable. Suburban Bancshares has reserved 500,000 shares of its Common Stock for issuance under its Stock Option Plans. On September 17, 1999, there were outstanding options to purchase 491,134 shares of Suburban Bancshares' Common Stock at prices ranging from $2.59375 to $5.625 pursuant to these Stock Option Plans. Except for the option to be granted to Columbia Bancorp pursuant to the Stock Option Agreement attached as Appendix III and as disclosed in Schedule 3.1(d), there are no other outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Suburban Bancshares, and there are no outstanding securities or instruments of any kind that are convertible into shares of the Common Stock of Suburban Bancshares.

          3.2.  Financial  Statements.   Suburban  Bancshares  has  provided  in
Schedule 3.2 copies of the Consolidated Financial Statements of Suburban Bancshares and the Suburban Subsidiaries at December 31, 1994, 1995, 1996, 1997, and 1998 and for each of the years then ended, as reported upon by Stegman & Company, and at June 30, 1998 and 1999 and for each of the six month periods then ended, all of which are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such consolidated financial statements and present fairly the financial position, results of operations, cash flows, and changes in stockholders' equity of Suburban Bancshares and the Suburban Subsidiaries at the dates of and for the periods covered by such financial statements.

          3.3. Taxes. Schedule 3.3 sets forth the tax returns to federal, state, county, municipal, or foreign taxing authorities for the taxable year ended December 31, 1994 and all taxable years through and including December 31, 1998 for Suburban Bancshares and the Suburban Subsidiaries. Suburban Bancshares and the Suburban Subsidiaries have filed with appropriate federal, state, county, municipal, or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) and have paid or reserved for all taxes shown to be due on such returns and all penalties and interest payable in respect thereof. Except as disclosed in Schedule 3.3, neither Suburban Bancshares nor any of the Suburban Subsidiaries have received from any taxing authority any notice of deficiency or assessment of additional taxes not paid or any notice of an intention to commence an examination or audit of its tax returns, and no tax audits by any taxing authority are in process. Except as disclosed on Schedule 3.3, neither Suburban Bancshares nor any of the Suburban Subsidiaries have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal, or foreign income tax. The accruals and reserves reflected in the consolidated financial statements which Suburban Bancshares has provided to Columbia Bancorp as described in Section 3.2 are adequate to cover all taxes


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

(including interest and penalties, if any, thereon) that are payable or accrued as a result of the operations of Suburban Bancshares and the Suburban Subsidiaries for all periods prior to the date of such consolidated financial statements. For purposes of this Section 3.3, any reference to the Suburban Subsidiaries shall be deemed to include any entity listed on Schedules 3.1(a) and 3.1 (b).

          3.4. No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated financial statements referred to in
Section 3.2, neither Suburban Bancshares nor any of the Suburban Subsidiaries at the dates of such consolidated financial statements had any material liabilities or obligations (whether accrued, absolute, or contingent) required under generally accepted accounting principles to be reflected thereon which would materially and adversely affect the fair presentation of such financial statements. Neither Suburban Bancshares nor any of the Suburban Subsidiaries has incurred any liability since the date of the consolidated financial statements referred to in Section 3.2 (including any liability for taxes) which would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, or operations of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole, other than liabilities which have been incurred in the ordinary course of business.

          3.5. Except as setforth in Schedule 3.5, since December 31, 1998 there has not been:

               (a) Any materially adverse change in the financial position, results of operations, assets, liabilities, or business of Suburban Bancshares or the Suburban Subsidiaries, other than changes in the ordinary course of business;

               (b) any increase in salaries or wages of directors, officers, or employees of Suburban Bancshares or the Suburban Subsidiaries other than in the ordinary course of business; or any establishment or increase of any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement payments, profit sharing, or similar agreement or benefit, authorized, granted, or accrued to any directors, officers, or employees of Suburban Bancshares or the Suburban Subsidiaries other than in the ordinary course of business; or

               (c) any declaration, payment, or set aside by Suburban Bancshares of any dividend or distribution in respect of its Common Stock, or any purchase, issuance, or sale of any of its Common Stock.

          3.6. Complete and Accurate Disclosure. Neither this Plan (insofar as it relates to Suburban Bancshares and the Suburban Subsidiaries, the Common Stock of Suburban Bancshares, and the involvement of Suburban Bancshares in the transactions contemplated hereby) nor any financial statement, schedule,


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

certificate, or other statement or document set forth on a schedule delivered by Suburban Bancshares to Columbia Bancorp in connection with this Plan, when considered in the aggregate, contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

          3.7. Title to Properties; Absence of Liens and Encumbrances; Compliance with Laws. Except as disclosed on Schedule 3.7, Suburban Bancshares and each of the Suburban Subsidiaries has good and marketable title to all of their respective properties and assets, including those reflected in the consolidated financial statements referred to in Section 3.2, except as sold or otherwise disposed of for fair value and only in the ordinary course of business, free and clear of all liens and encumbrances, except (i) with respect to property as to which they are lessees, (ii) with respect to real estate owned by Suburban Bancshares or the Suburban Subsidiaries, for use, occupancy, and similar restrictions of public record that may be observed by an inspection of the property, and such other utility and other easements and encumbrances as do not materially adversely affect the fair market value of such real property, and
(iii) liens to secure borrowings, liens to secure governmental deposits, and liens for current taxes not yet due and payable. Neither Suburban Bancshares nor any of the Suburban Subsidiaries owns or leases real property except as disclosed on Schedule 3.7, and is not in default under any material lease of real or personal property to which it is a party. As of the date hereof, except as disclosed on Schedule 3.7, the real properties, structures, buildings, equipment, and the tangible personal property owned, operated, or leased by Suburban Bancshares or any of the Suburban Subsidiaries are (x) in good repair, order, and condition, except for depletion, depreciation, and ordinary wear and tear, (y) suitable for the uses for which they were intended, and (z) free from any known structural defects. As of the date hereof, there are no laws, conditions of record, or other impediments which materially interfere with the intended uses by Suburban Bancshares or any of the Suburban Subsidiaries of the real property or tangible personal property owned or leased by it, except as set forth in Schedule 3.7. Neither Suburban Bancshares nor any of the Suburban Subsidiaries have received any notice of any violation of any applicable law, building code, zoning ordinance, or other similar law. Suburban Bancshares and the Suburban Subsidiaries own or have the rights to use all real and personal properties and assets that are material to the conduct of the business as now conducted of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole.

          3.8. Contracts. Except for the plans, contracts, and agreements of Suburban Bancshares and the Suburban Subsidiaries (or of any plan under Section 3.8(b)) disclosed on Schedule 3.8, neither Suburban Bancshares nor any of the Suburban Subsidiaries(nor any plan under Section 3.8(b))is a party to or subject to:

               (a) Any employment, consultation, or compensation contract or arrangement (other than those terminable at will) with any officer, consultant, director, or employee;

               (b) any plan, contract, program, understanding, or agreement providing for bonuses, pensions, severance pay, executive compensation, options, stock purchases, or any other form of retirement, incentive or deferred compensation, retirement payments, death benefits, profit sharing, branch closing benefits, workers' compensation, tuition reimbursement or scholarship program, any plans providing benefits or payments in the event of a change in control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of Suburban Bancshares or any of the Suburban Subsidiaries, or any health, accident, disability, sick leave, vacation pay, life insurance, or other welfare benefit, or any other employee or retired employee benefit (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in which any current or former employee, director, or agent (or beneficiary of any of them) of Suburban Bancshares or any of the Suburban Subsidiaries is or was, within the last six years, entitled to participate;

               (c) any contract or agreement with any labor union;

               (d) any lease of real or personal property with annual rentals in excess of $5,000;

               (e) any agreement for services in excess of $10,000 per year or for the purchase or disposition of any equipment or supplies except individual purchase orders for office supplies incurred in the ordinary course of business of $10,000 or less;

               (f) any instrument evidencing or relating to indebtedness for borrowed money except for customer accounts, deposits, certificates of deposit, federal funds purchased, and the like which may be construed as borrowings and except for loans made by Suburban Bank as lender in the ordinary course of its business;

               (g) any lease or other contract containing covenants not to enter into or consummate the transactions contemplated hereby or which provides for payments in excess of $2,000 and will be terminated or violated by the Mergers or in respect of which the Mergers would cause a default or acceleration of obligations; or

               (h) any other contract or agreement not of the type covered by any of the other specific terms of this Section 3.8 obligating Suburban Bancshares or any Suburban Subsidiary to expenditures in excess of $25,000.

Each of the instruments disclosed on Schedule 3.8 is valid and in full force and effect. Neither Suburban Bancshares nor any of the Suburban Subsidiaries are in default nor have any of them received any notice that they are in default, nor to their actual knowledge is any other party in default, under any material agreements, instruments, or obligations to which Suburban Bancshares or any of the Suburban Subsidiaries is a party or by which they are bound.

          3.9. Litigation, Etc. Except as disclosed on Schedule 3.9, (a) there is no litigation, proceeding, or investigation pending or, to the knowledge of Suburban Bancshares, threatened against Suburban Bancshares or any of the Suburban Subsidiaries which would result in any materially adverse change in the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole; (b) there are no outstanding orders, writs, injunctions, judgments, decrees, directives, consent agreements, or memoranda of understanding issued by any federal, state, or local court or governmental authority or arbitration tribunal issued against or with the consent of Suburban Bancshares or any of the Suburban Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects or that in any manner restrict Suburban Bancshares' right to carry on its business or that of the Suburban Subsidiaries as now conducted; and (c) Suburban Bancshares is aware of no fact or condition now existing that might give rise to any litigation, investigation, or proceeding which, if determined adversely to Suburban Bancshares or any of the Suburban Subsidiaries, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole, or would restrict in any manner Suburban Bancshares' right to carry on its business or that of the Suburban Subsidiaries as now conducted. Suburban Bancshares has disclosed on Schedule 3.9 all litigation in which Suburban Bancshares or any of the Suburban Subsidiaries is involved as a party (other than bankruptcy proceedings in which Suburban
Bancshares or any of the Suburban Subsidiaries has filed proofs of claim or routine collection and foreclosure suits initiated in the ordinary course of business).

          3.10. Environmental Matters. (a) The following terms shall have the indicated meaning:

               "Property" or "Properties" means all branch properties now or formerly owned or operated, all other real property now owned or operated, and any real properties owned or operated on or after July 1, 1991 and subsequently disposed of.

               "Environmental Law" means (i) any applicable federal, state, or local statute, law, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, directive, requirement, or agreement with any court, governmental authority, or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") now existing, relating to the use, storage, treatment, generation, transportation, processing, handling, labeling, production, release, or disposal of Hazardous

     Substances, each as amended, or (ii) any common law that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

               "Hazardous Substance" means any substance, whether liquid, solid, or gas, listed, defined, designated, or classified as hazardous, toxic, radioactive, or dangerous under any applicable Environmental Law, whether by type or by quantity. Hazardous Substance includes, without limitation, any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any other substance regulated or subject to any federal environmental statute, including, but not limited to the Toxic Substance Control Act, Clean Water Act, Clean Air Act, Oil Pollution Act and Resource Conservation and Recovery Act, or a similar state statute, regardless of the amount of the Hazardous Substance.

          (b) Except as disclosed on Schedule 3.10 or as would not individually or in the aggregate have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole:

               (i) neither Suburban Bancshares nor any of the Suburban Subsidiaries has received any written notices, demand letters, or written requests for information from any Governmental Entity or any third party indicating that Suburban Bancshares or any Suburban Subsidiary may be in violation of, or liable under, any Environmental Law;

               (ii)  there  are  no  civil,   criminal,  or  administrative
     actions, suits, demands, claims, hearings, investigations, or proceedings pending or to the knowledge of Suburban Bancshares threatened against Suburban Bancshares or any Suburban Subsidiary alleging that they may be in violation of, or liable under, any Environmental Law;

               (iii) no reports have been filed with any Governmental Entity, nor to the knowledge of Suburban Bancshares are any reports required to be filed with any Governmental Entity, by Suburban Bancshares or any of the Suburban Subsidiaries concerning the release of any Hazardous Substance or the violation of any Environmental Law on or at any of the Properties of Suburban Bancshares or any of the Suburban Subsidiaries;

               (iv) to the knowledge of Suburban Bancshares or except as disclosed on Schedule 3.10, there are no underground storage tanks on, in, or under any of the Properties of Suburban Bancshares or any of the Suburban Subsidiaries, and no underground storage tanks have been closed or removed from any Property of Suburban Bancshares or any of the Suburban Subsidiaries while such Property was owned or operated by Suburban Bancshares or any of the Suburban Subsidiaries;

               (v) to the knowledge of Suburban Bancshares or except as disclosed on Schedule 3.10, no Hazardous Substance has been generated, used, stored, processed, disposed of, or discharged on or into any of the Properties of Suburban Bancshares or any of the Suburban Subsidiaries, except for such hazardous substances as may be used in the everyday business of a bank office; and

               (vi) to the knowledge of Suburban Bancshares or except as disclosed on Schedule 3.10, no materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the Properties of Suburban Bancshares or any of the Suburban Subsidiaries.

          (c) There are no permits or licenses or agency filings or reports required under any Environmental Law in respect of any of the Properties now or formerly owned or operated by Suburban Bancshares or any of the Suburban Subsidiaries that the absence of which could, individually or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole.

          (d) Suburban Bancshares has disclosed on Schedule 3.10 a copy of its current policy regarding compliance with Environmental Laws.

          3.11. Labor Matters. To Suburban Bancshares' knowledge, no organization effort with respect to any of the employees of Suburban Bancshares or any of the Suburban Subsidiaries is pending or threatened, and no labor dispute, strike, work stoppage, employee action, or labor relation problem which may materially affect Suburban Bancshares or any of the Suburban Subsidiaries currently is pending or threatened. Suburban Bancshares and each of the Suburban Subsidiaries have at all times in all material respects complied with all applicable employee termination notice and similar laws. Suburban Bancshares and each of the Suburban Subsidiaries have at all times complied in all material respects with all applicable family medical leave and similar laws. If applicable, Suburban Bancshares and each of the Suburban Subsidiaries have at all times complied in all material respects with all applicable requirements of the Worker Adjustment and Retraining Notification Act and all similar state laws.

          3.12. Pension and Welfare Matters. With respect to the plans, contracts, programs, understandings, or agreements identified pursuant to Sections 3.8(a) and (b) (for purposes of this Section 3.12, the "plans"):

               (a) Schedule 3.12 clearly identifies all of the plans which are (i) Multiemployer Plans (as defined in (l) below), (ii) multiple employer plans subject to Sections 4063 and 4064 of ERISA ("Multiple

     Employer  Plans"),  (iii)  plans  other than  Multiemployer  Plans and
     Multiple Employer Plans that are subject to Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), (iv) plans intended to qualify under Section 401 of the Code, and (v) "welfare benefit plans" within the meaning of Section 3(1) of ERISA which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except coverage or benefits required by Section 4980B of the Code if paid 100% by the participant;

               (b) true, correct and complete copies of the following documents, with respect to each of the plans have been made available or delivered to Columbia Bancorp: (i) all plan documents, including trust agreements, insurance policies, loan documents, and service agreements and amendments thereto, (ii) the most recent Forms 5500 and any financial statements attached thereto and those for the prior three years, (iii) the last Internal Revenue Service determination letter and the application with respect thereto, (iv) summary plan descriptions, (v) the most recent actuarial statements and those for the prior three years, (vi) written descriptions of all non-written agreements relating to any such plan, as applicable, for Suburban
     Bancshares and each of the Suburban Subsidiaries, and (vii) all filings with a governmental agency or entity within the last three years, including, without limitation, filings under the voluntary or other compliance programs of the U.S. Department of Labor or the Internal Revenue Service;

               (c) each of the plans has been operated in all material respects in accordance with its terms and in accordance with all applicable laws including, but not limited to, the ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Health Insurance Portability and Accountability Act of 1996, and state health care continuation laws;

               (d) all reporting and disclosure requirements of ERISA imposed upon each such plan have been complied with in all material respects, and all required governmental filings have been made with respect to the plans;

               (e) none of (i) the plans, (ii) the Suburban Subsidiaries, and (iii) Suburban Bancshares, and to Suburban Bancshares' knowledge,
     (x) no current or former director, officer, employee, agent, or representative of Suburban Bancshares or any of the Suburban Subsidiaries, and (y) no fiduciary, "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in
     Section 4975 of the Code) with respect to any of the plans has engaged in any non-exempt "prohibited transaction" in connection with any of the plans within the meaning of Section 4975 of the Code or Title I,
     Part 4 of ERISA;

               (f) none of the plans has any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to the latest five plan years, nor any liability to the Pension Benefit Guaranty Corporation (the "PBGC") (other than normal premium payments);

               (g) with respect to plans which are pension plans (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, the assets of each such funded plans equal or exceed the liabilities (as defined in Section 4001(a)(16) of ERISA) under such plans when such liabilities are valued on a termination basis using PBGC interest and other assumptions;

               (h) no contributions to any of the plans from Suburban Bancshares or any of the Suburban Subsidiaries are currently past due and, if applicable, all past service and other liabilities currently existing but payable in the future, if any, are reflected in the latest actuarial report in accordance with sound actuarial principles;

               (i) no audits, proceedings, investigations, filings, or other matters (excluding any determination letter application that has been or may be filed prior to the Effective Date) are pending before the IRS, the Department of Labor, the PBGC, or other public or quasi-public body in connection with any such plans;

               (j) each plan intended to qualify under Section 401(a) of the Code is so qualified and the trust maintained pursuant thereto is exempt from taxation under Section 501 of the Code and nothing has occurred with respect to the operation or administration of such plan which would cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole, or on such plan;

               (k) except as disclosed in Schedule 3.12, through the Effective Date, there will be no changes in the operation of the plans or in the documents constituting or affecting the plans except for amendments and operational changes required by applicable law which do not materially increase the cost of such plans;

               (l) no employees, former employees, or retired employees of Suburban Bancshares or any of the Suburban Subsidiaries, as a result of their employment with Suburban Bancshares or any of the Suburban Subsidiaries, are participants in any "multiemployer plan" which is a "pension plan," as such terms are defined in Sections 3(37) and 3(2) of ERISA, respectively, ("Multiemployer Plan") and neither Suburban Bancshares nor any of the Suburban Subsidiaries has any current, contingent or potential liability with respect to any such plan;

               (m) no  "reportable  event,"  as  such  term is  defined  in
     Section 4043(c) of ERISA, has occurred with respect to any plan since the effective date of ERISA, other than a reportable event for which the 30 days notice requirement under regulations of the PBGC has been waived;

               (n) there are no pending or threatened claims by or disputes with any participants or beneficiaries of the plans, except plan benefit claims arising in the normal course of the operations of the plans (other than terminated plans) and as to which no dispute exists;

               (o) Suburban Bancshares has no knowledge of any facts which could give rise to any claims against any plan or any fiduciary of any plan, except for plan benefit claims arising in the normal course of the operations of the plans (other than terminated plans);

               (p) neither Suburban Bancshares nor any of the Suburban Subsidiaries nor any fiduciary of any plan has given notice to any fiduciary liability insurer of any claims or potential claims in connection with any of the plans;

               (q) except as disclosed in Schedule 3.12, each of the plans which benefit retired employees of Suburban Bancshares or any of the Suburban Subsidiaries may effectively be terminated or amended, in any manner and at any time, without further liability to its participants, by its sponsoring employer;

               (r) neither Suburban Bancshares nor any of the Suburban Subsidiaries has provided, nor is required to provide, security to any pension plan or to any single-employer plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;

               (s) there has been no announcement or legally binding commitment by Suburban Bancshares or any of the Suburban Subsidiaries to create an additional plan, or to amend a plan except for amendments required by applicable law which do not materially increase the cost of such plan;

               (t) as to any terminated plans, all obligations for plan benefits or other liabilities have been satisfied in full;

               (u) none of the plans contains any provision which would prohibit the transactions contemplated by this Plan or which, except as disclosed in Schedule 3.12, would give rise to any severance, termination, or other payments or liabilities, or any forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligations to fund benefits as a result of the transactions contemplated by this Plan; no payment that is owed or may become due any director, officer, employee, or agent of Suburban Bancshares or any of the Suburban Subsidiaries in connection with a plan will be non-deductible to the payor under Section 280G of the Code, and none of the Suburban Subsidiaries, Columbia Subsidiaries, Suburban Bancshares, and Columbia Bancorp will be required to "gross up" or otherwise compensate any person in connection with a plan because of the imposition of any excise tax under Section 4999 of the Code; and

               (v) no plan is funded by, associated with, or related to a "voluntary employees' beneficiary association" within the meaning of
     Section 501(c)(9) of the Code.

          3.13. Related Party Transactions. Except as disclosed on Schedule 3.13, neither Suburban Bancshares nor any of the Suburban Subsidiaries has any contract, extension of credit, business arrangement, or other relationship of any kind with any of the following persons: (a) any executive officer or director of Suburban Bancshares or any of the Suburban Subsidiaries; (b) any stockholder owning five percent or more of the outstanding Common Stock of Suburban Bancshares; or (c) any "affiliate" (as defined in the SEC Rule 405) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee, or five percent or greater equity owner.

          3.14.  No  Conflict  with  Other  Documents.  Except as  disclosed  on
Schedule 3.14, neither the execution and delivery of this Plan nor the carrying out of the transactions contemplated hereunder will result in any violation, termination, or default or acceleration of, or be in conflict with, any terms of any contract or other instrument to which Suburban Bancshares or any of the Suburban Subsidiaries is a party, or of any judgment, decree, or order applicable to Suburban Bancshares or any of the Suburban Subsidiaries, or result in the creation of any lien, charge, or encumbrance upon any of their properties or assets, except for any of the foregoing which would not have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole.

          3.15. Compliance with Laws; Governmental Authorizations. (a) Except where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole, (i) Suburban Bancshares and each of the Suburban Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants franchises, licenses, and other governmental authorizations or approvals applicable to Suburban Bancshares, the Suburban Subsidiaries, or any of their properties; and (ii) all permits, concessions, grants, franchises, licenses, and other governmental authorizations and approvals necessary for the conduct of the business of Suburban Bancshares and the Suburban Subsidiaries as now conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Suburban Bancshares' knowledge, threatened which may result in the revocation, cancellation, suspension, or materially adverse modification of any thereof.

          (b) Suburban Bancshares has filed all reports that it was required to file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations adopted thereunder. As of their respective dates, each such report, statement, form, or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that information as of a later date shall be deemed to modify information as of an earlier date.

          3.16. Auathority; Enforceability. The execution, delivery, and performance of this Plan by Suburban Bancshares have been duly and validly authorized by its Board of Directors, subject only to requisite approval by the stockholders of Suburban Bancshares and appropriate governmental regulatory authorities. This Plan is a valid and binding agreement of Suburban Bancshares, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          3.17. Insurance. All insurance policies held by Suburban Bancshares and the Suburban Subsidiaries relating to their operations (except for title insurance policies), including without limitation all financial institutions bonds, are set forth on Schedule 3.17. All such policies are in full force and effect. Neither Suburban Bancshares nor any of the Suburban Subsidiaries has received any notice of cancellation with respect to any such policies and has no reason to expect that it will receive a notice of cancellation from any of its present insurance carriers; provided, however, that Suburban Bancshares makes no representation as to the effect of this Plan or the Mergers on its present financial institutions bond or bonds.

          3.18. Financial Institutions Bond. Since January 1, 1993, Suburban Bancshares and the Suburban Subsidiaries have continuously maintained in full force and effect one or more financial institutions bonds insuring Suburban Bancshares and the Suburban Subsidiaries against acts of dishonesty by each of their employees. No claim has been made under any such bond since such date, and Suburban Bancshares is not aware of any fact or condition now existing which forms the basis of a claim under any such bond. Suburban Bancshares and the Suburban Subsidiaries have no reason to expect that their present financial institutions bond or bonds will not be renewed by their carrier on substantially the same terms as those now in effect; provided, however, that Suburban Bancshares makes no representation as to the effect of this Plan or the Mergers on its present financial institutions bond or bonds.

          3.19. Brokers; Financial Advisor. All negotiations relating to this Plan and the transactions contemplated hereunder have been carried on by

Suburban Bancshares directly or through its counsel or financial advisor, and there has been no intervention of any person as the result of any action of Suburban Bancshares (and, so far as known to Suburban Bancshares, no intervention of any other person) in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment (other than to its financial advisor, Danielson
Associates Inc.). Schedule 3.19 is a copy of the agreement with Danielson Associates Inc., which has been engaged by Suburban Bancshares as its financial advisor and to deliver an opinion as to the fairness of the transactions contemplated by this Plan to Suburban Bancshares.

          3.20. Beneficial ownership of Columbia Bancorp Common Stock. As of the date hereof, Suburban Bancshares does not beneficially own any shares of Columbia Bancorp Common Stock or have any option, warrant, or right of any kind to acquire the beneficial ownership of any Columbia Bancorp Common Stock, except pursuant to the terms of this Plan, the terms of the Stock Option Agreement attached as Appendix IV, or in a fiduciary capacity.

          3.21. Year 2000. Suburban Bancshares has carried out a review to evaluate the extent to which the business or operations of Suburban Bancshares or any of the Suburban Subsidiaries will be affected by the Year 2000 Problem (as defined below). As a result of such review, Suburban Bancshares has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole. Suburban Bancshares reasonably believes that the suppliers, vendors, customers or other material third parties used or served by Suburban Bancshares and the Suburban Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner. Suburban Bancshares is in compliance with all applicable requirements of any Governmental Entity relating to the Year 2000 Problem and has not received any correspondence from or provided any written information to any Governmental Entity relating to the Year 2000 Problem except as disclosed in Schedule 3.21. Suburban Bancshares has provided in
Schedule 3.21 copies of all of its internal plans, including estimates of the anticipated associated costs, for addressing the Year 2000 Problem as it relates to Suburban Bancshares and the Suburban Subsidiaries. "Year 2000 Problem" means the risk that computer hardware or software applications will not record, store, process, calculate and present calendar dates falling on and after January 1, 2000, and calculate information dependent upon or relating to such dates, in the same manner and with the same functionality, data integrity and performance as such products record, store, process, calculate and present calendar dates falling on or before December 31, 1999, and calculate information dependent on or relating to such dates.

     4. Representations and Warranties of Columbia Bancorp. Columbia Bancorp represents and warrants to Suburban Bancshares as follows:

          4.1. Organization, Standing, and Capitalization of Columbia Bancorp and Columbia Subsidiaries. (a) Columbia Bancorp is a duly organized and validly existing corporation in good standing es. under the laws of the State of Maryland. Columbia Bancorp has the corporate power and authority to own and hold its properties and to carry on its business as it is now being conducted. Columbia Bancorp is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Columbia Bancorp has no subsidiaries or affiliated companies and is not a party to any joint venture or partnership other than as listed on Schedule 4.1(a) (collectively, the "Columbia Subsidiaries").

          (b) Columbia Bank is a duly organized and validly existing Maryland commercial bank and is in good standing under the laws of the State of Maryland. The deposits of Columbia Bank are insured under the provisions of the Federal Deposit Insurance Act, as amended. Each of the other Columbia Subsidiaries is a duly organized and validly existing corporation or other entity and is in good standing under the laws of the jurisdiction of its incorporation or organization as set forth on Schedule 4.1(a). Each of the Columbia Subsidiaries has the power (corporate or other) and authority to own and hold its material properties and to carry on its business as it is now being conducted. All outstanding shares of capital stock or other equity interests of all of the Columbia Subsidiaries are validly issued, fully paid, and non-assessable. Except as disclosed in Schedule 4.1(b), each of the Columbia Subsidiaries is wholly owned by its parent. There are no outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the capital stock or other equity interests of any of the Columbia Subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of the capital stock or other equity interests of any of the Columbia Subsidiaries. Except as disclosed in Schedule 4.1(b), none of the Columbia Subsidiaries is a party to any joint venture or partnership.

          (c) Copies of all organization documents and by-laws of Columbia Bancorp and each of the Columbia Subsidiaries are attached as Schedule 4.1(c), and all such copies are true and correct as of the date hereof. The minute books of Columbia Bancorp and each of the Columbia Subsidiaries, which have been made available to Suburban Bancshares for inspection, are complete in all material respects and accurately record the actions taken by the stockholders and directors of Columbia Bancorp and each of the Columbia Subsidiaries.

          (d) The authorized capital stock of Columbia Bancorp consists exclusively of 9,994,000 shares of Common Stock, par value $.01 per share, 4,506,035 of which shares are outstanding on September 17, 1999, and 6,000 shares of Series A Convertible Preferred Stock, par value $.01 per share, none of which shares are outstanding on September 17, 1999. All outstanding shares of Columbia Bancorp Common Stock are validly issued, fully paid, and non-assessable. Columbia Bancorp has reserved 300,000 shares of its Common Stock for issuance under its Dividend Reinvestment and Stock Purchase Plan and 300,000 shares of its Common Stock for issuance under its Stock Option Plans. On September 17, 1999, there were outstanding options to purchase 292,310 shares of Columbia Bancorp's Common Stock at prices ranging from $4.545 to $17.00 pursuant to these Stock Option Plans. Except for the option to be granted to Suburban Bancshares pursuant to the Stock Option Agreement attached as Appendix IV and as disclosed in Schedule 4.1(d), there are no other outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Columbia Bancorp, and there are no outstanding securities or instruments of any kind that are convertible into shares of the

Common Stock of Columbia Bancorp. The Common Stock of Columbia Bancorp deliverable pursuant to this Plan will be, prior to its issuance, duly authorized for issuance and will, when issued and delivered in accordance with this Plan, be duly and validly issued, fully paid, and nonassessable.

          4.2. Financial  Statements.  Columbia Bancorp has provided in Schedule
4.2 copies of the Consolidated Financial Statements of Columbia Bancorp and the Columbia Subsidiaries at December 31, 1994, 1995, 1996, 1997, and 1998 and for each of the years then ended, as reported upon by KPMG LLP, and at June 30, 1998 and 1999 and for each of the six month periods then ended, all of which are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such consolidated financial statements and present fairly the financial position, results of operations, cash flows, and changes in stockholders' equity of Columbia Bancorp and the Columbia Subsidiaries at the dates of and for the periods covered by such financial statements.

          4.3. Taxes. Schedule 4.3 sets forth the tax returns to federal, state, county, municipal, or foreign taxing authorities for the taxable year ended December 31, 1994 and all taxable years through and including December 31, 1998 for Columbia Bancorp and the Columbia Subsidiaries. Columbia Bancorp and the
Columbia Subsidiaries have filed with appropriate federal, state, county, municipal, or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) and have paid or reserved for all taxes shown to be due on such returns and all penalties and interest payable in respect thereof. Except as disclosed in Schedule 4.3, neither Columbia Bancorp nor any of the Columbia Subsidiaries have received from any taxing authority any notice of deficiency or assessment of additional taxes not paid or any notice of an intention to commence an examination or audit of its tax returns, and no tax audits by any taxing authority are in process. Except as disclosed on Schedule 4.3, neither Columbia Bancorp nor any of the Columbia Subsidiaries have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal, or foreign income tax. The accruals and reserves reflected in the consolidated financial statements which Columbia Bancorp has provided to Suburban Bancshares as described in Section 4.2 are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of the operations of Columbia Bancorp and the Columbia Subsidiaries for all periods prior to the date of such consolidated financial statements. For purposes of this Section 4.3, any reference to the Columbia Subsidiaries shall be deemed to include any entity listed on Schedules 4.1(a) and 4.1 (b).

          4.4 No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated financial statements referred to in
Section 4.2, neither Columbia Bancorp nor any of the Columbia Subsidiaries at the dates of such consolidated financial statements had any material liabilities or obligations (whether accrued, absolute, or contingent) required under generally accepted accounting principles to be reflected thereon which would materially and adversely affect the fair presentation of such financial statements. Neither Columbia Bancorp nor any of the Columbia Subsidiaries has incurred any liability since the date of the consolidated financial statements referred to in Section 4.2 (including any liability for taxes) which would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, or operations of Columbia Bancorp and the Columbia
Subsidiaries, taken as a whole, other than liabilities which have been reasonably incurred in the ordinary course of business.

          4.5.  Absence  of Certain  Changes  or Events.  Except as set forth in
Schedule 4.5, since December 31, 1998 there has not been:

               (a) Any materially adverse change in the financial position, results of operations, assets, liabilities, or business of Columbia Bancorp or the Columbia Subsidiaries, other than changes in the ordinary course of business;

               (b)  any  increase  in  salaries  or  wages  of   directors,
     officers, or employees of Columbia Bancorp or the Columbia Subsidiaries other than in the ordinary course of business; or any establishment or increase of any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement payments, profit sharing, or similar agreement or benefit, authorized, granted, or accrued to any directors, officers, or employees of Columbia Bancorp or the Columbia Subsidiaries other than in the ordinary course of business; or

               (c) except with respect to the three cash dividend payments aggregating $.24 per share paid to date and the cash dividend payment of $.08 per share of Common Stock declared on September 27, 1999, to be paid on October 29, 1999, any declaration, payment, or set aside by Columbia Bancorp of any dividend or distribution in respect of its Common Stock, or any purchase, issuance, or sale of any of its Common Stock.

          4.6. Complete and Accurate Disclosure. Neither this Plan (insofar as it relates to Columbia Bancorp and the Columbia Subsidiaries, the Common Stock of Columbia Bancorp, and the involvement of Columbia Bancorp in the transactions contemplated hereby) nor any financial statement, schedule, certificate, or other statement or document set forth on a schedule delivered by Columbia Bancorp to Suburban Bancshares in connection with this Plan, when considered in the aggregate, contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

          4.7. Title to Properties; Absence of Liens and Encumbrances; Compliance with Laws. Except as disclosed on Schedule 4.7, Columbia Bancorp and each of the Columbia Subsidiaries has good and marketable title to all of their respective properties and assets, including those reflected in the consolidated financial statements referred to in Section 4.2, except as sold or otherwise disposed of for fair value and only in the ordinary course of business, free and clear of all liens and encumbrances, except (i) with respect to property as to which they are lessees, (ii) with respect to real estate owned by Columbia Bancorp or the Columbia Subsidiaries, for use, occupancy, and similar restrictions of public record that may be observed by an inspection of the property, and such other utility and other easements and encumbrances as do not materially adversely affect the fair market value of such real property, and
(iii) liens to secure borrowings, liens to secure governmental deposits, and liens for current taxes not yet due and payable. Neither Columbia Bancorp nor any of the Columbia Subsidiaries owns or leases real property except as disclosed on Schedule 4.7, and is not in default under any material lease of real or personal property to which it is a party. As of the date hereof, except as disclosed on Schedule 4.7, the real properties, structures, buildings, equipment, and the tangible personal property owned, operated, or leased by Columbia Bancorp or any of the Columbia Subsidiaries are (x) in good repair, order, and condition, except for depletion, depreciation, and ordinary wear and tear, (y) suitable for the uses for which they were intended, and (z) free from any known structural defects. As of the date hereof, there are no laws, conditions of record, or other impediments which materially interfere with the intended uses by Columbia Bancorp or any of the Columbia Subsidiaries of the real property or tangible personal property owned or leased by it, except as set forth in Schedule 4.7. Neither Columbia Bancorp nor any of the Columbia Subsidiaries have received any notice of any violation of any applicable law, building code, zoning ordinance, or other similar law. Columbia Bancorp and the Columbia Subsidiaries own or have the rights to use all real and personal properties and assets that are material to the conduct of the business as now conducted of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole.

          4.8. Contracts. Except for the plans, contracts, and agreements of Columbia Bancorp and the Columbia Subsidiaries (or of any plan under Section 4.8(b)) disclosed on Schedule 4.8, neither Columbia Bancorp nor any of the Columbia Subsidiaries (nor any plan under Section 4.8(b)) is a party to or subject to:

               (a) Any employment, consultation, or compensation contract or arrangement (other than those terminable at will) with any officer, consultant, director, or employee;

               (b) any plan, contract, program, understanding, or agreement providing for bonuses, pensions, severance pay, executive compensation, options, stock purchases, or any other form of retirement, incentive or deferred compensation, retirement payments, death benefits, profit sharing, branch closing benefits, workers' compensation, tuition reimbursement or scholarship program, any plans providing benefits or payments in the event of a change in control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of Columbia Bancorp or any of the Columbia Subsidiaries, or any health, accident, disability, sick leave, vacation pay, life insurance, or other welfare benefit, or any other employee or retired employee benefit (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) in which any current or former employee, director, or agent (or beneficiary of any of them) of Columbia Bancorp or any of the Columbia Subsidiaries is or was, within the last six years, entitled to participate;

               (c) any contract or agreement with any labor union;

               (d) any lease of real or personal property with annual rentals in excess of $5,000;

               (e) any agreement for services in excess of $10,000 per year or for the purchase or disposition of any equipment or supplies except individual purchase orders for office supplies incurred in the ordinary course of business of $10,000 or less;

               (f) any instrument evidencing or relating to indebtedness for borrowed money except for customer accounts, deposits, certificates of deposit, federal funds purchased, and the like which may be construed as borrowings and except for loans made by Columbia Bank as lender in the ordinary course of its business;

               (g) any lease or other contract containing covenants not to enter into or consummate the transactions contemplated hereby or which provides for payments in excess of $2,000 and will be terminated or violated by the Mergers or in respect of which the Mergers would cause a default or acceleration of obligations; or

               (h) any other contract or agreement not of the type covered by any of the other specific terms of this Section 4.8 obligating Columbia Bancorp or any Columbia Subsidiary to expenditures in excess of $25,000.

Each of the instruments disclosed on Schedule 4.8 is valid and in full force and effect. Neither Columbia Bancorp nor any of the Columbia Subsidiaries are in default nor have any of them received any notice that they are in default, nor to their actual knowledge is any other party in default, under any material agreements, instruments, or obligations to which Columbia Bancorp or any of the Columbia Subsidiaries is a party or by which they are bound.

          4.9. Litigation. Except as disclosed on Schedule 4.9, (a) there is no litigation, proceeding, or investigation pending or, to the knowledge of Columbia Bancorp, threatened against Columbia Bancorp or any of the Columbia Subsidiaries which would result in any materially adverse change in the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole; (b) there are no outstanding orders, writs, injunctions, judgments, decrees, directives, consent agreements, or memoranda of understanding issued by any federal, state, or local court or governmental authority or arbitration tribunal issued against or with the consent of Columbia Bancorp or any of the Columbia Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects or that in any manner restrict Columbia Bancorp's right to carry on its business or that of the Columbia Subsidiaries as now conducted; and (c) Columbia Bancorp is aware of no fact or condition now existing that might give rise to any litigation, investigation, or proceeding which, if determined adversely to Columbia Bancorp or any of the Columbia Subsidiaries, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole, or would restrict in any manner Columbia Bancorp's right to carry on its business or that of the Columbia Subsidiaries as now conducted. Columbia Bancorp has disclosed on Schedule 4.9 all litigation in which Columbia Bancorp or any of the Columbia Subsidiaries is involved as a party (other than bankruptcy proceedings in which Columbia Bancorp or any of the Columbia Subsidiaries has filed proofs of claim or routine collection and foreclosure suits initiated in the ordinary course of business).

          4.10. Environmental Matters. (a) Except as disclosed on Schedule 4.10 or as would not individually or in the aggregate have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole:

               (i) neither Columbia Bancorp nor any of the Columbia Subsidiaries has received any written notices, demand letters, or written requests for information from any Governmental Entity or any third party indicating that Columbia Bancorp or any Columbia Subsidiary may be in violation of, or liable under, any Environmental Law;

               (ii)  there  are  no  civil,   criminal,  or  administrative
     actions, suits, demands, claims, hearings, investigations, or proceedings pending or to the knowledge of Columbia Bancorp threatened against Columbia Bancorp or any Columbia Subsidiary alleging that they may be in violation of, or liable under, any Environmental Law;

               (iii) no reports have been filed with any Governmental Entity, nor to the knowledge of Columbia Bancorp are any reports required to be filed with any Governmental Entity, by Columbia Bancorp or any of the Columbia Subsidiaries concerning the release of any Hazardous Substance or the violation of any Environmental Law on or at any of the Properties of Columbia Bancorp or any of the Columbia Subsidiaries;

               (iv) to the knowledge of Columbia Bancorp or except as disclosed on Schedule 4.10, there are no underground storage tanks on, in, or under any of the Properties of Columbia Bancorp or any of the Columbia Subsidiaries, and no underground storage tanks have been closed or removed from any Property of Columbia Bancorp or any of the Columbia Subsidiaries while such Property was owned or operated by Columbia Bancorp or any of the Columbia Subsidiaries;

               (v) to the knowledge of Columbia Bancorp or except as disclosed on Schedule 4.10, no Hazardous Substance has been generated, used, stored, processed, disposed of, or discharged on or into any of the Properties of Columbia Bancorp or any of the Columbia Subsidiaries, except for such hazardous substances as may be used in the everyday business of a bank office; and

               (vi) to the knowledge of Columbia Bancorp or except as disclosed on Schedule 4.10, no materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the Properties of Columbia Bancorp or any of the Columbia Subsidiaries.

          (b) There are no permits or licenses or agency filings or reports required under any Environmental Law in respect of any of the Properties now or formerly owned or operated by Columbia Bancorp or any of the Columbia Subsidiaries that the absence of which could, individually or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole.

          (c) Columbia Bancorp has disclosed on Schedule 4.10 a copy of its current policy regarding compliance with Environmental Laws.

          4.11. Labor Matters. To Columbia Bancorp's knowledge, no organization effort with respect to any of the employees of Columbia Bancorp or any of the Columbia Subsidiaries is pending or threatened, and no labor dispute, strike, work stoppage, employee action, or labor relation problem which may materially affect Columbia Bancorp or any of the Columbia Subsidiaries currently is pending or threatened. Columbia Bancorp and each of the Columbia Subsidiaries have at all times in all material respects complied with all applicable employee termination notice and similar laws. Columbia Bancorp and each of the Columbia Subsidiaries have at all times complied in all material respects with all applicable family medical leave and similar laws. If applicable, Columbia Bancorp and each of the Columbia Subsidiaries have at all times complied in all material respects with all applicable requirements of the Worker Adjustment and Retraining Notification Act and all similar state laws.

          4.12. Pension and Welfare Matters. With respect to the plans, contracts, programs, understandings, or agreements identified pursuant to Sections 4.8(a) and (b) (for purposes of this Section 4.12, the "plans"):

               (a) Schedule 4.12 clearly identifies all of the plans which are (i) Multiemployer Plans, (ii) Multiple Employer Plans, (iii) plans other than Multiemployer Plans and Multiple Employer Plans that are subject to Section 412 of the Code, (iv) plans intended to qualify under Section 401 of the Code, and (v) "welfare benefit plans" within the meaning of Section 3(1) of ERISA which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except coverage or benefits required by Section 4980B of the Code if paid 100% by the participant;

               (b) true, correct and complete copies of the following documents, with respect to each of the plans have been made available or delivered to Suburban Bancshares: (i) all plan documents, including trust agreements, insurance policies, loan documents, and service agreements and amendments thereto, (ii) the most recent Forms 5500 and any financial statements attached thereto and those for the prior three years, (iii) the last Internal Revenue Service determination letter and the application with respect thereto, (iv) summary plan descriptions, (v) the most recent actuarial statements and those for the prior three years, (vi) written descriptions of all non-written agreements relating to any such plan, as applicable, for Columbia Bancorp and each of the Columbia Subsidiaries, and (vii) all filings with a governmental agency or entity within the last three years, including, without limitation, filings under the voluntary or other compliance programs of the U.S. Department of Labor or the Internal Revenue Service;

               (c) each of the plans has been operated in all material respects in accordance with its terms and in accordance with all applicable laws including, but not limited to, the ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Health Insurance Portability and Accountability Act of 1996, and state health care continuation laws;

               (d) all reporting and disclosure requirements of ERISA imposed upon each such plan have been complied with in all material respects, and all required governmental filings have been made with respect to the plans;

               (e) none of (i) the plans, (ii) the Columbia Subsidiaries, and (iii) Columbia Bancorp, and to Columbia Bancorp's knowledge, (x) no current or former director, officer, employee, agent, or representative of Columbia Bancorp or any of the Columbia Subsidiaries, and (y) no fiduciary, "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in
     Section 4975 of the Code) with respect to any of the plans has engaged in any non-exempt "prohibited transaction" in connection with any of the plans within the meaning of Section 4975 of the Code or Title I,
     Part 4 of ERISA;

               (f) none of the plans has any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to the latest five plan years, nor any liability to the PBGC (other than normal premium payments);

               (g) with respect to plans which are pension plans (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, the assets of each such funded plans equal or exceed the liabilities (as defined in Section 4001(a)(16) of ERISA) under such plans when such liabilities are valued on a termination basis using PBGC interest and other assumptions;

               (h) no contributions to any of the plans from Columbia Bancorp or any of the Columbia Subsidiaries are currently past due and, if applicable, all past service and other liabilities currently existing but payable in the future, if any, are reflected in the latest actuarial report in accordance with sound actuarial principles;

               (i) no audits, proceedings, investigations, filings, or other matters (excluding any determination letter application that has been or may be filed prior to the Effective Date) are pending before the IRS, the Department of Labor, the PBGC, or other public or quasi-public body in connection with any such plans;

               (j) each plan intended to qualify under Section 401(a) of the Code is so qualified and the trust maintained pursuant thereto is exempt from taxation under Section 501 of the Code and nothing has occurred with respect to the operation or administration of such plan which would cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole, or on such plan;

               (k) except as disclosed in Schedule 4.12, through the Effective Date, there will be no changes in the operation of the plans or in the documents constituting or affecting the plans except for amendments and operational changes required by applicable law which do not materially increase the cost of such plans;

               (l) no employees, former employees, or retired employees of Columbia Bancorp or any of the Columbia Subsidiaries, as a result of their employment with Columbia Bancorp or any of the Columbia Subsidiaries, are participants in any Multiemployer Plan and neither Columbia Bancorp nor any of the Columbia Subsidiaries has any current, contingent, or potential liability with respect to any such plan;

               (m) no  "reportable  event,"  as  such  term is  defined  in
     Section 4043(c) of ERISA, has occurred with respect to any plan since the effective date of ERISA, other than a reportable event for which the 30 days notice requirement under regulations of the PBGC has been waived;

               (n) there are no pending or threatened claims by or disputes with any participants or beneficiaries of the plans, except plan benefit claims arising in the normal course of the operations of the plans (other than terminated plans) and as to which no dispute exists;

               (o) Columbia Bancorp has no knowledge of any facts which could give rise to any claims against any plan or any fiduciary of any plan, except for plan benefit claims arising in the normal course of the operations of the plans (other than terminated plans);

               (p)  neither  Columbia  Bancorp  nor  any  of  the  Columbia
     Subsidiaries nor any fiduciary of any plan has given notice to any fiduciary liability insurer of any claims or potential claims in connection with any of the plans;

               (q) except as disclosed in Schedule 4.12, each of the plans which benefit retired employees of Columbia Bancorp or any of the Columbia Subsidiaries may effectively be terminated or amended, in any manner and at any time, without further liability to its participants, by its sponsoring employer;

               (r) neither Columbia Bancorp nor any of the Columbia Subsidiaries has provided, nor is required to provide, security to any pension plan or to any single-employer plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;

               (s) there has been no announcement or legally binding commitment by Columbia Bancorp or any of the Columbia Subsidiaries to create an additional plan, or to amend a plan except for amendments required by applicable law which do not materially increase the cost of such plan;

               (t) as to any terminated plans, all obligations for plan benefits or other liabilities have been satisfied in full;

               (u) none of the plans contains any provision which would prohibit the transactions contemplated by this Plan or which, except as disclosed in Schedule 4.12, would give rise to any severance, termination, or other payments or liabilities, or any forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligations to fund benefits as a result of the transactions contemplated by this Plan; no payment that is owed or may become due any director, officer, employee, or agent of Columbia Bancorp or any of the Columbia Subsidiaries in connection with a plan will be non-deductible to the payor under Section 280G of the Code, and none of the Suburban Subsidiaries, Columbia Subsidiaries, Suburban

     Bancshares, and Columbia Bancorp will be required to "gross up" or otherwise compensate any person in connection with a plan because of the imposition of any excise tax under Section 4999 of the Code; and

               (v) no plan is funded by, associated with, or related to a "voluntary employees' beneficiary association" within the meaning of
     Section 501(c)(9) of the Code.

          4.13.  Related  Party  Transactions.  Except as  disclosed on Schedule
4.13, neither Columbia Bancorp nor any of the Columbia Subsidiaries has any contract, extension of credit, business arrangement, or other relationship of any kind with any of the following persons: (a) any executive officer or director of Columbia Bancorp or any of the Columbia Subsidiaries; (b) any stockholder owning five percent or more of the outstanding Common Stock of Columbia Bancorp; or (c) any "affiliate" (as defined in the SEC Rule 405) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee, or five percent or greater equity owner.

          4.14.  No  Conflict  with  Other  Documents.  Except as  disclosed  on
Schedule 4.14, neither the execution and delivery of this Plan nor the carrying out of the transactions contemplated hereunder will result in any violation, termination, or modification of, or be in conflict with, any terms of any contract or other instrument to which Columbia Bancorp or any of the Columbia Subsidiaries is a party, or of any judgment, decree, or order applicable to Columbia Bancorp or any of the Columbia Subsidiaries, or result in the creation of any lien, charge, or encumbrance upon any of their properties or assets, except for any of the foregoing which would not have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole.

          4.15. Compliance with Laws; Governmental Authorizations. (a) Except where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole, (i) Columbia Bancorp and each of the Columbia Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants franchises, licenses, and other governmental authorizations or approvals applicable to Columbia Bancorp, the Columbia Subsidiaries, or any of their properties; and (ii) all permits, concessions, grants, franchises, licenses, and other governmental authorizations and approvals necessary for the conduct of the business of Columbia Bancorp and the Columbia Subsidiaries as now conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Columbia Bancorp's knowledge, threatened which may result in the revocation, cancellation, suspension, or materially adverse modification of any thereof.

          (b) Columbia Bancorp has filed all reports that it was required to file with the SEC under the Exchange Act, all of which complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations adopted thereunder. As of their respective dates, each such report, statement, form, or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that information as of a later date shall be deemed to modify information as of an earlier date.

          4.16. Authority; Enforceability. The execution, delivery, and performance of this Plan by Columbia Bancorp has been duly and validly authorized by its Board of Directors, subject only to requisite approval by the stockholders of Columbia Bancorp and appropriate governmental regulatory authorities. This Plan is a valid and binding agreement of Columbia Bancorp, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4.17. Insurance. All insurance policies held by Columbia Bancorp and the Columbia Subsidiaries relating to their operations (except for title insurance policies), including without limitation all financial institutions bonds, are set forth on Schedule 4.17. All such policies are in full force and effect. Neither Columbia Bancorp nor any of the Columbia Subsidiaries has received any notice of cancellation with respect to any such policies and has no reason to expect that it will receive a notice of cancellation from any of its present insurance carriers; provided, however, that Columbia Bancorp makes no representation as to the effect of this Plan or the Mergers on its present financial institutions bond or bonds.

          4.18. Financial Institution Bond. Since January 1, 1993, Columbia Bancorp and the Columbia Subsidiaries have continuously maintained in full force and effect one or more financial institutions bonds insuring Columbia Bancorp and the Columbia Subsidiaries against acts of dishonesty by each of their employees. No claim has been made under any such bond since such date, and Columbia Bancorp is not aware of any fact or condition now existing which forms the basis of a claim under any such bond. Columbia Bancorp and the Columbia Subsidiaries have no reason to expect that their present financial institutions bond or bonds will not be renewed by their carrier on substantially the same terms as those now in effect; provided, however, that Columbia Bancorp makes no representation as to the effect of this Plan or the Mergers on its present financial institutions bond or bonds.

          4.19. Brokers; Financial Advisor. All negotiations relating to this Plan and the transactions contemplated hereunder have been carried on by Columbia Bancorp directly or through its counsel or financial advisor and there has been no intervention of any person as the result of any action of Columbia Bancorp (and, so far as known to Columbia Bancorp, no intervention of any other person) in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment (other than to its financial advisor, Austin Financial Services, Inc.). Schedule

4.19 is a copy of the agreement with Austin Financial Services, Inc., which has been engaged by Columbia Bancorp as its financial advisor and to deliver an opinion as to the fairness of the transactions contemplated by this Plan to Columbia Bancorp.

          4.20. Beneficial Ownership of Suburban Bancshares Common Stock. As of the date hereof, Columbia Bancorp does not beneficially own any shares of Suburban Bancshares Common Stock or have any option, warrant, or right of any kind to acquire the beneficial ownership of any Suburban Bancshares Common Stock, except pursuant to the terms of this Plan, the terms of the Stock Option Agreement attached as Appendix III, or in a fiduciary capacity.

          4.21. Year 2000. Columbia Bancorp has carried out a review to evaluate the extent to which the business or operations of Columbia Bancorp or any of the Columbia Subsidiaries will be affected by the Year 2000 Problem. As a result of such review, Columbia Bancorp has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole. Columbia Bancorp reasonably believes that the suppliers, vendors, customers or other material third parties used or served by Columbia Bancorp and the Columbia Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner. Columbia Bancorp is in compliance with all applicable requirements of any Governmental Entity relating to the Year 2000 Problem and has not received any correspondence from or provided any written information to any Governmental Entity relating to the Year 2000 Problem except as disclosed in Schedule 4.21. Columbia Bancorp has provided in Schedule 4.21 copies of all of its internal plans, including estimates of the anticipated associated costs, for addressing the Year 2000 Problem as it relates to Columbia Bancorp and the Columbia Subsidiaries.

     5. Covenants of Suburban Bancshares. Except as otherwise consented to in writing by Columbia Bancorp after the date of this Plan, Suburban Bancshares covenants to and agrees with Columbia Bancorp as follows:

          5.1. Information. (a) Suburban Bancshares shall, upon reasonable notice, give to Columbia Bancorp and to its officers, accountants, counsel, financial advisors, and other representatives, reasonable access during Suburban Bancshares' and the Suburban Subsidiaries' normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, reports of examination (consistent with applicable law), depositor and stockholder lists, and records. Suburban Bancshares and the Suburban Subsidiaries will, at their own expense, furnish Columbia Bancorp during such period with all such information concerning their affairs as Columbia Bancorp may reasonably request, including information for use in determining if the conditions of Section 7.1 through Section 7.10 have been satisfied, necessary to prepare the regulatory filings or applications to be filed with governmental regulatory authorities to obtain the approvals referred to in Section 2, and for use in any other necessary filings to be made with appropriate governmental regulatory authorities.

          (b) Suburban Bancshares acknowledges that information received by it concerning Columbia Bancorp and the Columbia Subsidiaries and their operations is subject to the Confidentiality Agreement dated September 16, 1999 between Columbia Bancorp and Suburban Bancshares (the "Confidentiality Agreement"). Without limiting the foregoing, Suburban Bancshares will not, and will cause its representatives not to, use any information obtained pursuant to Section 6.1 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, Suburban Bancshares will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to Section 6.1 unless such information (i) was already known to Suburban Bancshares, (ii) becomes available to Suburban Bancshares from other sources not known by Suburban Bancshares to be bound by a confidentiality obligation, (iii) is disclosed with prior written approval of Columbia Bancorp and the Columbia Subsidiaries, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, Suburban Bancshares shall promptly cause all copies of documents or extracts thereof containing information and data as to Columbia Bancorp and the Columbia Subsidiaries to be returned. In the event that this Plan has been terminated or the transactions contemplated hereby shall have failed to be consummated and Suburban Bancshares or any of its agents or representatives are requested or required (by oral questions, interrogatories, requests for information, or documents in legal proceedings, subpoena, civil investigative demand, or other similar process) to disclose any of the materials delivered or obtained pursuant to the Plan (the "Columbia Documentation"), Suburban Bancshares shall provide Columbia Bancorp with prompt written notice of any such request or requirement so that Columbia Bancorp may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, Suburban Bancshares or any of its agents or representatives are compelled to disclose any of such Columbia Documentation to any tribunal or else stand liable for contempt or suffer other censure or penalty, Suburban Bancshares or its agents or representatives may, without liability hereunder, disclose to such tribunal only that portion of the Columbia Documentation which Suburban Bancshares' counsel advises Suburban Bancshares is legally required to be disclosed, provided, that Suburban Bancshares shall exercise its best efforts to preserve the confidentiality of the Columbia Documentation, including, without limitation, by cooperating with Columbia Bancorp to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Columbia Documentation by such tribunal.

          5.2. Events Preceding Effectiveness. Suburban Bancshares and the Suburban Subsidiaries will use commercially reasonable efforts to assure that each of the events specified in Section 2 which require action on its part shall occur on or before the Effective Date.

          5.3. Regulatory Approvals. Suburban Bancshares and the Suburban Subsidiaries will, where necessary, cooperate with Columbia Bancorp's efforts to obtain all necessary regulatory approvals of the transactions contemplated by this Plan.

          5.4. Conduct of Business. After the date of this Plan and pending the Effective Date, (a) Suburban Bancshares and the Suburban Subsidiaries will conduct their business only in the ordinary course; (b) Suburban Bancshares and the Suburban Subsidiaries shall not effect any change or amendment in their respective charters or by-laws; (c) except with respect to Suburban Bancshares stock options outstanding on the date of this Plan which are or may become subject to exercise, Suburban Bancshares and the Suburban Subsidiaries shall not change their authorized, issued, or outstanding capital stock; (d) Suburban Bancshares shall not declare cash dividends in respect of its Common Stock; (e) except as disclosed in Schedule 5.4(e), Suburban Bancshares and the Suburban Subsidiaries shall not increase employee compensation or benefit levels (except for annual increases not in excess of amounts established by its regular past practices), shall not establish or make any increase in any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement, death, profit sharing, or similar agreements or benefits of any of its past, present, or future officers or employees, other than additional premiums to obtain an extension of directors' and officers' liability coverage for six years (which Suburban Bancshares is authorized to obtain), and except as provided in this Agreement, shall not modify the existing employment agreements with any officers or employees; (f) Suburban Bancshares and the Suburban Subsidiaries shall not make any change in any of their accounting policies or practices unless required by generally accepted accounting principles or take any action which would cause the Mergers not to be accounted for as a pooling-of-interests (and will provide and cause Stegman & Company to provide the letters contemplated by Section 7.10); (g) Suburban Bancshares and the Suburban Subsidiaries shall not incur any liability for borrowed money except in the ordinary course of their banking business (i.e., may only incur variable rate loans with terms not greater than one year) or place upon or permit any lien or encumbrance upon any of their properties or assets except liens of the type permitted in the exceptions to Section 3.7; and (h) notwithstanding the foregoing, upon Columbia Bancorp's request, Suburban Bancshares shall terminate the Suburban Bancshares, Inc. 401(k) Plan, effective as of the date immediately preceding the Effective Date. Pending the Effective Date, Suburban Bancshares and the Suburban Subsidiaries shall (x) use commercially reasonable efforts to preserve their business organization and assets and to keep available the services of their full-time officers and employees, (y) continue in effect the present method of conducting their business, and (z) consult with Columbia Bancorp as to making decisions or actions in matters (i) other than those in the ordinary course of business, or (ii) except as disclosed in Schedule 5.4(z)(ii), involving any capital expenditures in excess of $25,000.

          5.5. Reservation of Shares. Suburban Bancshares shall have reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the option granted pursuant to the Stock Option Agreement attached as Appendix III, which is to be executed by Columbia Bancorp and Suburban Bancshares, and shall have taken all other actions necessary to fulfill its obligations thereunder.

          5.6. Meeting of Stockholders of Suburban Bancshares; Document Preparation. (a) Suburban Bancshares will duly call and convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as practicable. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties, Suburban Bancshares will recommend approval of this Plan and the Holding Company Merger to its stockholders, and will use commercially reasonable efforts to obtain a favorable vote thereon. The calling and holding of such meeting and all notices, transactions, documents, and information related thereto will be in material compliance with all applicable laws.

          (b) Suburban Bancshares shall furnish Columbia Bancorp with such information concerning Suburban Bancshares and the Suburban Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus (as defined in Section 6.6), insofar as it relates to such corporations, to comply with Section
6.6. Suburban Bancshares agrees promptly to advise Columbia Bancorp if at any time prior to the Suburban Bancshares stockholders' meeting, any information provided by Suburban Bancshares in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Columbia Bancorp with the information needed to correct such inaccuracy or omission. Suburban Bancshares shall furnish Columbia Bancorp with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Suburban Bancshares and the Suburban Subsidiaries, to comply with
Section 6.6 after the mailing thereof to Suburban Bancshares stockholders. The information provided and the representations made by Suburban Bancshares to Columbia Bancorp in connection with the Registration Statement described in
Section 6.6, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Suburban Bancshares may rely upon all information provided to it by Columbia Bancorp and its representatives in the preparation of the Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Proxy Statement/Prospectus, if such statement is made in reliance upon any information provided to it by Columbia Bancorp or by any of its officers or authorized representatives.

          (c) Suburban Bancshares shall promptly furnish Columbia Bancorp with such information regarding the Suburban Bancshares stockholders as Columbia Bancorp requires to enable it to determine what filings are required under applicable state securities laws. Suburban Bancshares authorizes Columbia
Bancorp to utilize in such filings the information concerning Suburban Bancshares and the Suburban Subsidiaries provided to Columbia Bancorp in connection with, or contained in, the Proxy Statement/Prospectus. Suburban Bancshares shall promptly notify Columbia Bancorp of all communications, oral, or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

          5.7. Consents. Suburban Bancshares and the Suburban Subsidiaries will use commercially reasonable efforts to obtain any consents, approvals, or waivers from third parties required in connection with the transactions contemplated hereunder.

          5.8. Current Information; Advice of Changes. (a) During the period from the date of this Plan to the Effective Date, Suburban Bancshares will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Columbia Bancorp regarding its business, operations, properties, assets, and condition (financial or otherwise) and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last calendar quarter of each calendar year) ending after the date of this Plan, Suburban Bancshares will deliver to Columbia Bancorp its quarterly reports on Form 10-Q, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the calendar year, Suburban Bancshares will deliver to Columbia Bancorp its Annual Report on Form 10-K as filed with the SEC under the Exchange Act.

          (b) Between the date of this Plan and the Effective Date, Suburban Bancshares shall promptly advise Columbia Bancorp in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Plan or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

          5.9. No Solicitation of Other Offers. Suburban Bancshares agrees that neither it nor any of the Suburban Subsidiaries nor any of their respective officers, directors, and employees shall, and Suburban Bancshares shall direct and use its best efforts to cause its and the Suburban Subsidiaries' agents and representatives (including, without limitation, any investment banker, attorney, or accountant retained by it or any of the Suburban Subsidiaries) not to, directly or indirectly, take any action to solicit or initiate any inquiries or the making of any offer or proposal (including without limitation any proposal to stockholders of Suburban Bancshares) with respect to a merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of any significant portion of assets (except problem assets shown on Schedule 5.9), sale of shares of capital stock, or similar transactions involving Suburban Bancshares or any of the Suburban Subsidiaries (any such inquiry, offer, or proposal, a "Suburban Acquisition Proposal"), or, except in the opinion of outside counsel to Suburban Bancshares as may be legally required to comply with the duties the Board of Directors of Suburban Bancshares under applicable law and upon receipt of a confidentially agreement with terms not materially less favorable to Suburban Bancshares than those contained in the Confidentiality Agreement, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to a Suburban Acquisition Proposal. As of the time hereof, Suburban Bancshares is not engaged in any negotiations or discussions relating to a Suburban Acquisition Proposal. Suburban Bancshares shall promptly notify Columbia Bancorp orally and in writing of, and keep it fully and currently informed on, any Suburban
Acquisition Proposal or any inquiries with respect thereto, such written notification to include the identity of the Person making such inquiry or Suburban Acquisition Proposal and such other information with respect thereto as is reasonably necessary to apprise Columbia Bancorp of the material terms of such Suburban Acquisition Proposal. Suburban Bancshares shall give Columbia
Bancorp contemporaneous written notice upon engaging in discussions or negotiations with, or providing any information regarding Suburban Bancshares or any of the Suburban Subsidiaries to, any such person regarding a Suburban Acquisition Proposal.

          5.10. Affiliate Agreements. Within 10 days of the date of this Plan, Suburban Bancshares shall deliver or cause to be delivered to Columbia Bancorp memoranda substantially in the form attached as Appendix V (the "Affiliates' Memoranda") and agreements substantially in the form attached as Appendix VII (the "Support Agreements") from each of its executive officers and directors (and shall use commercially reasonable efforts to obtain and deliver such memoranda and agreements from each stockholder of Suburban Bancshares who (a) may be deemed to be an "affiliate" of Suburban Bancshares, as that term is defined for purposes of the SEC Rules 145 and 405, or (b) may be restricted under the accounting rules applicable to a pooling-of-interests). Under the terms of the Affiliates' Memoranda, each such officer, director or stockholder shall acknowledge and agree (i) to abide by all limitations imposed by the Securities Act and by all rules, regulations, and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of the Common Stock of Columbia Bancorp to be received by such person pursuant to the Holding Company Merger, and (ii) to abide by all limitations imposed by the accounting rules for the Mergers to be accounted for as a pooling-of-interests. Under the terms of the Support Agreements, each such officer, director, or stockholder shall agree to support and vote the shares of Common Stock of Suburban Bancshares owned or controlled by him or her to ratify and confirm this Plan and the Holding Company Merger.

          5.11. Pooling-of-Interests. Suburban Bancshares shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants, or other representatives of Suburban Bancshares or any of the Suburban Subsidiaries to take any action that would preclude Columbia Bancorp from treating the Mergers as a pooling-of-interests for financial reporting purposes.

          5.12. Taxes. Suburban Bancshares shall have filed with appropriate federal, state, county, municipal, or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) on or before the Effective Date and shall have paid (or shall have made adequate provision or set up an adequate actual reserve on the financial statements referred to in Section 3.2 for the payment of) all taxes imposed by any taxing authority with respect to any Pre-Closing Tax Period (as hereinafter defined), together with any interest, additions, or penalties related to any such taxes. For purposes of this Section 5.12, any reference to Suburban Bancshares shall be deemed to include any corporation more than 50% of the outstanding capital stock (by vote or value) of which is owned by Suburban Bancshares. "Pre-Closing Tax Period" shall mean (i) each taxable period that ends on or before the Effective Date, and (ii) any taxable period that includes (but does not end on) the Effective Date (the period described in this clause (ii) being hereafter referred to as a "Straddle Period"). In the case of any tax for a Straddle Period, the covenant in this Section 5.12 shall be limited to the Pre-Closing Tax Amount determined as follows:

               (a) In the case of a periodic tax that is not based on income or receipts (e.g., an ad valorem property tax), the "Pre-Closing Tax Amount" shall be an amount equal to the amount of such tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days elapsed between the beginning of the Straddle Period and the Effective Date, and the denominator of which is the total number of days in the Straddle Period; and

               (b) in the case of any other tax, the "Pre-Closing Tax Amount" shall be the amount of such tax for which Suburban Bancshares would have been liable if the Straddle Period had ended as of the close of business on the day of the Effective Date.

          5.13. Public Announcements. Between the date of this Plan and the Effective Date, Suburban Bancshares and the Suburban Subsidiaries will consult with Columbia Bancorp before issuing any press release or otherwise making any public statements with respect to this Plan and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as counsel may advise is required by law.

     6. Covenants of Columbia Bancorp. Except as otherwise consented to in writing by Suburban Bancshares after the date of this Plan, Columbia Bancorp covenants to and agrees with Suburban Bancshares as follows:

          6.1. Information. (a) Columbia Bancorp shall, upon reasonable notice, give to Suburban Bancshares and to its officers, accountants, counsel, financial advisors, and other representatives, reasonable access during Columbia Bancorp's and the Columbia Subsidiaries' normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, reports of examination (consistent with applicable law), depositor lists, and records. Columbia Bancorp and the Columbia Subsidiaries will, at their own expense, furnish Suburban Bancshares during such period with all such information concerning their affairs as Suburban Bancshares may reasonably request, including information for use in determining if the conditions of
Section 8.1 through Section 8.09 have been satisfied and for use in any necessary filings to be made by Suburban Bancshares or the Suburban Subsidiaries with appropriate governmental regulatory authorities.

          (b) Columbia Bancorp acknowledges that information received by it concerning Suburban Bancshares and the Suburban Subsidiaries and their operations is subject to the Confidentiality Agreement. Without limiting the foregoing, Columbia Bancorp will not, and will cause its representatives not to, use any information obtained pursuant to Section 5.1 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, Columbia Bancorp will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to Section 5.1 unless such information (i) was already known to Columbia Bancorp, (ii) becomes available to Columbia Bancorp from other sources not known by Columbia Bancorp to be bound by a confidentiality obligation, (iii) is disclosed with prior written approval of Suburban Bancshares and the Suburban Subsidiaries, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, Columbia Bancorp shall promptly cause all copies of documents or extracts thereof containing information and data as to Suburban Bancshares and the

Suburban Subsidiaries to be returned. In the event that this Plan has been terminated or the transactions contemplated hereby shall have failed to be consummated and Columbia Bancorp or any of its agents or representatives are requested or required (by oral questions, interrogatories, requests for information, or documents in legal proceedings, subpoena, civil investigative demand, or other similar process) to disclose any of the materials delivered or obtained pursuant to the Plan (the "Suburban Bancshares Documentation"), Columbia Bancorp shall provide Suburban Bancshares with prompt written notice of any such request or requirement so that Suburban Bancshares may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, Columbia Bancorp or any of its agents or representatives are compelled to disclose any of such Suburban Bancshares Documentation to any tribunal or else stand liable for contempt or suffer other censure or penalty, Columbia Bancorp or its agents or representatives may, without liability hereunder, disclose to such tribunal only that portion of the Suburban
Bancshares Documentation which Columbia Bancorp's counsel advises Columbia Bancorp is legally required to be disclosed, provided, that Columbia Bancorp shall exercise its best efforts to preserve the confidentiality of the Suburban Bancshares Documentation, including, without limitation, by cooperating with Suburban Bancshares to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Suburban Bancshares Documentation by such tribunal.

          6.2. Events Preceeding Effectiveness. Columbia Bancorp and the Columbia Subsidiaries will use commercially reasonable efforts to assure that each of the events specified in Section 2 which require action on its part shall occur on or before the Effective Date.

          6.3. Applications to Government Regulatory Authorities. Columbia Bancorp and the Columbia Subsidiaries will promptly prepare and file with the appropriate governmental regulatory authorities an application requesting the regulatory approvals referred to in Sections 2(g), 2(h), 2(i), and 2(j) and will use commercially reasonable efforts to secure favorable action on such applications, including without limitation commercially reasonable efforts to pursue an appeal of a denial of a regulatory approval.

          6.4. Conduct of Business. After the date of this Plan and pending the Effective Date, (a) Columbia Bancorp and the Columbia Subsidiaries will conduct their business only in the ordinary course; (b) Columbia Bancorp and the Columbia Subsidiaries shall not effect any change or amendment in their respective charters or by-laws; (c) except with respect to Columbia Bancorp stock options outstanding on the date of this Plan which are or may become subject to exercise, Columbia Bancorp and the Columbia Subsidiaries shall not change their authorized, issued, or outstanding capital stock; (d) Columbia Bancorp shall declare regular quarterly cash dividends in respect of its Common Stock at the rate of not in excess of $.10 per share; (e) except as disclosed in
Schedule  6.4(e),  Columbia  Bancorp  and the  Columbia  Subsidiaries  shall not increase employee compensation or benefit levels (except for annual increases not in excess of amounts established by its regular past practices), shall not establish or make any increase in any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement, death, profit sharing, or similar agreements or benefits of any of its past, present, or future officers or employees, and shall not modify the existing employment agreements with any officers or employees; (f) Columbia Bancorp and the Columbia Subsidiaries shall not make any change in any of their accounting policies or practices unless required by generally accepted accounting principles or take any action which would cause the Mergers not to be accounted for as a pooling-of-interests; and (g) Columbia Bancorp and the Columbia Subsidiaries shall not incur any liability for borrowed money except in the ordinary course of their banking business (i.e., may only incur variable rate loans with terms not greater than one year) or place upon or permit any lien or encumbrance upon any of their properties or assets except liens of the type permitted in the exceptions to Section 4.7. Pending the Effective Date, Columbia Bancorp and the Columbia Subsidiaries shall (x) use commercially reasonable efforts to preserve their business organization and assets and to keep available the services of their full-time officers and employees, (y) continue in effect the present method of conducting their business, and (z) consult with Suburban Bancshares as to making decisions or actions in matters (i) other than those in the ordinary course of business, or (ii) except as disclosed in Schedule 6.4(z)(ii), involving any capital expenditures in excess of $25,000.

          6.5. Columbia Bancorp Common Stock. (a) At the Effective Date, the Columbia Bancorp Common Stock to be issued in exchange for the Suburban Bancshares Common Stock pursuant to the terms of this Plan shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances, or restrictions created by or through Columbia Bancorp, with no personal liability attaching to the ownership thereof. The Columbia Bancorp Common Stock to be issued upon exchange for the Suburban Bancshares Common Stock pursuant to the terms of this Plan will be issued in all material respects in accordance with applicable state and federal laws, rules, and regulations.

          (b) Columbia Bancorp shall have reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the option granted pursuant to the Stock Option Agreement attached as Appendix IV, which is to be executed by Columbia Bancorp and Suburban Bancshares, and shall have taken all other actions necessary to fulfill its obligations thereunder.

          6.6. Registration of Shares. Columbia Bancorp, with the assistance of Suburban Bancshares and its representatives, will promptly file a Registration Statement with the SEC which shall include a joint proxy statement for Columbia Bancorp and Suburban Bancshares and a prospectus which shall satisfy all applicable requirements of applicable state and federal laws, including the Securities Act, the Exchange Act, and applicable state securities laws and the rules and regulations thereunder (such joint proxy statement and prospectus, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement/Prospectus," and the various documents to be filed by Columbia Bancorp under the Securities Act with the SEC to register the Columbia Bancorp Common Stock into which shares of the Common Stock of Suburban Bancshares held by stockholders will be converted, including the Proxy

Statement/Prospectus, are referred to herein as the "Registration Statement"). The number of shares to be registered will be an amount sufficient to allow all of the shares of the Common Stock of Columbia Bancorp issued to holders of the Common Stock of Suburban Bancshares pursuant to this Plan to be registered under the Securities Act. Columbia Bancorp will use commercially reasonable efforts to secure the effectiveness of the Registration Statement and, after the Registration Statement has been declared effective, will issue the shares so registered to the holders of the Common Stock of Suburban Bancshares on the Effective Date. Columbia Bancorp may rely upon all information provided to it by Suburban Bancshares and its representatives in the preparation of the Registration Statement, any post-effective amendment thereto and the Proxy Statement and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, the post-effective amendment, or the Proxy Statement, if such statement is made in reliance upon any information provided to it by Suburban Bancshares or by any of its officers or authorized representatives. Columbia Bancorp shall promptly take all such actions as may be necessary or appropriate in order to comply in all material respects with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Plan and the Holding Company Merger. Columbia Bancorp shall furnish Suburban Bancshares with copies of all such filings and keep Suburban Bancshares advised of the status thereof. Columbia Bancorp shall promptly notify Suburban Bancshares of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus. Prior to the Effective Date, Columbia Bancorp will cause the listing of the Common Stock of Columbia Bancorp deliverable pursuant to this Plan on The National Market of The National Association of Securities Dealers, Inc. ("NASDAQ").

          6.7. Meeting of Stockholders of Columbia Bancorp; Document Preparation. (a) Columbia Bancorp shall duly call and convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as practicable. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties, Columbia Bancorp will recommend approval of this Plan and the Holding Company Merger to its stockholders and will use commercially reasonable efforts to obtain a favorable vote thereon. The calling and holding of such meeting and all notices, transactions, documents, and information related thereto will be in compliance with all applicable laws.

          (b) Columbia Bancorp shall furnish such information concerning Columbia Bancorp and the Columbia Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 6.6. Columbia Bancorp agrees promptly to advise Suburban Bancshares if at any time prior to the Columbia Bancorp stockholders' meeting, any information provided by Columbia Bancorp in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Suburban Bancshares with the information needed to correct such inaccuracy or omission. Columbia Bancorp shall furnish Suburban Bancshares with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Columbia Bancorp and the Columbia Subsidiaries, to comply with Section 6.6 after the mailing thereof to Columbia

Bancorp stockholders. The information provided and the representations made by Columbia Bancorp to Suburban Bancshares in connection with the Proxy Statement/Prospectus, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Columbia Bancorp may rely upon all information provided to it by Suburban Bancshares and its representatives in the preparation of the Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Proxy Statement/Prospectus, if such statement is made in reliance upon any information provided to it by Suburban Bancshares or by any of its officers or authorized representatives.

          6.8. Consents. Columbia Bancorp and the Columbia Subsidiaries will use commercially reasonable efforts to obtain any consents, approvals, or waivers from third parties required in connection with the transactions contemplated hereunder.

          6.9. Current Information; Advice of Changes. (a) During the period from the date of this Plan to the Effective Date, Columbia Bancorp will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Suburban Bancshares regarding its business, operations, properties, assets, and condition (financial or otherwise) and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last calendar quarter of each calendar year) ending after the date of this Plan, Columbia Bancorp will deliver to Suburban Bancshares its quarterly reports on Form 10-Q, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the calendar year, Columbia Bancorp will deliver to Suburban Bancshares its Annual Report on Form 10-K as filed with the SEC under the Exchange Act.

          (b) Between the date of this Plan and the Effective Date, Columbia Bancorp shall promptly advise Suburban Bancshares in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Plan or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

          6.10. No Solicitation of Other Offers. Columbia Bancorp agrees that neither it nor any of the Columbia Subsidiaries nor any of their respective officers, directors, and employees shall, and Columbia Bancorp shall direct and use its best efforts to cause its and the Columbia Subsidiaries' agents and representatives (including, without limitation, any investment banker, attorney, or accountant retained by it or any of the Columbia Subsidiaries) not to, directly or indirectly, take any action to solicit or initiate any inquiries or the making of any offer or proposal (including without limitation any proposal to stockholders of Columbia Bancorp) with respect to a merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of any significant portion of assets (except problem assets shown on Schedule 6.10), sale of shares of capital stock, or similar transactions involving Columbia Bancorp or any of the Columbia Subsidiaries (any such inquiry, offer, or proposal, a "Columbia Acquisition Proposal"), or, except in the opinion of outside counsel to Columbia Bancorp as may be legally required to comply with the duties the Board of Directors of Columbia Bancorp under applicable law and upon receipt of a confidentially agreement with terms not materially less favorable to Columbia Bancorp than those contained in the Confidentiality Agreement, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to a Columbia Acquisition Proposal. As of the time hereof, Columbia Bancorp is not engaged in any negotiations or discussions relating to a Columbia Acquisition Proposal. Columbia Bancorp shall promptly notify Suburban Bancshares orally and in writing of, and keep it fully and currently informed on, any Columbia
Acquisition Proposal or any inquiries with respect thereto, such written notification to include the identity of the Person making such inquiry or Columbia Acquisition Proposal and such other information with respect thereto as is reasonably necessary to apprise Suburban Bancshares of the material terms of such Columbia Acquisition Proposal. Columbia Bancorp shall give Suburban Bancshares contemporaneous written notice upon engaging in discussions or negotiations with, or providing any information regarding Columbia Bancorp or any of the Columbia Subsidiaries to, any such person regarding a Columbia Acquisition Proposal.

          6.11. Affiliate Agreements. Within 10 days of the date of this Plan, Columbia Bancorp shall deliver or cause to be delivered to Suburban Bancshares memoranda substantially in the form attached as Appendix VI (the "Affiliates' Memoranda") and agreements substantially in the form attached as Appendix VIII (the "Support Agreements") from each of its executive officers and directors (and shall use commercially reasonable efforts to obtain and deliver such memoranda and agreements from each stockholder of Columbia Bancorp who may be restricted under the accounting rules applicable to a pooling-of-interests). Under the terms of the Affiliates' Memoranda, each such officer, director or stockholder shall acknowledge and agree to abide by all limitations imposed by
the   accounting   rules   for   the   Mergers   to  be   accounted   for  as  a
pooling-of-interests. Under the terms of the Support Agreements, each such officer, director, or stockholder shall agree to support and vote the shares of Common Stock of Columbia Bancorp owned or controlled by him or her to ratify and confirm this Plan and the Holding Company Merger.

          6.12. Pooling-of-Interests. Columbia Bancorp shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants, or other representatives of Columbia Bancorp or any of the Columbia Subsidiaries to take any action that would preclude Columbia Bancorp from treating the Mergers as a pooling-of-interests for financial reporting purposes.

          6.13. Taxes. Columbia Bancorp shall have filed with appropriate federal, state, county, municipal, or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) on or before the Effective Date and shall have paid (or shall have made adequate provision or set up an adequate actual reserve on the financial statements referred to in Section 4.2 for the payment of) all taxes imposed by any taxing authority with respect to any Pre-Closing Tax Period (as hereinafter defined), together with any interest, additions, or penalties related to any such taxes. For purposes of this Section 6.13, any reference to Columbia Bancorp shall be deemed to include any corporation more than 50% of the outstanding capital stock (by vote or value) of which is owned by Columbia Bancorp. "Pre-Closing Tax Period" shall mean each taxable period that ends on or before the Effective Date.

          6.14. Public Announcements. Between the date of this Plan and the Effective Date, Columbia Bancorp and the Columbia Subsidiaries will consult with Suburban Bancshares before issuing any press release or otherwise making any public statements with respect to this Plan and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as counsel may advise is required by law.

     7. Conditions Precedent to Columbia Bancorp's Obligations. Unless waived in writing by Columbia Bancorp in its sole discretion, all obligations of Columbia Bancorp hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

          7.1. Representations, Warranties, and Covenants. The representations and warranties of Suburban Bancshares herein contained shall be true in all material respects as of the date hereof, shall be deemed made again at and as of the Effective Date, and shall be true in all material respects as so made again; Suburban Bancshares and the Suburban Subsidiaries shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions required by this Plan to be performed or complied with by them on or prior to the Effective Date; and Columbia Bancorp shall have received from Suburban Bancshares an officers' certificate to their knowledge, information, and belief in such detail as Columbia Bancorp may reasonably request, dated the Effective Date and signed by its Chief Executive Officer and its Secretary, to the foregoing effect.

          7.2. No Adverse Changes. There shall not have been any materially adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, or business of Suburban Bancshares and the Suburban Subsidiaries, taken as a whole, from December 31, 1998 to the Effective Date. For purposes of this Section 7.2, a "materially adverse change" shall include, without limitation, (a) a reduction of the stockholders' equity of Suburban Bancshares to less than $19,366,000 (plus such additions to stockholders' equity as a result of the issuance of any Common Stock after the date of this Plan),
(b) a decrease in the net income of Suburban Bancshares for calendar year 1999 and through the Effective Date to less than $625,000, or (c) an increase in Suburban Bancshares' ratio of non-performing assets to total assets to above 1.5%, and a "materially adverse change" shall not include expenses of the transactions under this Plan.

          7.3. Events Preceeding the Effective Date. Each of the events set forth in Section 2 shall have occurred and any other required regulatory approvals shall have been obtained.

          7.4. Other Evidence. Suburban Bancshares shall have delivered to Columbia Bancorp such further certificates and documents evidencing due action in accordance with this Plan, including certified copies of all applicable proceedings of stockholders and directors of Suburban Bancshares and Suburban Bank pertaining to the transactions under this Plan, as Columbia Bancorp shall reasonably request.

          7.5. No Adverse Proceedings, Events, or Regulatory Requirements. No action or proceeding against Columbia Bancorp or any of the Columbia Subsidiaries or against Suburban Bancshares or any of the Suburban Subsidiaries shall be pending which seeks to prevent consummation of the transactions contemplated by this Plan; and no order of any court shall have been entered which prohibits consummation of the Mergers and the transactions contemplated by this Plan. No approval, consent, waiver, or administrative action shall have included any condition or requirement that would (i) result in a materially adverse effect on Columbia Bancorp or Suburban Bancshares, or (ii) so materially and adversely affect the economic or business benefits of the Mergers that Columbia Bancorp, in the sole judgment of Columbia Bancorp, would not have entered into this Plan had such conditions or requirements been known at the date hereof.

          7.6. Consents, Etc. All requisite consents, approvals, waivers, undertakings, memoranda, agreements, exercises, and terminations by third parties which Suburban Bancshares and the Suburban Subsidiaries have covenanted to use commercially reasonable efforts to obtain under Sections 5.7, 5.10, and
5.11 shall have been obtained by Suburban Bancshares or waived by Columbia Bancorp.

          7.7. Opinion of Tax Counsel. Columbia Bancorp shall have received an opinion from its tax counsel, dated the Effective Date, in form and substance reasonably satisfactory to Columbia Bancorp, covering the matters set forth in Appendix IX. In rendering such opinion, tax counsel shall require delivery of and rely upon certain representation letters delivered by Columbia Bancorp, Suburban Bancshares, and certain stockholders of Suburban Bancshares, which letters shall be in form and substance satisfactory to tax counsel.

          7.8. Fairness Opinion. Columbia Bancorp shall have received a written opinion from Austin Financial Services, Inc. (or such other recognized investment firm as Columbia Bancorp may select), dated contemporaneously with the date of the Proxy Statement, to the effect that the consideration to be received in the Holding Company Merger is fair to the stockholders of Columbia Bancorp from a financial point of view.

          7.9. Opinion of Counsel. Columbia Bancorp shall have received an opinion of counsel to Suburban Bancshares, dated the Effective Date, in form and substance reasonably satisfactory to Columbia Bancorp, covering the matters set forth in Appendix X.

          7.10. Pooling-of-Interests Accounting. Columbia Bancorp shall have received a letter from KPMG LLP to the effect that the Mergers qualify for pooling-of-interests accounting treatment if consummated in accordance with this

Plan; provided, that such condition shall be void and of no further force and effect if Columbia Bancorp has not received such letter because of any action or inaction of Columbia Bancorp. In rendering such letter, KPMG LLP shall require delivery of and rely upon certain representation letters delivered by Columbia Bancorp and Suburban Bancshares and a pooling letter delivered by Stegman & Company, which letters shall be in form and substance satisfactory to KPMG LLP.

     8. Conditions Precedent to Suburban Bancshares' Obligations. Unless waived in writing by Suburban Bancshares in its sole discretion, all obligations of Suburban Bancshares hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

          8.1. Representations, Warranties, and Covenants. The representations and warranties of Columbia Bancorp herein contained shall be true in all material respects as of the date hereof, shall be deemed made again at and as of the Effective Date, and shall be true in all material respects as so made again; Columbia Bancorp and the Columbia Subsidiaries shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions required by this Plan to be performed or complied with by them on or prior to the Effective Date; and Suburban Bancshares shall have received from Columbia Bancorp an officers' certificate to their knowledge, information and belief in such detail as Suburban Bancshares may reasonably request, dated the Effective Date and signed by its Chief Executive Officer and its Secretary, to the foregoing effect.

          8.2. No Adverse Changes. There shall not have been any materially adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, or business of Columbia Bancorp and the Columbia Subsidiaries, taken as a whole, from December 31, 1998 to the Effective Date. For purposes of this Section 8.2, a "materially adverse change" shall include, without limitation, (a) a reduction of the stockholders' equity of Columbia Bancorp to less than $38,000,000 (plus such additions to stockholders' equity as a result of the issuance of any Common Stock after the date of this Plan), (b) a decrease in the net income of Columbia Bancorp for calendar year 1999 and through the Effective Date to less than $3,400,000, or (c) an increase in Columbia Bancorp's ratio of non-performing assets to total assets to above 1.5%, and a "materially adverse change" shall not include expenses of the transactions under this Plan.

          8.3. Events Preceding the Effective Date. Each of the events set forth in Section 2 shall have occurred and any other required regulatory approvals shall have been obtained.

          8.4. Other Evidence. Columbia Bancorp shall have delivered to Suburban Bancshares such further certificates and documents evidencing due action in accordance with this Plan, including certified copies of all applicable proceedings of stockholders and directors of Columbia Bancorp and Columbia Bank pertaining to the transactions under this Plan, as Suburban Bancshares shall reasonably request.

          8.5. No Adverse Proceedings, Events, or Regulatory Requirements. No action or proceeding against Columbia Bancorp or any of the Columbia Subsidiaries or against Suburban Bancshares or any of the Suburban Subsidiaries shall be pending which seeks to prevent consummation of the transactions contemplated by this Plan; and no order of any court shall have been entered which prohibits consummation of the Mergers and the transactions contemplated by this Plan. No approval, consent, waiver, or administrative action shall have included any condition or requirement that would (i) result in a materially adverse effect on Columbia Bancorp or Suburban Bancshares, or (ii) so materially and adversely affect the economic or business benefits of the Mergers that Suburban Bancshares, in the sole judgment of Suburban Bancshares, would not have entered into this Plan had such conditions or requirements been known at the date hereof.

          8.6. Consents, Etc. All requisite consents, approvals, or waivers, undertakings, memoranda, agreements, exercises, and terminations by third parties which Columbia Bancorp has covenanted to use commercially reasonable efforts to obtain under Sections 6.8, 6.11, and 6.12 shall have been obtained by Columbia Bancorp or waived by Suburban Bancshares.

          8.7. Opinion of Tax Counsel. Suburban Bancshares shall have received an opinion from tax counsel to Columbia Bancorp, dated the Effective Date, in form and substance reasonably satisfactory to Suburban Bancshares, covering the matters set forth in Appendix IX. In rendering such opinion, tax counsel shall require delivery of and rely upon certain representation letters delivered by Columbia Bancorp, Suburban Bancshares, and certain stockholders of Suburban Bancshares, which letters shall be in form and substance satisfactory to tax counsel.

          8.8. Fairness Opinion. Suburban Bancshares shall have received a written opinion from Danielson Associates Inc. (or such other recognized investment firm as Suburban Bancshares may select), dated contemporaneously with the date of the Proxy Statement, to the effect that the consideration to be received in the Holding Company Merger is fair to the stockholders of Suburban Bancshares from a financial point of view.

          8.9. Opinion of Counsel. Suburban Bancshares shall have received an opinion of counsel to Columbia Bancorp, dated the Effective Date, in form and substance reasonably satisfactory to Suburban Bancshares, covering the matters set forth in Appendix XI.

     9. Terms of the Holding Company Merger.

          9.1. Structure of the Holding Company Merger. At the Effective Date, subject to the terms and conditions of this Plan, Suburban Bancshares will merge with and into Columbia Bancorp, the separate corporate existence of Suburban Bancshares shall cease, and Columbia Bancorp shall continue as the successor corporation (the "Successor Corporation"). From and after the Effective Date, the Holding Company Merger shall have the effects set forth in MD. GENERAL CORPORATION LAW SS. 3-114 and DE. GENERAL CORPORATION LAW SS.SS. 259 - 261.

          9.2. Conversion of Stock; Conversion Ration. (a) On the Effective Date, each share of the Suburban Bancshares Common Stock outstanding immediately prior to the Effective Date, shall, without any action on the part of the holder thereof, be canceled and converted into the number of shares of Successor Corporation Common Stock (rounded to the nearest 0.01 share) which results after multiplication by the Conversion Ratio. The Conversion Ratio shall be 0.2196; provided, however, that the Conversion Ratio shall be increased (but not decreased) to the extent necessary to cause the average market value (based on the mean of the daily high and low trade prices, or, if none, of the daily high bid and low asked prices, reported on NASDAQ) of Columbia Bancorp Common Stock (for each of the 10 trading days ending on the trading date that is three days before the Effective Date) received for each share of Suburban Bancshares Common Stock to be $3.00 per share; provided, further that such adjustment may not increase the Conversion Ratio above 0.2338.

          (b) No certificates for fractional shares of Successor Corporation Common Stock shall be issued; in lieu thereof, each holder otherwise entitled to a fractional interest shall receive an amount in cash based on the market value of Columbia Bancorp Common Stock as determined in Section 9.2. Each such holder shall have no other rights with respect to such fractional interest.

          9.3. Exchange Procedure. (a) After the Effective Date, certificates representing such shares of Common Stock of Suburban Bancshares shall represent the right to receive certificates representing shares of Common Stock of Successor Corporation determined in accordance with Section 9.2; such Suburban Bancshares certificates at any time after the Effective Date may be exchanged by the holders thereof for new certificates for the appropriate number of shares of Common Stock of Successor Corporation by forwarding such Suburban Bancshares Common Stock certificates and the letter of transmittal provided by Successor Corporation to the transfer agent for Successor Corporation Common Stock, and the payment of cash in lieu of fractions, dividends, and other distributions on said stock may be withheld until the Suburban Bancshares certificates are surrendered for exchange to the transfer agent for Successor Corporation Common Stock; when such new certificates are issued, the holders thereof shall be entitled to be paid the amount (without any interest thereon) of all such withheld cash in lieu of fractions, dividends, or other distributions which have theretofore become payable with respect to such shares of Common Stock of Successor Corporation.

          (b) As soon as possible after the Effective Date, the transfer agent for Successor Corporation Common Stock shall send or cause to be sent a notice and transmittal form to each record holder of a certificate theretofore evidencing shares of the Suburban Bancshares Common Stock.

          (c) All shares of Successor Corporation Common Stock into which shares of Suburban Bancshares Common Stock shall have been converted shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Suburban Bancshares Common Stock.

          9.4. Stock Options. (a) At the Effective Date, all options granted by Suburban Bancshares which are outstanding under all Stock Option Plans previously adopted by Suburban Bancshares to purchase shares of Suburban Bancshares Common Stock, which are outstanding and unexercised immediately prior thereto (each, an "Outstanding Option"), shall be converted as to each whole share subject to such Outstanding Option into an option (each, an "Exchange Option") to purchase a number of shares of Successor Corporation Common Stock equal to the number of shares of Suburban Bancshares Common Stock which could have been purchased under the Outstanding Option multiplied by the Conversion Ratio, with the total for each holder's Exchange Options with the same option price and expiration date rounded down to the next whole share.

          (b) The per share exercise price of each Exchange Option shall be equal to the price per share set forth in the Outstanding Option divided by the Conversion Ratio, rounded up to the nearest whole cent.

          (c) The Exchange Option shall otherwise have the same duration and other terms as the Outstanding Option.

          (d) The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

          9.5. Charter of the Successor Corporation. The Charter of Columbia Bancorp, as in effect immediately prior to the Effective Date, shall be the Charter of the Successor Corporation until thereafter amended as provided by law.

          9.6. By-Laws of the Successor Corporation. The By-Laws of Columbia Bancorp, as in effect immediately prior to the Effective Date (with the amendments set forth in Appendix XII), shall be the By-Laws of the Successor Corporation until thereafter amended as provided by law.

          9.7. Anti-Dilution Provision. If Columbia Bancorp takes any action which establishes, prior to the Effective Date, a record date or effective date for a stock dividend on its Common Stock, a split or reverse split of its Common Stock or any distribution on all shares of its Common Stock other than cash dividends, Columbia Bancorp will take such action as shall be necessary in order that each share of Common Stock of Suburban Bancshares will be converted into the same number of shares of the Common Stock of Successor Corporation (whether such number is greater or less than the number otherwise provided for herein) that the owner of such shares would have owned immediately after the record date or effective date of such event had the Effective Date occurred immediately before such record date or effective date, and the Conversion Ratio set forth in
Section 9.2 shall be adjusted accordingly. Suburban Bancshares hereby agrees to any revision in the exchange ratio pursuant to this Section 9.7.

          9.8. Restriction on Issuance or Repurchase of Securities. Except transactions that would preclude the issuance of the pooling-of-interest letter under Section 7.10, nothing in this Plan shall limit the right of Columbia Bancorp to amend its Charter and By-Laws and to issue or repurchase any of its stock or other securities in any manner and for any consideration permitted by law either in connection with acquisitions of new affiliates or otherwise, prior to or after the Effective Date.

     10. Terms of the Bank Merger.

          10.1. Structure of the Bank Merger. At the Effective Date, subject to the terms and conditions of this Plan, Suburban Bank will merge with and into Columbia Bank, the separate corporate existence of Suburban Bank shall cease, and Columbia Bank shall continue as the successor banking institution (the "Successor Bank"). From and after the Effective Date, the Bank Merger shall have the effects set forth in MD. FIN. INS. CODE SS. 3-712.

          10.2. Conversion of Stock; Conversion Ratio. On the Effective Date, each share of the Suburban Bank Common Stock outstanding immediately prior to the Effective Date, shall, without any action on the part of the holder thereof, be canceled.

          10.3. Exchange Procedure. (a) After the Effective Date, certificates representing such shares of Common Stock of Suburban Bank shall represent the right to receive certificates representing shares of Common Stock of Successor Bank determined in accordance with Section 10.2; such Suburban Bank certificates at any time after the Effective Date may be exchanged by Columbia Bancorp for new certificates for the appropriate number of shares of Common Stock of Successor Bank.

          (b) All shares of Successor Bank Common Stock into which shares of Suburban Bank Common Stock shall have been converted shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Suburban Bank Common Stock.

          10.4. Charter of the Successor Bank. The Charter of Columbia Bank, as in effect immediately prior to the Effective Date, shall be the Charter of the Successor Bank until thereafter amended as provided by law.

          10.5. By-Laws of the Sucessor Bank. The By-Laws of Columbia Bank, as in effect immediately prior to the Effective Date (with the amendments set forth in Appendix XIII), shall be the By-Laws of the Successor Bank until thereafter amended as provided by law.

          10.6. Restriction on Issuance or Repurchase of Securities. Nothing in this Plan shall limit the right of Columbia Bank to amend its Charter and By-Laws and to issue or repurchase any of its stock or other securities in any manner and for any consideration permitted by law either in connection with acquisitions of new affiliates or otherwise, prior to or after the Effective Date.

     11. Boards of Directors and Employment Matters. Upon the Effective Date or as otherwise indicated:

               (a) At Effective Date, the Board of Directors of Successor Corporation will be increased by five members. All of the directors of Columbia Bancorp immediately prior to the Effective Date shall continue as directors of Successor Corporation after the Effective Date, and five of the directors of Suburban Bancshares before the Effective Date will become directors of Successor Corporation as shown on Appendix XIV.

               (b) At Effective Date, the Board of Directors of Successor Bank will be increased by five members. All of the directors of Columbia Bank immediately prior to the Effective Date shall continue as directors of Successor Bank after the Effective Date, and five of the directors of Suburban Bank before the Effective Date will become directors of Successor Bank as shown on Appendix XIII.

               (c) The members the Boards of Directors having board titles and the persons serving as executive officers of Successor Corporation and Successor Bank at the Effective Date are listed on Appendix XIV. The employment of all officers and employees of Suburban Bancshares, other than the officer with an employment agreement from Successor Corporation and listed on Appendix XIV (the "Bancorp Contract Employee"), will terminate without compensation or benefits of any kind or form immediately prior to the Effective Date, and none will become officers or employees of Successor Corporation except as listed on Appendix XIV. The chief executive officer/board chairman's service agreement of the Bancorp Contract Employee will terminate immediately prior to the Effective Date without payment or benefits of any kind or form, and the Bancorp Contract Employee will be offered an employment agreement with Successor Corporation in the form attached as Appendix IX.

               (d) The officers and employees of Suburban Bank, other than the officers and employees with an employment agreement from Successor Bank and listed on Appendix XIV (the "Bank Contract Employees"), will continue as officers and employees of Successor Bank as at-will employees. The severance agreements of officers listed on Appendix XIV will be assumed by Successor Bank, and the other officers or employees of Suburban Bank (other than the Bank Contract Employees) becoming officers or employees of Successor Bank upon termination of employment by Successor Bank within four months of the Effective Date will receive a severance payment equal to one week's pay (rounded to the nearest one-tenth of a week) for each year's service with Suburban Bank (with a minimum payment of four weeks' pay and a maximum payment of 12 weeks' pay). The chief executive officer/board chairman's service agreement and the employment agreement of the Bank Contract Employees (whether with Suburban Bancshares or Suburban Bank) will terminate immediately prior to the Effective Date without payment or benefits of any kind or form, and the Bank Contract Employees will be offered employment agreements with the Successor Bank in the forms attached as Appendix XV and Appendix XVI.

               (e) Successor Corporation will provide the employees of Suburban Bank who continue as at-will employees of Successor Bank after the Effective Date with benefits under Successor Corporation's employee benefit plans to the extent they are eligible to do so under the terms of such plans or programs as are in force on the Effective Date, with credit given for their prior service with Suburban Bank for purposes of allocation, eligibility, and vesting. In that connection, Successor Corporation may, in its sole discretion, freeze or terminate the employee benefit plans of Suburban Bancshares, merge them with one or more employee benefit plans of Successor Corporation, or continue to maintain them.

     12. Amendment of this Plan. This Plan may be amended at any time prior to the Effective Date in response to comments of governmental regulatory authorities, or otherwise; provided, that any such amendment is in writing and is approved by the Board of Directors of each of the parties hereto.

     13. Abandonment of this Plan; Effect Thereof. Anything herein to the contrary notwithstanding, and notwithstanding any stockholder vote or approval, this Plan may be terminated and abandoned:

               (a) by mutual consent of the Boards of Directors of Suburban Bancshares and Columbia Bancorp;

               (b) by Columbia Bancorp or Suburban Bancshares, if its Board of Directors so determines, in the event of the failure of the stockholders of Columbia Bancorp or the stockholders of Suburban Bancshares to approve this Plan at the meetings called to consider such approval, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Plan to perform or observe its agreement set forth herein to be performed or observed by such party at or before the Effective Date;

               (c) by Columbia Bancorp or Suburban Bancshares, if its Board of Directors so determines, in the event of a material breach by the other party hereto of any representation, warranty, covenant, or agreement contained herein which is not cured or not curable within 60 days after written notice of such breach is given to the party committing such breach by the other party;

               (d) by Columbia Bancorp by written notice to Suburban Bancshares if prior to June 30, 2000 (i) any approval, consent, or waiver of any Governmental Entity required to permit consummation of the transactions contemplated hereby shall have been denied, (ii) any approval, consent, or waiver of any Governmental Entity required to permit consummation of the transactions contemplated hereby shall include any condition or requirement that would (i) result in a materially adverse effect on Columbia Bancorp or Suburban Bancshares, or (ii) so materially and adversely affect the economic or business benefits of the Mergers that Columbia Bancorp, in the sole judgment of Columbia Bancorp, would not have entered into this Plan had such conditions or requirements been known at the date hereof, (iii) any action or proceeding against Columbia Bancorp or any of the Columbia Subsidiaries or against Suburban Bancshares or any of the Suburban Subsidiaries shall be pending which seeks to prevent consummation of the transactions contemplated by this Plan, or (iv) any court shall have entered an order which prohibits consummation of the Mergers and the transactions contemplated by this Plan;

               (e) by Columbia Bancorp or Suburban Bancshares, by action of the Board of Directors of either party and the delivery of written notice by either party to the other, in the event that the Mergers are not consummated by June 30, 2000, unless the failure to so consummate by such time is due to the breach of any representation, warranty, agreement, or covenant contained in this Plan by the party seeking to terminate, or if prior to June 30, 2000, any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order or ruling enjoining or otherwise prohibiting consummation of the transactions contemplated by this Plan;

               (f) by action of the Board of Directors of Suburban Bancshares in their sole discretion if they determine to negotiate a Suburban Acquisition Proposal under Section 5.9;

               (g) by action of the Board of Directors of Columbia Bancorp in their sole discretion if they determine to negotiate a Columbia Acquisition Proposal under Section 6.10; or

               (h) by Columbia Bancorp or Suburban Bancshares, by action of the Board of Directors of either party in their sole discretion and the delivery of written notice by either party to the other within 10 business days of the date hereof, in the event that Columbia Bancorp or Suburban Bancshares, as the case may be, is not satisfied with the results of its review of the loan and related files and reports of the other (as to which full access will be given under Sections 5.1 and 6.1).

Except as provided in Section 17, in the event of the termination of this Plan by either Columbia Bancorp or Suburban Bancshares, as provided above, this Plan shall thereafter become void, and there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach of any other party of any covenant or willful misrepresentation contained in this Plan.

     14. Expenses. Whether or not the transactions hereunder are consummated, each party to the Plan shall pay its own expenses relating hereto, including fees and disbursements of its counsel and accountants and one half of filing fees in respect of bank regulatory approvals required in order to consummate the Mergers; provided, however, that Columbia Bancorp shall pay (a) the registration fee of the SEC, filing fees in respect of state "blue sky" laws, and the fee payable to The National Association of Securities Dealers, Inc. in respect of the listing on NASDAQ of the shares of Columbia Bancorp Common Stock to be issued pursuant to this Plan, and (b) the costs of printing and mailing the Proxy Statement/Prospectus. The foregoing shall not be construed as a limitation of damages in the event of breach.

     15. Notices. All notices, requests, demands, and other communications under or connected with this Plan shall be in writing, and (a) if to Columbia Bancorp, shall be addressed to Columbia Bancorp, 9171 Baltimore National Pike, Ellicott City, Maryland 21042, attention of John M. Bond, Jr., President and Chief Executive Officer, with a copy to its counsel, Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201-3010, attention of James J. Winn, Jr., Esquire; or (b) if to Suburban Bancshares, shall be addressed to Suburban Bancshares, Inc., 7505 Greenway Center Drive, Greenbelt, Maryland 20768, attention of Winfield M. Kelly, Jr., Chairman of the Board and Chief Executive Officer, with a copy to its counsel, McNamee, Hosea, Jernigan & Kim, P.A., 6411 Ivy Lane, Suite 200, Greenbelt, Maryland 20770, attention of Stephen C. Hosea, Esquire. Any such notices, requests, demands, and other communications shall be mailed, postage prepaid, first class mail, or delivered personally and shall be sufficient and effective when delivered to or received at the address as specified. Each of the parties may change the address at which it is to receive communications by like written notice to the other.

     16. Entire Agreement; Effect. Subject to Sections 5.1(b) and 6.1(b), this Plan (including the financial statements, lists, schedules, and documents delivered pursuant hereto, which are made a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transaction contemplated hereunder. This Plan supersedes any and all prior understandings, including prior letters of intent, and it may not be changed, waived, discharged, or terminated orally, but only in writing by a party against which enforcement of the change, waiver, discharge, or termination is sought.

     17. Representations, Warranties, and Agreements. Except as set forth in this Section 17, all representations, warranties, and agreements of Columbia Bancorp and Suburban Bancshares made in this Plan, or in any instrument delivered by Columbia Bancorp or Suburban Bancshares pursuant to this Plan, shall expire at the Effective Date. In the event of the consummation of the transactions contemplated hereby, the agreements contained in or referred to in Sections 9, 10, and 11 shall survive the Effective Date. In the event of the termination of this Plan in accordance with its terms, the agreements contained in or referred to in Sections 5.1(b), 5.5, 5.9, 6.1(b), 6.5(b), 6.10, and 14,
the Stock Option Agreements, and the Support Agreements (which shall only terminate in accordance with their respective terms) shall survive such termination. Except to the extent that representations, warranties, and agreements of Columbia Bancorp and Suburban Bancshares made in this Plan, or in any instrument delivered by Columbia Bancorp or Suburban Bancshares pursuant to this Plan, shall expire at the Effective Date, nothing contained herein shall be construed to limit the liability of a party to another party for damages caused by a breach of this Plan.

     18. Governing Law. This Plan shall be governed by, and shall be interpreted in accordance with, the laws of the State of Maryland or, to the extent applicable, the federal laws of the United States of America or the laws of the State of Delaware.

     19. General. The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretations of this Plan. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Plan shall inure to the benefit of and be binding upon the parties hereto and their respective successors but shall not be assigned to and shall not create any rights in favor of any other party. Any purported assignment in violation of this Section 19 shall be void.

     IN WITNESS WHEREOF, Columbia Bancorp and Suburban Bancshares have caused this Plan to be duly executed by their respective chairmen or presidents, and their respective seals to be hereunto affixed and attested by their respective secretaries, thereunto duly authorized as of the date first above written.


ATTEST:      [SEAL]                     COLUMBIA BANCORP



---------------------------             By:-------------------------------------
John A. Scaldara, Jr.                      John M. Bond, Jr.
Secretary                                  President and Chief Executive Officer


ATTEST:      [SEAL]                        SUBURBAN BANCSHARES, INC.


---------------------------             By:-------------------------------------
                                           Winfield M. Kelly, Jr.
Secretary                                  Chairman of the Board
                                           and Chief Executive Officer

                                                                      APPENDIX I

                                LIST OF SCHEDULES


A.   Schedules to be Provided by Suburban Bancshares to Columbia Bancorp.

Schedule 3.1(a). List of subsidiaries of Suburban Bancshares and their places of incorporation.

Schedule 3.1(b). Ownership of Suburban Subsidiaries, Joint Ventures, and Partnerships.

Schedule 3.1(c). Charters and By-Laws of Suburban Bancshares and each of the Suburban Subsidiaries.

Schedule 3.1(d). List of outstanding options, warrants, rights, restricted stock or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Suburban Bancshares or outstanding securities or instruments that are convertible into shares of the Common Stock of Suburban Bancshares.

Schedule 3.2. Consolidated Financial Statements of Suburban Bancshares and the Suburban Subsidiaries at December 31, 1994, 1995, 1996, 1997, and 1998 and for each of the years then ended, as reported upon by Stegman & Company, and at June 30, 1998 and 1999 and for each of the six month periods then ended.

Schedule 3.3. Tax Returns of Suburban Bancshares to Federal, State, County, Municipal, or Foreign Taxing Authorities for the taxable years Decembet 31, 1994, 1995, 1996, 1997, and 1998.

Schedule 3.5. Increase of Salaries or Benefits to Directors, Officers, or Employees since December 31, 1998.

Schedule 3.7.        List of Liens and Encumbrances on Property, Etc.

Schedule 3.8.        Plans, Contracts, and Agreements.

Schedule 3.9.        Litigation, Etc.

Schedule 3.10.       Environmental Matters.

Schedule 3.12.       Pension and Welfare Matters.

Schedule 3.13.       Related Party Transactions.

Schedule 3.14.       No Conflicts with Other Documents.

Schedule 3.17.       Insurance Policies, including Financial Institutions Bonds.

Schedule 3.19.       Agreement   between   Suburban   Bancshares  and  Danielson
                     Associates Inc.

Schedule 3.21.       Year 2000.

Schedule 5.4(e).     Increases in Employee Compensation or Benefit Levels.

Schedule 5.4(z)(ii). Capital Expenditures In Excess of $25,000.

Schedule 5.9.        Schedule  of  Suburban   Bancshares'  loans  classified  as
                     substandard, doubtful, or loss; and real estate owned; Suburban Bancshares' Allowance for Possible Losses.


B.   Schedules to be Provided by Columbia Bancorp to Suburban Bancshares.

Schedule 4.1(a).     List of subsidiaries of Columbia Bancorp.

Schedule 4.1(b). Joint Ventures or Partnerships Not Wholly Owned by its Parent Corporation

Schedule 4.1(c).     Charters and By-Laws of Columbia Bancorp, Columbia Bank.

Schedule 4.1(d). List of outstanding options, warrants, rights, restricted stock, or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Columbia Bancorp or outstanding securities or instruments that are convertible into shares of the Common Stock of Columbia Bancorp.

Schedule 4.2. Consolidated Financial Statements of Columbia Bancorp and the Columbia Subsidiaries at December 31, 1994, 1995, 1996, 1997, and 1998 and for each of the years then ended, as reported upon by KPMG LLP, and at June 30, 1998 and 1999 and for each of the six month periods then ended.

Schedule 4.3. Tax Returns of Columbia Bancorp to Federal, State, County, Municipal, or Foreign Taxing Authorities for the taxable years December 31, 1994, 1995, 1996, 1997, and 1998.

Schedule 4.5. Increase of Salaries or Benefits to Directors, Officers, or Employees since December 31, 1998.

Schedule 4.7.        List of Liens and Encumbrances on Property, Etc.

Schedule 4.8.        Plans, Contracts, and Agreements.

Schedule 4.9.        Litigation, Etc.

Schedule 4.10.       Environmental Matters.

Schedule 4.12.       Pension and Welfare Matters.

Schedule 4.13.       Related Party Transactions.

Schedule 4.14.       No Conflicts with Other Documents.

Schedule 4.17.       Insurance Policies, including Financial Institutions Bonds.

Schedule 4.19. Agreement between Columbia Bancorp and Austin Financial Services, Inc.

Schedule 4.21.       Year 2000.

Schedule 6.4(e).     Increases in Employee Compensation or Benefit Levels.

Schedule 6.4(z)(ii). Capital Expenditures In Excess of $25,000.

Schedule 6.10.       Schedule  of  Columbia   Bancorp's   loans   classified  as
                     substandard,  doubtful,  or loss; and    real estate owned;
                     Columbia Bancorp's Allowance for Possible Losses.

                                                                     APPENDIX II

                        AGREEMENT AND ARTICLES OF MERGER

                                     BETWEEN

                                COLUMBIA BANCORP
                            (a Maryland Corporation)

                                       AND

                            SUBURBAN BANCSHARES, INC.
                            (a Delaware Corporation)



     COLUMBIA BANCORP, a corporation duly organized and existing under the laws of the State of Maryland ("Columbia Bancorp") and SUBURBAN BANCSHARES, INC., a corporation duly organized and existing under the laws of the State of Delaware ("Suburban Bancshares"), do hereby certify that:

     FIRST: Columbia Bancorp and Suburban Bancshares agree to merge.

     SECOND: The name and place of incorporation of each party to this Agreement and Articles of Merger are Columbia Bancorp, a Maryland corporation, and Suburban Bancshares, Inc., a Delaware corporation. Columbia Bancorp shall survive the merger and shall continue under the name "Columbia Bancorp" as a corporation of the State of Maryland.

     THIRD: The date of incorporation of Suburban Bancshares was March 26, 1985. Suburban Bancshares is incorporated under the Delaware General Corporation Law. Suburban Bancshares was registered or qualified to do business in Maryland on May 2, 1993.

     FOURTH: Columbia Bancorp has its principal office in Howard County, Maryland. Suburban Bancshares has its principal office in Maryland in Prince George's County and owns an interest in land in Prince George's County, ___________ County, and _________ County, Maryland.

     FIFTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each corporation party to this Agreement and Articles of Merger in the manner and by the vote required by its Charter and the laws of the state of its incorporation. The manner of approval was as follows:

               (a) The Boards of Directors of Columbia Bancorp and Suburban Bancshares at meetings duly held on September 27, 1999, and September 27, 1999, respectively, adopted a resolution which approved the

     Agreement and Articles of Merger, declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed merger be submitted for consideration at special meetings of the stockholders of the respective parties.

               (b) Notice which stated that a purpose of the stockholders' meeting was to act on the proposed merger was given by Columbia Bancorp and Suburban Bancshares as required by law.

               (c) The proposed merger was approved by the stockholders of each of Columbia Bancorp and Suburban Bancshares at special meetings of stockholders held ___________, 1999 and ___________, 1999, respectively, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

     SIXTH: No amendment to the Charter of Columbia Bancorp is to be effected as a part of the merger.

     SEVENTH: The total number of shares of stock of all classes which Columbia Bancorp has authority to issue is 10,000,000 shares of Common Stock (par value $.01 per share). The aggregate par value of all the shares of stock of all classes of Columbia Bancorp is $100,000. The total number of shares of stock of all classes which Suburban Bancshares has authority to issue is 21,000,000 shares, of which 1,000,000 shares are Preferred Stock (par value $.01 per share) and 20,000,000 shares are Common Stock (par value $.01 per share). The aggregate par value of all the shares of stock of all classes of Suburban Bancshares is $210,000.

     EIGHTH: The merger does not increase the authorized stock of Columbia Bancorp.

     NINTH: The terms and conditions of the merger, the mode of carrying the same into effect and the manner and basis of converting or exchanging shares of Common Stock of Suburban Bancshares into shares of Common Stock of Columbia Bancorp are as follows:

               (a) Each issued and outstanding share of Common Stock of Columbia Bancorp on the effective date of the merger shall continue, without change, to be an issued and outstanding share of Common Stock of Columbia Bancorp.

               (b) Each issued and outstanding share of Common Stock of Suburban Bancshares on the effective date of the merger, shall upon effectiveness and without further act, be automatically converted into, and become ________ shares of Common Stock of Columbia Bancorp. Cash will be paid in lieu of fractional shares at the rate of $______ per share. There will be no issued and outstanding shares of Preferred Stock of Suburban Bancshares on the effective date of the merger.

               (c) After the effective date of the merger, certificates representing shares of Common Stock of Suburban Bancshares shall represent the right to receive certificates representing shares of Common Stock of Columbia Bancorp; such Suburban Bancshares certificates at any time after the effective date of the merger may be exchanged by the holders thereof for new certificates for the appropriate number of shares of Common Stock of Columbia Bancorp by forwarding such Suburban Bancshares Common Stock certificates and the letter of transmittal provided by Columbia Bancorp to the transfer agent for Columbia Bancorp Common Stock, and the payment of cash in lieu of fractions, dividends, and other distributions on said stock may be withheld until the Suburban Bancshares certificates are surrendered for exchange to the transfer agent for Columbia Bancorp Common Stock; and when such new certificates are issued, the holders thereof shall be entitled to be paid the amount (without any interest thereon) of all such withheld cash in lieu of fractions, dividends, or other distributions which have theretofore become payable with respect to such shares of Common Stock of Columbia Bancorp.

     TENTH:  The merger  shall  become  effective at _____ _.m. EST on ________,
_____.

     ELEVENTH: Columbia Bancorp agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of Suburban Bancshares, as well as for enforcement of any obligation of Columbia Bancorp arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of section 262 of Title 8 of the Delaware Code of 1953, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is 9171 Baltimore National Pike, Ellicott City, Maryland 21042, Attention John M. Bond, Jr., President and Chief Executive Officer.

     IN WITNESS WHEREOF, COLUMBIA BANCORP and SUBURBAN BANCSHARES, INC. have caused this Agreement and Articles of Merger to be signed in their respective names and on their respective behalves by their respective presidents or chairmen and witnessed by their respective secretaries on ________________,
______.

ATTEST:      [SEAL]                     COLUMBIA BANCORP



---------------------------             By:-------------------------------------
John A. Scaldara, Jr.                      John M. Bond, Jr.
Secretary                                  President and Chief Executive Officer


ATTEST:      [SEAL]                        SUBURBAN BANCSHARES, INC.


---------------------------             By:-------------------------------------
                                           Winfield M. Kelly, Jr.
Secretary                                  Chairman of the Board
                                           and Chief Executive Officer

     THE UNDERSIGNED, President and Chief Executive Officer of COLUMBIA BANCORP, a Maryland corporation, who executed on behalf of the Corporation the foregoing Agreement and Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Agreement and Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           -------------------------------------
                                           John M. Bond, Jr.
                                           President and Chief Executive Officer


     THE UNDERSIGNED, Chairman of the Board and Chief Executive Officer of SUBURBAN BANCSHARES, INC., a Delaware corporation, who executed on behalf of the Corporation the foregoing Agreement and Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Agreement and Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           -------------------------------------
                                           Winfield M. Kelly, Jr.
                                           Chairman of the Board
                                           and Chief Executive Officer



     THE UNDERSIGNED, Secretary of SUBURBAN BANCSHARES, INC., a Delaware corporation, hereby certifies that, pursuant to the requirements of Sections 251(c) and 252(c) of the Delaware General Corporation Law, a majority of the outstanding stock of Suburban Bancshares, Inc. entitled to vote voted in the affirmative for the adoption of the Agreement and Articles of Merger.



                                           -------------------------------------

                                           Secretary

                            AGREEMENT OF BANK MERGER

                                     BETWEEN

                                THE COLUMBIA BANK
                           (a Maryland Trust Company)

                                       AND

                            SUBURBAN BANK OF MARYLAND
                           (a Maryland Trust Company)



     AGREEMENT OF BANK MERGER made by and between THE COLUMBIA BANK, a Maryland trust company ("Columbia Bank") and SUBURBAN BANK OF MARYLAND, a Maryland trust company ("Suburban Bank"), do hereby certify that:

     1. The Bank Merger. As of the effective date hereof, Suburban Bank shall be merged into Columbia Bank under the Charter of Columbia Bank (the "Bank Merger"), and Columbia Bank shall be the resulting trust company under the name "The Columbia Bank". The By-Laws of Columbia Bank shall be the By-Laws of the resulting trust company. The directors of Columbia Bank at the time of the Bank Merger (together with the following five directors of Suburban Bank) shall become the directors of the resulting trust company following the Bank Merger (Winfield M. Kelly, Jr., Albert W. Turner, Kenneth H. Michael, Vincent D. Palumbo, and Lawrence A. Shulman).

     2. Location of Principal Banking Offices.

               (a) The principal banking office of Columbia Bank is located at 10480 Little Patuxent Parkway, Columbia, Maryland 21044.

               (b) The principal banking office of Suburban Bank is located at 7505 Greenway Center Drive, Greenbelt, Maryland 20768.

     3. The Resulting Trust Company.

               (a) The principal banking office of the resulting trust company will be located at 10480 Little Patuxent Parkway, Columbia, Maryland 21044.

               (b) Upon the effective date of the Bank Merger, the authorized capital stock of the resulting trust company shall consist of 270,000 shares of Common Stock, par value of $10.00 per share.

               (c) No preferred stock shall be issued by the resulting trust company pursuant to this Agreement or in connection with the Bank Merger.

               (d) No amendments to the Charter or the By-Laws of the resulting trust company shall be made pursuant to this Agreement or in connection with the Bank Merger.

     4. Terms of the Exchange. The terms of the exchange of shares of capital stock of the constituent trust company and commercial bank shall be as follows:

               (a) Each issued and outstanding share of Common Stock of Columbia Bank immediately prior to the effective date of the Bank Merger shall continue, without change, to be an issued and outstanding share of Common Stock of Columbia Bank.

               (b) Each  issued and  outstanding  share of Common  Stock of
     Suburban Bank immediately prior to the effective date of the Bank Merger, shall upon effectiveness and without further act, be automatically cancelled.

               (c) There will be no issued and outstanding shares of Preferred Stock of Suburban Bank on the effective date of the Bank Merger.

     5. Approval of the Agreement. This Agreement has been declared advisable by the respective Boards of Directors of each of Columbia Bank and Suburban Bank and is subject to the approval of the Maryland Commissioner of Financial Institutions; Columbia Bancorp, the sole stockholder of the issued and outstanding capital stock of Columbia Bank; and Suburban Bancshares, Inc., the sole stockholder of the issued and outstanding capital stock of Suburban Bank.

     6. Effective Date. The Bank Merger shall become on the date specified by the Maryland Commissioner of Financial Institutions in the Certificate of Merger attached hereto.

     IN WITNESS WHEREOF, COLUMBIA BANK and SUBURBAN BANK have caused this Agreement of Bank Merger to be duly executed on their respective behalves by their respective proper officers and witnessed by their respective secretaries on ________________, ______.


ATTEST:      [SEAL]                     COLUMBIA BANCORP



---------------------------             By:-------------------------------------
John A. Scaldara, Jr.                      John M. Bond, Jr.
Secretary                                  President and Chief Executive Officer


ATTEST:      [SEAL]                        SUBURBAN BANCSHARES, INC.


---------------------------             By:-------------------------------------
                                           Winfield M. Kelly, Jr.
Secretary                                  Chairman of the Board

                              CERTIFICATE OF MERGER



     I, the undersigned Mary Louise Preis, the Maryland Commissioner of Financial Institutions, do hereby certify that Suburban Bank of Maryland, a trust company existing under the laws of the State of Maryland, with its principal office located in Greenbelt, Maryland, prior approval having been given by the Federal Deposit Insurance Corporation, has been merged in The Columbia Bank, a trust company existing under the laws of the State of Maryland, with its principal office located in Columbia Maryland, the name of the resulting institution being The Columbia Bank and the merger shall be and become effective as of __:__ _.m., _____________,_____, and I hereby give my formal and complete approval to said Agreement of Bank Merger between these two constituent institutions.

     WITNESS  my hand  and  official  seal  this  _____  day of  ______________,
_______.




                                            ------------------------------------
                                            Maryland Commissioner
                                            of Financial Institutions

                                                                    APPENDIX III

                         FORM OF STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT (this "Option Agreement") dated as of September 28, 1999, between SUBURBAN BANCSHARES, INC. ("Suburban Bancshares"), a Delaware corporation, and COLUMBIA BANCORP ("Columbia Bancorp"), a Maryland corporation, recites and provides:

     A. The Board of Directors of Suburban Bancshares and Columbia Bancorp have approved a Plan and Agreement to Merge dated September 28, 1999 (the "Plan") providing for the merger (the "Holding Company Merger") of Suburban Bancshares with and into Columbia Bancorp.

     B. As a condition to and as consideration for Columbia Bancorp's entry into the Plan and to induce such entry, Suburban Bancshares has agreed to grant to Columbia Bancorp the option set forth herein to purchase authorized but unissued shares of Suburban Bancshares Common Stock.

     NOW, THEREFORE, the parties agree as follows:

     1. Definitions. Capitalized terms defined in the Plan and used herein shall have the same meanings as in the Plan.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Suburban Bancshares hereby grants to Columbia Bancorp an option (the "Option") to purchase up to 2,807,668 shares of Suburban Bancshares Common Stock at an exercise price of $2.313 per share payable in cash as provided in Section 4; provided, however, that in the event Suburban Bancshares issues or agrees to issue any shares of Suburban Bancshares Common Stock (other than as permitted under the Plan) at a price less than $2.313 per share (as adjusted pursuant to
Section 6), the exercise price shall be such lesser price.

     3. Exercise of Option. (a) Unless Columbia Bancorp shall have breached in any material respect any covenant or representation contained in the Plan and such breach has not been cured, Columbia Bancorp may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided, that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Date of the Holding Company Merger, or (ii) the termination of the Plan in accordance with the provisions thereof prior to the occurrence of a Purchase Event (other than as a result of a willful breach by Suburban Bancshares of any Specified Covenant or as a result of failure of Suburban Bancshares' stockholders to approve the Plan by the vote required under applicable law or under Suburban Bancshares'

Charter), or (iii) 12 months after termination of the Plan due to a willful breach by Suburban Bancshares of any Specified Covenant or failure of Suburban Bancshares' stockholders to approve the Plan by the vote required under applicable law or under Suburban Bancshares' Charter; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended. Any exercise of the Option shall be subject to compliance with applicable provisions of law.

     (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

               (i) Suburban Bancshares or Suburban Bank of Maryland ("Suburban Bank"), without having received Columbia Bancorp's prior written consent, shall have entered into an agreement with any person
     (x) to merge or consolidate, or enter into any similar transaction, except as contemplated in the Plan, (y) to purchase, lease, or otherwise acquire all or substantially all of the assets of Suburban Bancshares or Suburban Bank, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange, or any similar transaction) securities representing 15% or more of the voting power of Suburban Bancshares or Suburban Bank;

               (ii) any person (other than Suburban Bancshares or Suburban Bank in a fiduciary capacity, or Columbia Bancorp or Columbia Bank in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Suburban Bancshares Common Stock after the date hereof (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations promulgated thereunder);

               (iii) any  person  shall have made a bona fide  proposal  to
     Suburban Bancshares by public announcement or written communication that is or becomes the subject of public disclosure to acquire Suburban Bancshares or Suburban Bank by merger, consolidation, purchase of all or substantially all of its assets, or any other similar transaction, and following such bona fide proposal the stockholders of Suburban Bancshares vote not to adopt the Plan; or

               (iv) Suburban Bancshares shall have willfully breached any Specified Covenant following a bona fide proposal to Suburban Bancshares or Suburban Bank to acquire Suburban Bancshares or Suburban Bank by merger, consolidation, purchase of all or substantially all of its assets, or any other similar transaction, which breach would entitle Columbia Bancorp to terminate the Plan (without regard to the cure periods provided for therein) and such breach shall not have been cured prior to the Notice Date (as defined below).

If more than one of the transactions  giving rise to a Purchase Event under this
Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (c) In the event Columbia Bancorp wishes to exercise the Option, it shall send to Suburban Bancshares a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days after the Notice Date for the closing of such purchase ("Closing Date"); provided, that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, Columbia Bancorp shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

     (d) As used herein, "Specified Covenant" means any covenant made by Suburban Bancshares and contained in Section 5 of the Plan.

     4. Payment and Delivery of Certificates.  (a) At the closing referred to in
Section 3, Columbia Bancorp shall pay to Suburban Bancshares the aggregate purchase price for the shares of Suburban Bancshares Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Suburban Bancshares.

     (b) At such closing, simultaneously with the delivery of funds as provided in subsection (a), Suburban Bancshares shall deliver to Columbia Bancorp a certificate or certificates representing the number of shares of Suburban Bancshares Common Stock purchased by Columbia Bancorp, and Columbia Bancorp shall deliver to Suburban Bancshares a letter agreeing that Columbia Bancorp will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

     (c) Certificates for Suburban Bancshares Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

     "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF A STOCK OPTION AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND SUBURBAN BANCSHARES, INC. ("SUBURBAN BANCSHARES") AND TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF SUBURBAN BANCSHARES. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY SUBURBAN BANCSHARES OF A WRITTEN REQUEST."

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Columbia Bancorp shall have delivered to Suburban Bancshares a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to Suburban Bancshares, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     5. Representations. Suburban Bancshares represents, warrants, and covenants to Columbia Bancorp as follows:

          (a) Suburban Bancshares shall at all times maintain sufficient authorized but unissued shares of Suburban Bancshares Common Stock so that the Option may be exercised without authorization of additional shares of Suburban Bancshares Common Stock.

          (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid, and nonassessable.

     6. Adjustment Upon Changes in Capitalization. In the event of any change in Suburban Bancshares Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares, or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Suburban Bancshares Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of Suburban Bancshares Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Suburban Bancshares Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize Suburban Bancshares to breach any provision of the Plan.

     7. Registration Rights. If requested by Columbia Bancorp, Suburban Bancshares shall as expeditiously as possible file a registration statement on a form of general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Suburban Bancshares Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Columbia Bancorp. Columbia
Bancorp shall provide all information reasonably requested by Suburban Bancshares for inclusion in any registration statement to be filed hereunder. Suburban Bancshares will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. Only one registration may be effected under this Section 7 at
Suburban Bancshares' expense, and which shall not include underwriting commissions and the fees and disbursements of Columbia Bancorp's counsel attributable to the registration of such Suburban Bancshares Common Stock. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Suburban Bancshares of Suburban Bancshares Common Stock. If requested by Columbia Bancorp, in connection with any such registration, Suburban Bancshares will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities, and other agreements customarily included in such underwriting agreements. Upon receiving any request from Columbia Bancorp or assignee thereof under this Section 7, Suburban Bancshares agrees to send a copy thereof to Columbia Bancorp and to any assignee thereof known to Suburban Bancshares, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     8. Severability. If any term, provision, covenant, or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, and covenants, and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Suburban Bancshares Common Stock provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of Suburban Bancshares to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     9. Miscellaneous.

          (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

          (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

          (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing Columbia Bancorp may assign in whole or in part its rights and obligations hereunder; provided, however, that to the extent required by applicable regulatory authorities, Columbia Bancorp may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Suburban Bancshares, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Columbia Bancorp's behalf, or (iv) any other manner approved by applicable regulatory authorities.

          (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the address provided for in or pursuant to Section 15 of the Plan.

          (e) Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (f) Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

          (g) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

                                        SUBURBAN BANCSHARES, INC.



                                        By:-------------------------------------
                                           Winfield M. Kelly, Jr.
                                           Chairman of the Board
                                           and Chief Executive Officer


                                        COLUMBIA BANCORP


                                        By:-------------------------------------
                                           John M. Bond, Jr.
                                           President and Chief Executive Officer

                                                                     APPENDIX IV

                         FORM OF STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT (this "Option Agreement") dated as of September 28, 1999, between SUBURBAN BANCSHARES, INC. ("Suburban Bancshares"), a Delaware corporation, and COLUMBIA BANCORP ("Columbia Bancorp"), a Maryland corporation, recites and provides:

     A. The Board of Directors of Suburban Bancshares and Columbia Bancorp have approved a Plan and Agreement to Merge dated September 28, 1999 (the "Plan") providing for the merger (the "Holding Company Merger") of Suburban Bancshares with and into Columbia Bancorp.

     B. As a condition to and as consideration for Suburban Bancshares' entry into the Plan and to induce such entry, Columbia Bancorp has agreed to grant to Suburban Bancshares the option set forth herein to purchase authorized but unissued shares of Columbia Bancorp Common Stock.

     NOW, THEREFORE, the parties agree as follows:

     1. Definitions. Capitalized terms defined in the Plan and used herein shall have the same meanings as in the Plan.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Columbia Bancorp hereby grants to Suburban Bancshares an option (the "Option") to purchase up to 497,140 shares of Columbia Bancorp Common Stock at an exercise price of $13.063 per share payable in cash as provided in Section 4; provided, however, that in the event Columbia Bancorp issues or agrees to issue any shares of Columbia Bancorp Common Stock (other than as permitted under the Plan) at a price less than $13.063 per share (as adjusted pursuant to Section 6), the exercise price shall be such lesser price.

     3. Exercise of Option. (a) Unless Suburban Bancshares shall have breached in any material respect any covenant or representation contained in the Plan and such breach has not been cured, Suburban Bancshares may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided, that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Date of the Holding Company Merger, or (ii) the termination of the Plan in accordance with the provisions thereof prior to the occurrence of a Purchase Event (other than as a result of a willful breach by Columbia Bancorp of any Specified Covenant or as a result of failure of Columbia Bancorp's stockholders to approve the Plan by the vote required under applicable law or under Columbia Bancorp's Charter), or

(iii) 12 months after termination of the Plan due to a willful breach by Columbia Bancorp of any Specified Covenant or failure of Columbia Bancorp's stockholders to approve the Plan by the vote required under applicable law or under Columbia Bancorp's Charter; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended. Any exercise of the Option shall be subject to compliance with applicable provisions of law.

          (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

               (i) Columbia Bancorp or The Columbia Bank ("Columbia Bank"), without having received Suburban Bancshares' prior written consent, shall have entered into an agreement with any person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated in the Plan, (y) to purchase, lease, or otherwise acquire all or substantially all of the assets of Columbia Bancorp or Columbia Bank, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange, or any similar transaction) securities representing 15% or more of the voting power of Columbia Bancorp or Columbia Bank;

               (ii) any person (other than Columbia Bancorp or Columbia Bank in a fiduciary capacity, or Suburban Bancshares or Columbia Bank in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Columbia Bancorp Common Stock after the date hereof (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations promulgated thereunder);

               (iii) any person shall have made a bona fide proposal to Columbia Bancorp by public announcement or written communication that is or becomes the subject of public disclosure to acquire Columbia Bancorp or Columbia Bank by merger, consolidation, purchase of all or substantially all of its assets, or any other similar transaction, and following such bona fide proposal the stockholders of Columbia Bancorp vote not to adopt the Plan; or

               (iv) Columbia Bancorp shall have willfully breached any Specified Covenant following a bona fide proposal to Columbia Bancorp or Columbia Bank to acquire Columbia Bancorp or Columbia Bank by merger, consolidation, purchase of all or substantially all of its assets, or any other similar transaction, which breach would entitle Suburban Bancshares to terminate the Plan (without regard to the cure periods provided for therein) and such breach shall not have been cured prior to the Notice Date (as defined below).

               If more than one of the transactions giving rise to a Purchase Event under this Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          (c) In the event Suburban Bancshares wishes to exercise the Option, it shall send to Columbia Bancorp a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days after the Notice Date for the closing of such purchase ("Closing Date"); provided, that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, Suburban Bancshares shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

          (d) As used herein, "Specified Covenant" means any covenant made by Columbia Bancorp and contained in Section 6 of the Plan.

     4. Payment and Delivery of Certificates.  (a) At the closing referred to in
Section 3, Suburban Bancshares shall pay to Columbia Bancorp the aggregate purchase price for the shares of Columbia Bancorp Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Columbia Bancorp.

          (b) At such  closing,  simultaneously  with the  delivery  of funds as provided in subsection (a), Columbia Bancorp shall deliver to Suburban Bancshares a certificate or certificates representing the number of shares of Columbia Bancorp Common Stock purchased by Suburban Bancshares, and Suburban Bancshares shall deliver to Columbia Bancorp a letter agreeing that Suburban Bancshares will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

          (c) Certificates for Columbia Bancorp Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

     "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF A STOCK OPTION AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND COLUMBIA BANCORP ("COLUMBIA BANCORP") AND TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF COLUMBIA BANCORP. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE

     HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY COLUMBIA BANCORP OF A WRITTEN REQUEST."

          It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Suburban Bancshares shall have delivered to Columbia Bancorp a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to Columbia Bancorp, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     5. Representations. Columbia Bancorp represents, warrants, and covenants to Suburban Bancshares as follows:

          (a) Columbia Bancorp shall at all times maintain sufficient authorized but unissued shares of Columbia Bancorp Common Stock so that the Option may be exercised without authorization of additional shares of Columbia Bancorp Common Stock.

          (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid, and nonassessable.

     6. Adjustment Upon Changes in Capitalization. In the event of any change in Columbia Bancorp Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares, or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Columbia Bancorp Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of Columbia Bancorp Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 9.936% of the number of shares of Columbia Bancorp Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize Columbia Bancorp to breach any provision of the Plan.

     7. Registration Rights. If requested by Suburban Bancshares, Columbia Bancorp shall as expeditiously as possible file a registration statement on a form of general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Columbia Bancorp Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Suburban Bancshares. Suburban Bancshares shall provide all information reasonably requested by Columbia Bancorp for inclusion in any registration statement to be filed hereunder. Columbia Bancorp will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. Only one registration may be effected under this Section 7 at Columbia Bancorp's expense, and which shall not include underwriting commissions and the fees and disbursements of Suburban Bancshares' counsel attributable to the registration of such Columbia Bancorp Common Stock. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Columbia Bancorp of Columbia Bancorp Common Stock. If requested by Suburban Bancshares, in connection with any such registration, Columbia Bancorp will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities, and other agreements customarily included in such underwriting agreements. Upon receiving any request from Suburban Bancshares or assignee thereof under this Section 7, Columbia Bancorp agrees to send a copy thereof to Suburban Bancshares and to any assignee thereof known to Columbia Bancorp, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     8. Severability. If any term, provision, covenant, or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, and covenants, and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Columbia Bancorp Common Stock provided in
Section 2 (as adjusted pursuant to Section 6), it is the express intention of Columbia Bancorp to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     9. Miscellaneous.

          (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

          (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

          (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing Suburban Bancshares may assign in whole or in part its rights and obligations hereunder; provided, however, that to the extent required by applicable regulatory authorities, Suburban Bancshares may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Columbia Bancorp, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Suburban Bancshares' behalf, or (iv) any other manner approved by applicable regulatory authorities.

          (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the address provided for in or pursuant to Section 15 of the Plan.

          (e) Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (f) Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

          (g) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

                                        SUBURBAN BANCSHARES, INC.



                                        By:-------------------------------------
                                           Winfield M. Kelly, Jr.
                                           Chairman of the Board
                                           and Chief Executive Officer


                                        COLUMBIA BANCORP



                                        By:-------------------------------------
                                           John M. Bond, Jr.
                                           President and Chief Executive Officer

                                                                      APPENDIX V

                       MEMORANDUM TO PERSONS DEEMED TO BE
                               AFFILIATED PERSONS


                                                              September 28, 1999

     This memorandum summarizes certain technical requirements of the federal securities laws and of the accounting rules relating to treatment as a pooling-of-interests which will apply following completion of the combination of SUBURBAN BANCSHARES, INC. ("Suburban Bancshares") by COLUMBIA BANCORP ("Columbia Bancorp") by effecting the merger of Suburban Bancshares with and into Columbia Bancorp (the "Holding Company Merger").

     Pursuant to the Plan and Agreement to Merge dated as of September 28, 1999 (the "Plan"), shares of the Common Stock of Columbia Bancorp will be issued to the stockholders of Suburban Bancshares for each issued and outstanding share of Common Stock of Suburban Bancshares. Columbia Bancorp will file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC") to register shares of its Common Stock to be issued in connection with the Holding Company Merger.

     Under Section 5.10 of the Plan, Suburban Bancshares has agreed to deliver to Columbia Bancorp written letter agreements (the "Affiliate Agreements") from each of the officers and directors of Suburban Bancshares (and has agreed to use its best efforts to obtain and deliver an Affiliate Agreement from each stockholder of Suburban Bancshares who may be deemed to be an "affiliate" under the rules of the SEC). Under the terms of the Affiliate Agreements, each such officer, director or stockholder is to acknowledge and agree to abide by all limitations imposed by the Securities Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of the Common Stock of Columbia Bancorp to be received by such person pursuant to the Plan. Under Section 5.11 of the Plan, Suburban Bancshares has agreed to use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of Suburban Bancshares, Suburban Bank of Maryland, or any of Suburban Bancshares' other subsidiaries to take any action that would preclude Columbia Bancorp from treating the Mergers as a "pooling-of-interests" for financial reporting purposes. The purpose of this memorandum is to more fully describe the resale restrictions imposed by the Securities Act and by all rules, regulations and releases promulgated thereunder and the accounting rules relating to the treatment of the Holding Company Merger as a pooling-of-interests.

Resale Restrictions Imposed by Subparagraph (d) of SEC Rule 145.

     For the one-year period following the effective date of the Holding Company Merger, a person who is an affiliate of Suburban Bancshares at the time of the

Holding Company Merger may dispose of his shares of the Common Stock of Columbia Bancorp only pursuant to SEC Rule 145. The limitations are as follows:

          1. Such sale must be effected (a) in transactions directly with a market maker or (b) in unsolicited brokerage transactions (i.e., neither you nor the broker handling the sale of your shares may solicit a purchaser for the shares being sold). As there are usually a number of market makers for the Common Stock of Columbia Bancorp, this requirement should not impair your ability to find a purchaser. In each case it is quite important to let your broker know that the sale is to be made under SEC Rule 145; otherwise, compliance with the restrictions will not be assured.

          2. The rule also restricts the number of shares which may be sold during any three-month period. The rule would permit up to 1% of the outstanding shares of the Common Stock of Columbia Bancorp to be sold by each affiliate during any three-month period.

          3. The rule requires current public information on Columbia Bancorp to be available at the time of your sales. Columbia Bancorp is required by law to file with the SEC reports which are designed to present on a current basis the affairs of Columbia Bancorp. The filing of these reports will satisfy the current public information requirements. Since it is possible, however, that a required filing may be late, at the time of any sale you should check with the Secretary of Columbia Bancorp to ascertain whether public information on Columbia Bancorp is then available. The Secretary of Columbia Bancorp is Mr. John A. Scaldara, Jr., whose telephone number is (401) 418-8656.

     After the one-year period has run, so long as (a) you are not an affiliate of Columbia Bancorp (that is, not a major stockholder, director, or principal officer of Columbia Bancorp) at the time of the sale, (b) Columbia Bancorp continues to be required to file certain periodic reports with the SEC, and (c) all such reports required to be filed in the 12 months prior to your sale have been filed, there will be no restriction on the sale of the shares of the Common Stock of Columbia Bancorp. Prior to a contemplated sale you should check with the General Counsel of Columbia Bancorp to determine if requirements (b) and (c) have been met. In the unlikely event that the three requirements set forth above are not met at the time of your sale, the procedures for sales consummated before the end of the one-year period would still apply.

     After two years from the Effective Date of the Holding Company Merger, so long as you are not, at the time of sale, and have not been during the preceding three months, an affiliate of Columbia Bancorp, you may sell your shares of the Common Stock of Columbia Bancorp with no restrictions.

Restrictions Imposed by Accounting Rules Regarding Treatment as a
Pooling-of-Interests.

     In order for the Mergers to be treated as a pooling-of-interests for accounting purposes, affiliates of Columbia Bancorp and affiliates of Suburban Bancshares are required to observe certain restrictions on disposition of their shares of the Common Stock of Columbia Bancorp and of the Common Stock of Suburban Bancshares. Specifically, such affiliates must agree not to sell, pledge, transfer or otherwise dispose of any shares of the Common Stock of Columbia Bancorp or any shares of the Common Stock of Suburban Bancshares during the 30-day period prior to the effective date of the Holding Company Merger and until after such time as results covering at least 30 days of combined operations of Columbia Bancorp and Suburban Bancshares after the effective date of the Mergers have been published by Columbia Bancorp in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Forms 10-K, 10-Q or 8-K, or any other public issuance which includes such combined results or operations.

     To signify your consent to these restrictions a copy of an Undertaking and Agreement is attached hereto and is to be executed by you (and where any such shares are owned jointly, by the joint owner or owners) and returned to Suburban Bancshares, Inc., 7505 Greenway Center Drive, Greenbelt, Maryland 20768, attention of Winfield M. Kelly, Jr., Chairman of the Board and Chief Executive Officer.

                            UNDERTAKING AND AGREEMENT


     The undersigned has received a copy of a memorandum dated September 28, 1999 concerning the provisions of the federal securities laws and certain accounting rules which relate to the Common Stock of SUBURBAN BANCSHARES, INC. ("Suburban Bancshares") and to resales of shares of the Common Stock of Columbia Bancorp to be received by the undersigned in connection with the Holding Company Merger of Suburban Bancshares into Columbia Bancorp. The undersigned hereby undertakes to comply fully with the provisions of the federal securities laws as outlined in the memorandum and hereby agrees to the additional restrictions on sales of the Common Stock of Suburban Bancshares and resale of shares of the Common Stock of Columbia Bancorp outlined in the paragraph entitled "Restrictions Imposed by Accounting Rules Regarding Treatment as a Pooling-of-Interests."

     In Witness Whereof, I have hereunto signed my name as of September 28, 1999.



                                      --------------------------, as joint owner



                                      --------------------------, as joint owner



                                      --------------------------, as joint owner

                                                                     APPENDIX VI

                       MEMORANDUM TO PERSONS DEEMED TO BE
                               AFFILIATED PERSONS


                                                              September 28, 1999

     This memorandum summarizes certain technical requirements of the federal securities laws and of the accounting rules relating to treatment as a pooling-of-interests which will apply following completion of the combination of SUBURBAN BANCSHARES ("Suburban Bancshares") and COLUMBIA BANCORP ("Columbia Bancorp") by effecting the merger of Suburban Bancshares with and into Columbia Bancorp (the "Holding Company Merger").

     Pursuant to the Plan and Agreement to Merge dated as of September 28, 1999 (the "Plan"), shares of the Common Stock of Columbia Bancorp will be issued to the stockholders of Suburban Bancshares for each issued and outstanding share of Common Stock of Suburban Bancshares. Columbia Bancorp will file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC") to register shares of its Common Stock to be issued in connection with the Holding Company Merger.

     Under Section 6.10 of the Plan, Columbia Bancorp has agreed to deliver to Suburban Bancshares written letter agreements (the "Affiliate Agreements") from each of the officers and directors of Columbia Bancorp (and has agreed to use its best efforts to obtain and deliver an Affiliate Agreement from each stockholder of Columbia Bancorp who may be deemed to be an "affiliate" under the rules of the SEC). Under Section 6.11 of the Plan, Columbia Bancorp has agreed to use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of Columbia Bancorp, The Columbia Bank, or any of Columbia Bancorp's other subsidiaries to take any action that would preclude Columbia Bancorp from treating the Mergers as a "pooling-of-interests" for financial reporting purposes. The purpose of this memorandum is to more fully describe the accounting rules relating to the treatment of the Mergers as a pooling-of-interests.

Restrictions Imposed by Accounting Rules Regarding Treatment as a
Pooling-of-Interests.

     In order for the Mergers to be treated as a pooling-of-interests for accounting purposes, affiliates of Columbia Bancorp and affiliates of Suburban Bancshares are required to observe certain restrictions on disposition of their shares of the Common Stock of Columbia Bancorp and of the Common Stock of Suburban Bancshares. Specifically, such affiliates must agree not to sell, pledge, transfer or otherwise dispose of any shares of the Common Stock of Columbia Bancorp or any shares of the Common Stock of Suburban Bancshares during the 30-day period prior to the effective date of the Mergers and until after such time as results covering at least 30 days of combined operations of Columbia Bancorp and Suburban Bancshares after the effective date of the Mergers have been published by Columbia Bancorp in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Forms 10-K, 10-Q or 8-K, or any other public issuance which includes such combined results or operations.

     To signify your consent to these restrictions a copy of an Undertaking and Agreement is attached hereto and is to be executed by you (and where any such shares are owned jointly, by the joint owner or owners) and returned to Columbia Bancorp, 9171 Baltimore National Pike, Ellicott City, Maryland 21042, attention of John A. Scaldara, Jr., Secretary.

                            UNDERTAKING AND AGREEMENT


     The undersigned has received a copy of a memorandum dated September 28, 1999 concerning the provisions of certain accounting rules which relate to the Common Stock of COLUMBIA BANCORP in connection with the Holding Company Merger of Suburban Bancshares into Columbia Bancorp. The undersigned hereby undertakes and agrees to comply fully to the restrictions on sales of the Common Stock outlined in the paragraph entitled "Restrictions Imposed by Accounting Rules Regarding Treatment as a Pooling-of-Interests."

     In Witness Whereof, I have hereunto signed my name as of September 28, 1999.



                                      --------------------------, as joint owner



                                      --------------------------, as joint owner



                                      --------------------------, as joint owner

                                                                    APPENDIX VII

                            FORM OF SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT (this "Agreement") dated as of September 28, 1999, between COLUMBIA BANCORP, a Maryland corporation and registered bank holding company ("Columbia Bancorp"), and each of the individuals listed on Schedule A attached hereto (collectively, the "Suburban Bancshares Stockholders").

                              W I T N E S S E T H:

     WHEREAS, the Suburban Bancshares Stockholders (i) collectively possess the sole or joint right to vote, or direct the voting of, an aggregate of ___________ shares of common stock, par value $.01 per share (the "Shares"), of Suburban Bancshares, Inc., a Delaware corporation and registered bank holding company ("Suburban Bancshares"), which constitute approximately _____ % of the outstanding capital stock of Suburban Bancshares, and (ii) individually possess the right to vote, or to direct the voting of, the number of Shares set forth opposite such Suburban Bancshares Stockholder's name on Schedule A hereto; and

     WHEREAS, the Suburban Bancshares Stockholders (i) collectively possess the sole or joint power to dispose of, or to direct the disposition of, an aggregate of ___________ Shares, which constitute approximately _____ % of the outstanding capital stock of Suburban Bancshares, and (ii) individually possess the power to dispose of, or direct the disposition of, the number of Shares set forth opposite such Suburban Bancshares Stockholder's name on Schedule A hereto; and

     WHEREAS, Columbia Bancorp has entered into a Plan and Agreement to Merge with Suburban Bancshares, dated as of the business day immediately prior to the date hereof (the "Plan"), pursuant to which Suburban Bancshares would merge with and into Columbia Bancorp (the "Holding Company Merger"), with shares of the Common Stock of Columbia Bancorp to be issued to the stockholders of Suburban Bancshares; and

     WHEREAS, pursuant to Section 5.10 of the Plan, Suburban Bancshares has covenanted to obtain agreements from each of its officers and directors (and to use commercially reasonable efforts to obtain agreements from any such other person identified herein as a Suburban Bancshares Stockholder) in which the officers and directors of Suburban Bancshares (in their capacity as Suburban Bancshares Stockholders) and the Suburban Bancshares Stockholders would agree to support the Holding Company Merger; and the Suburban Bancshares Stockholders have in accordance with such covenant agreed to support the Holding Company Merger.

     NOW, THEREFORE, to induce Columbia Bancorp to enter into the Plan and in consideration of the mutual covenants and agreements set forth herein and in the Plan and the mutual benefits to be derived herefrom and therefrom, the parties agree as follows:

     1. Representations of the Suburban Bancshares Stockholders. Each of the Suburban Bancshares Stockholders, severally, and not jointly, represents that:

          (a)(1) such Suburban Bancshares Stockholder possesses the sole or joint right to vote, or direct the voting of, all of the Shares set forth on Schedule A opposite the Suburban Bancshares Stockholder's name, (2) such number of Shares constitutes all of the Shares with respect to which the Suburban Bancshares Stockholder possesses the sole or joint right to vote, or direct the voting of, as the case may be, and (3) except as to Shares held only under a power of attorney or as guardian or custodian, such Suburban Bancshares Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Suburban Bancshares Stockholder's name, free of all restrictions and encumbrances of every kind and character, except as indicated on Schedule A.

          (b)(1) such Suburban Bancshares Stockholder possesses the sole or joint power to dispose of, or direct the disposition of, the Shares set forth on Schedule A opposite the Suburban Bancshares Stockholder's name, (2) such number of Shares constitutes all of the Shares with respect to which the Suburban Bancshares Stockholder possesses or will possess the sole or joint power to dispose of or direct the disposition of, and (3) except as to Shares held only under a power of attorney, such Suburban Bancshares Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Suburban Bancshares Stockholder's name free of all restrictions and encumbrances of any kind or character except as indicated on Schedule A.

          (c) such Suburban Bancshares Stockholder does not own, of record or beneficially, any Shares that are not reflected on Schedule A. For the purposes of this Agreement, beneficial ownership has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

          (d) such Suburban Bancshares Stockholder has full right, power, and authority to enter into, deliver and perform this Agreement; this Agreement has been duly executed and delivered by such Suburban Bancshares Stockholder; and this Agreement constitutes the legal, valid, and binding obligation of the Suburban Bancshares Stockholder, and is enforceable in accordance with its terms.

     2. Covenants of the Suburban Bancshares Stockholders. Each of the Suburban Bancshares Stockholders, severally and not jointly, covenants as follows:

          (a) Restrictions on Transfer. With respect to Shares listed on Schedule A, during the term of this Agreement, such Suburban Bancshares Stockholder shall not voluntarily pledge, hypothecate, grant a security interest in, sell, transfer, or otherwise dispose of or encumber any of such Shares and will not enter into any agreement, arrangement, or understanding (other than a proxy for the purpose of voting his or her Shares in accordance with Subparagraph 2(c) hereof) which would, during that term (i) restrict, (ii) establish a right of first refusal to, or (iii) otherwise relate to the transfer or voting of such Shares; provided, however, this restriction shall not apply to a transfer of any of the Shares by the Suburban Bancshares Stockholder to his or her spouse, children, or grandchildren, subject to the conditions that any transferee, recipient, or custodian of any such transferee or recipient must execute an agreement substantially in the form of this Agreement in a form satisfactory to Columbia Bancorp, and Schedule A hereto may be revised by Columbia Bancorp to reflect such transfer.

          (b) Other Restrictions. During the term of this Agreement, such Suburban Bancshares Stockholder, as a Suburban Bancshares Stockholder, shall not, directly or indirectly, solicit, initiate, or encourage inquiries or proposals from, or participate in any discussions or negotiations with, or provide any information to, any individual, corporation, partnership, or other person, entity, or group (other than Columbia Bancorp, any of its subsidiaries, and their respective officers, employees, representatives, and agents) concerning any sale of assets, sale of shares of capital stock, merger, consolidation, share exchange, or similar transactions involving Suburban Bancshares. Such Suburban Bancshares Stockholder shall promptly advise Columbia Bancorp of, and communicate to Columbia Bancorp the terms of, any such inquiry or proposal addressed either to such Suburban Bancshares Stockholder or to Suburban Bancshares that such Suburban Bancshares Stockholder receives or of which such Suburban Bancshares Stockholder has knowledge.

          (c) Holding Company Merger. With respect to the Shares listed on Schedule A pursuant to Subparagraph 1(a) hereof, each of the Suburban Bancshares Stockholders shall vote such Shares to ratify and confirm the Plan and the Holding Company Merger and the transactions contemplated thereby. Each of the Suburban Bancshares Stockholders, as a Suburban Bancshares Stockholder, further agrees to use all commercially reasonable efforts to cause the Mergers to be effected.

          (d) Additional  Shares.  The provisions of subparagraphs  (a) and
     (c) above shall apply to all Shares currently owned and hereafter acquired, of record or beneficially, by each of the Suburban Bancshares Stockholders.

     3. Termination. This Agreement shall terminate upon the termination of the Plan.

     4. Governing Law. This Agreement shall in all respects be governed by and construed under the laws of Maryland, all rights and remedies being governed by such laws.

     5. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors, and assigns, except that neither party may transfer or assign any of its respective rights or obligations hereunder without the prior written consent of the other party or, if by Columbia Bancorp, in accordance with the Plan.

     6. Counterparts. For convenience of the parties hereto, this Agreement may be executed in several counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     IN  WITNESS  WHEREOF,   Columbia   Bancorp  and  the  Suburban   Bancshares
Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                        COLUMBIA BANCORP


                                        By:-------------------------------------
                                           John M. Bond, Jr.
                                           President and Chief Executive Officer


                                        SUBURBAN BANCSHARES STOCKHOLDERS:



                                        ----------------------------------------



                                        ----------------------------------------



                                        ----------------------------------------



                                        ----------------------------------------

                                   SCHEDULE A





Name       Number of Shares     Number of Shares    Number of Shares As      Number of Shares As       Encumbrance
           As to which          As to which         to which Holder Has      to Which Holder Has
           Holder has Sole      Holder  has Joint   Direct or Indirect       Sole or Shared Power to
           Power to Vote        Power to Vote       Control of Power to      Dispose or Direct
                                                    Vote                     Disposition






*    Pending confirmation on __________.


                                                                   APPENDIX VIII

                            FORM OF SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT (this "Agreement") dated as of September 28, 1999, between SUBURBAN BANCSHARES INC., a Delaware corporation and registered bank holding company ("Suburban Bancshares"), and each of the individuals listed on Schedule A attached hereto (collectively, the "Columbia Bancorp Stockholders").

                              W I T N E S S E T H:

     WHEREAS, the Columbia Bancorp Stockholders (i) collectively possess the sole or joint right to vote, or direct the voting of, an aggregate of ___________ shares of common stock, par value $.01 per share (the "Shares"), of Columbia Bancorp, a Maryland corporation and registered bank holding company ("Columbia Bancorp"), which constitute approximately _____ % of the outstanding capital stock of Columbia Bancorp, and (ii) individually possess the right to vote, or to direct the voting of, the number of Shares set forth opposite such Columbia Bancorp Stockholder's name on Schedule A hereto; and

     WHEREAS, the Columbia Bancorp Stockholders (i) collectively possess the sole or joint power to dispose of, or to direct the disposition of, an aggregate of ___________ Shares, which constitute approximately _____ % of the outstanding capital stock of Columbia Bancorp, and (ii) individually possess the power to dispose of, or direct the disposition of, the number of Shares set forth opposite such Columbia Bancorp Stockholder's name on Schedule A hereto; and

     WHEREAS, Columbia Bancorp has entered into a Plan and Agreement to Merge with Suburban Bancshares, dated as of the business day immediately prior to the date hereof (the "Plan"), pursuant to which Suburban Bancshares would merge with and into Columbia Bancorp (the "Holding Company Merger"), with shares of the Common Stock of Columbia Bancorp to be issued to the stockholders of Suburban Bancshares; and

     WHEREAS, pursuant to Section 6.10 of the Plan, Columbia Bancorp has covenanted to obtain agreements from each of its officers and directors (and to use commercially reasonable efforts to obtain agreements from any such other person identified herein as a Columbia Bancorp Stockholder) in which the officers and directors of Columbia Bancorp (in their capacity as Columbia Bancorp Stockholders) and the Columbia Bancorp Stockholders would agree to support the Holding Company Merger; and the Columbia Bancorp Stockholders have in accordance with such covenant agreed to support the Holding Company Merger.

     NOW, THEREFORE, to induce Columbia Bancorp to enter into the Plan and in consideration of the mutual covenants and agreements set forth herein and in the Plan and the mutual benefits to be derived herefrom and therefrom, the parties agree as follows:

     1. Representations of the Columbia Bancorp Stockholders. Each of the Columbia Bancorp Stockholders, severally, and not jointly, represents that:

          (a)(1) such Columbia Bancorp Stockholder possesses the sole or joint right to vote, or direct the voting of, all of the Shares set forth on Schedule A opposite the Columbia Bancorp Stockholder's name,
     (2) such number of Shares constitutes all of the Shares with respect to which the Columbia Bancorp Stockholder possesses the sole or joint right to vote, or direct the voting of, as the case may be, and (3) except as to Shares held only under a power of attorney or as guardian or custodian, such Columbia Bancorp Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Columbia Bancorp Stockholder's name, free of all restrictions and encumbrances of every kind and character, except as indicated on Schedule A.

          (b)(1) such Columbia Bancorp Stockholder possesses the sole or joint power to dispose of, or direct the disposition of, the Shares set forth on Schedule A opposite the Columbia Bancorp Stockholder's name, (2) such number of Shares constitutes all of the Shares with respect to which the Columbia Bancorp Stockholder possesses or will possess the sole or joint power to dispose of or direct the disposition of, and (3) except as to Shares held only under a power of attorney, such Columbia Bancorp Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Columbia Bancorp Stockholder's name free of all restrictions and encumbrances of any kind or character except as indicated on Schedule A.

          (c) such Columbia Bancorp Stockholder does not own, of record or beneficially, any Shares that are not reflected on Schedule A. For the purposes of this Agreement, beneficial ownership has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

          (d) such Columbia Bancorp Stockholder has full right, power, and authority to enter into, deliver and perform this Agreement; this Agreement has been duly executed and delivered by such Columbia Bancorp Stockholder; and this Agreement constitutes the legal, valid, and binding obligation of the Columbia Bancorp Stockholder, and is enforceable in accordance with its terms.

     2. Covenants of the Columbia Bancorp Stockholders. Each of the Columbia Bancorp Stockholders, severally and not jointly, covenants as follows:

          (a) Restrictions on Transfer. With respect to Shares listed on Schedule A, during the term of this Agreement, such Columbia Bancorp Stockholder shall not voluntarily pledge, hypothecate, grant a security interest in, sell, transfer, or otherwise dispose of or encumber any of such Shares and will not enter into any agreement, arrangement, or understanding (other than a proxy for the purpose of voting his or her Shares in accordance with Subparagraph 2(c) hereof) which would, during that term (i) restrict, (ii) establish a right of first refusal to, or (iii) otherwise relate to the transfer or voting of such Shares; provided, however, this restriction shall not apply to a transfer of any of the Shares by the Columbia Bancorp Stockholder to his or her spouse, children, or grandchildren, subject to the conditions that any transferee, recipient, or custodian of any such transferee or recipient must execute an agreement substantially in the form of this Agreement in a form satisfactory to Columbia Bancorp, and Schedule A hereto may be revised by Columbia Bancorp to reflect such transfer.

          (b) Other Restrictions. During the term of this Agreement, such Columbia Bancorp Stockholder, as a Columbia Bancorp Stockholder, shall not, directly or indirectly, solicit, initiate, or encourage inquiries or proposals from, or participate in any discussions or negotiations with, or provide any information to, any individual, corporation, partnership, or other person, entity, or group (other than Suburban Bancshares, any of its subsidiaries, and their respective officers, employees, representatives, and agents) concerning any sale of assets, sale of shares of capital stock, merger, consolidation, share exchange, or similar transactions involving Columbia Bancorp. Such Columbia Bancorp Stockholder shall promptly advise Suburban Bancshares of, and communicate to Suburban Bancshares the terms of, any such inquiry or proposal addressed either to such Columbia Bancorp
     Stockholder or to Columbia Bancorp that such Columbia Bancorp Stockholder receives or of which such Columbia Bancorp Stockholder has knowledge.

          (c) Holding Company Merger. With respect to the Shares listed on Schedule A pursuant to Subparagraph 1(a) hereof, each of the Columbia Bancorp Stockholders shall vote such Shares to ratify and confirm the Plan and the Holding Company Merger and the transactions contemplated thereby. Each of the Columbia Bancorp Stockholders, as a Columbia Bancorp Stockholder, further agrees to use all commercially reasonable efforts to cause the Holding Company Merger to be effected.

          (d) Additional  Shares.  The provisions of subparagraphs  (a) and
     (c) above shall apply to all Shares currently owned and hereafter acquired, of record or beneficially, by each of the Columbia Bancorp Stockholders.

     3. Termination. This Agreement shall terminate upon the termination of the Plan.

     4. Governing Law. This Agreement shall in all respects be governed by and construed under the laws of Maryland, all rights and remedies being governed by such laws.

     5. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors, and assigns, except that neither party may transfer or assign any of its respective rights or obligations hereunder without the prior written consent of the other party or, if by Columbia Bancorp, in accordance with the Plan.

     6. Counterparts. For convenience of the parties hereto, this Agreement may be executed in several counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Suburban Bancshares, Inc. and the Columbia Bancorp Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                        SUBURBAN BANCSHARES, INC.



                                        By:-------------------------------------
                                           Winfield M. Kelly, Jr.
                                           Chairman of the Board
                                           and Chief Executive Officer


                                        COLUMBIA BANCORP STOCKHOLDERS:



                                        ----------------------------------------



                                        ----------------------------------------



                                        ----------------------------------------



                                        ----------------------------------------



                                        ----------------------------------------

                                   SCHEDULE A





Name       Number of Shares     Number of Shares    Number of Shares As      Number of Shares As       Encumbrance
           As to which          As to which         to which Holder Has      to Which Holder Has
           Holder has Sole      Holder  has Joint   Direct or Indirect       Sole or Shared Power to
           Power to Vote        Power to Vote       Control of Power to      Dispose or Direct
                                                    Vote                     Disposition






*    Pending confirmation on __________.


                                                                     APPENDIX IX

                         FORM OF OPINION OF TAX COUNSEL


          (1) The transfer of all of the assets of Suburban Bancshares to Columbia Bancorp, and the assumption by Columbia Bancorp of the liabilities of Suburban Bancshares pursuant to the terms of the Plan, will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Suburban Bancshares and Columbia Bancorp will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

          (2) A holder of Suburban Bancshares Common Stock who receives solely shares of Columbia Bancorp Common Stock in exchange for his Suburban Bancshares Common Stock (including fractional shares of Columbia Bancorp Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

          (3) A holder of Suburban Bancshares Common Stock who receives cash in lieu of a fractional share of Columbia Bancorp Common Stock will be treated as if he received a fractional share of Columbia Bancorp Common Stock pursuant to the Holding Company Merger and Columbia Bancorp then redeemed such fractional share for the cash received. Such a holder will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

          (4) The basis of the Columbia Bancorp Common Stock received by the Suburban Bancshares stockholders (including fractional shares of Columbia Bancorp Common Stock deemed issued as described above) will be the same as the basis of the Suburban Bancshares Common Stock surrendered in exchange therefor.

          (5) The holding period of the Columbia Bancorp Common Stock received by the Suburban Bancshares stockholders will include the period during which the Suburban Bancshares Common Stock surrendered in exchange therefor was held, provided that the Suburban Bancshares Common Stock is held as a capital asset in the hands of the Suburban Bancshares stockholders on the date of the exchange.

          (6) No gain or loss will be recognized by Suburban Bancshares upon the transfer of all of its assets to Columbia Bancorp in exchange for shares of the Common Stock of Columbia Bancorp and the assumption by Columbia Bancorp of the liabilities of Suburban Bancshares.

          (7) No gain or loss will be recognized by Columbia Bancorp upon the receipt by Columbia Bancorp of all of the assets of Suburban Bancshares in exchange for shares of the Common Stock of Columbia Bancorp and the assumption by Columbia Bancorp of the liabilities of Suburban Bancshares.

          (8) The basis of each asset of Suburban Bancshares in the hands of Columbia Bancorp will be the same as the basis of such asset in the hands of Suburban Bancshares immediately prior to the Holding Company Merger; the holding period of each such asset in the hands of Columbia Bancorp will include the periods during which such asset was held by Suburban Bancshares.

          (9) No gain or loss will be recognized to the stockholders of Columbia Bancorp as a result of the transactions contemplated by the Plan.

          (10) The accumulated earnings and profits of Suburban Bancshares on the Effective Date will be added to the accumulated earnings and profits of Columbia Bancorp and will be available for subsequent distributions of dividends within the meaning of Section 316 of the Code.

                                                                      APPENDIX X

                FORM OF OPINION OF COUNSEL TO SUBURBAN BANCSHARES

          (a) Suburban Bancshares has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, and Suburban Bank has been duly organized and is validly existing as a banking institution under the laws of the State of Maryland.

          (b) The execution and delivery of the Plan and the Stock Option Agreement by Suburban Bancshares and the consummation of Suburban Bancshares of the transactions provided for therein have been duly authorized by all requisite corporate and stockholder action on the part of Suburban Bancshares. Suburban Bancshares has the corporate power and corporate authority to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions contemplated thereby.

          (c) The Plan and the Stock Option Agreement have been executed and delivered by Suburban Bancshares and are valid and binding obligations of Suburban Bancshares, enforceable against Suburban Bancshares in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions or their holding companies and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (d) The execution and delivery and performance by Suburban Bancshares of the Plan and the Stock Option Agreement will not violate the Certificate of Incorporation or By Laws of Suburban Bancshares.

          (e) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required under the Subject Laws (as defined below), or any court order or judgment specifically applicable to Suburban Bancshares and actually known to such counsel, for Suburban Bancshares to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions provided for therein. Such counsel need express no opinion, however, as to any such consent, approval, action or filing which may be required as the result of Columbia Bancorp's involvement in the transactions contemplated by the Plan and the Stock Option Agreement because of such entities' legal or regulatory status or because of other facts specifically pertaining to Columbia Bancorp.

          (f) Assuming due authorization of the Holding Company Merger by Columbia Bancorp and the Columbia Bancorp stockholders, upon the filing of an Agreement and Articles of Merger with the Maryland State Department of Assessments and Taxation and the Delaware Secretary of State in accordance with the Plan, the Holding Company Merger will be effective in accordance with the laws of the State of Maryland and of the State of Delaware.

          (g) Assuming due authorization of the Bank Merger by Columbia Bank and the Columbia Bank stockholders, upon issuance of a Certificate of Merger by the Maryland Commissioner of Financial Institutions and the filing of an Agreement of Bank Merger and the Certificate of Merger with and acceptance for record by the Maryland State Department of Assessments and Taxation in accordance with the Plan, the Bank Merger will be effective in accordance with the laws of the State of Maryland.

          (h) The Proxy Statement/Prospectus, insofar as it constituted a proxy statement for the special meeting (the "Special Meeting") of Suburban Bancshares' stockholders held on _____________, 1999, as of the date thereof, complied as to form in all material respects to the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, except that such counsel need express no opinion as to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Proxy Statement/Prospectus, (ii) any document incorporated by reference into the Proxy Statement/Prospectus, (iii) the exhibits to any document incorporated by reference into the Proxy Statement/Prospectus, (iv) the description of the analyses performed by the investment banker in rendering its fairness opinion, or (v) information relating to Columbia Bancorp or the Columbia Subsidiaries which was included in the Proxy Statement/Prospectus. Such counsel need not assume any responsibility for the accuracy, completeness of fairness of the statements contained in the Proxy Statement/Prospectus or any documents incorporated by reference therein except as set forth in the paragraph immediately following this one.

     In connection with the Mergers, such counsel shall state that it participated in conferences with certain officers and other representatives of Suburban Bancshares and Suburban Bank at which the contents of the Proxy Statement/Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Proxy Statement/Prospectus and made no independent check or verification of the existence or absence of any matter set forth therein, on the basis of the foregoing, such counsel shall state that no facts have come to its attention that leads it to believe that the Proxy Statement/Prospectus as of the date it was mailed to Suburban Bancshares' stockholders and on the date of the Special Meeting contemplated thereby, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Proxy Statement/Prospectus, (ii) the exhibits thereto and the exhibits to any document incorporated by reference into the Proxy Statement/Prospectus, (iii) the documents incorporated by reference therein, (iv) the description of the analyses performed by the investment banker in rendering its fairness opinion, or (v) any information relating to Columbia Bancorp or the Columbia Subsidiaries contained therein. In rendering such statement, such counsel may state that it has served only as special counsel to Suburban Bancshares and Suburban Bank, that such representation of such entities has been limited to acting as their special counsel with respect to the Mergers and on certain other unrelated


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

matters on which such counsel has been consulted by the management of Suburban Bancshares or Suburban Bank, and that such counsel has relied solely upon the examination and inquiries stated therein.

     In rendering such opinion, such counsel may, without independent verification, assume: (i) the genuineness of all signatures and the authenticity of all documents submitted to such counsel as originals, the conformity to original documents of all documents submitted to such counsel as certified, conformed or reproduction copies, and the authenticity of such originals of such latter documents; (ii) the execution of such documents, acknowledgment as indicated thereon and receipt of the consideration recited therein by Columbia Bancorp, (iii) that Columbia Bancorp has the full power, authority and legal right under its articles of incorporation and other governing documents and applicable laws, as the case may be, to execute and to perform its obligations under all documents executed by it in connection with the transactions contemplated by the Plan and the Stock Option Agreement; (iv) that the foregoing documents, in the forms submitted to such counsel for review, have not been altered or amended in any respect material to such counsel's opinion as stated herein; (v) that there are no other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder; (vi) the accuracy of the representations and warranties of Suburban Bancshares and Suburban Bank as set forth in the Plan; (vii) the accuracy of all certifications made available to such counsel from public officials and officers of Suburban Bancshares and Suburban Bank on which such counsel is relying in rendering the opinions set forth above; and (viii) the validity of all laws and regulations applicable to the transactions contemplated by the Plan and the Stock Option Agreement.

     Furthermore, to the extent not inconsistent with the other assumptions, qualifications and limitations set forth in such counsel's opinion, such counsel's opinion shall be governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, such opinion shall be subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and such counsel's opinion should be read in conjunction therewith. The term "actual knowledge" when used in such counsel's opinion shall have the meaning set forth in the Accord. For purposes of the opinion in (e) above, Subject Laws shall mean the Maryland General Corporation Law, the Delaware General Corporation Law, the Financial Institutions Article of the Annotated Code of Maryland, and the Exchange Act, and the rules and regulations promulgated thereunder.


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                                                                     APPENDIX XI

                 FORM OF OPINION OF COUNSEL TO COLUMBIA BANCORP

          (a) Columbia Bancorp has been duly organized and is validly existing as a corporation under the laws of the State of Maryland, and Columbia Bank has been duly organized and is validly existing as a banking institution under the laws of the State of Maryland.

          (b) The execution and delivery of the Plan and the Stock Option Agreement by Columbia Bancorp and the consummation by Columbia Bancorp of the transactions provided for therein have been duly authorized by all requisite corporate (including stockholder) action on the part of Columbia Bancorp. Columbia Bancorp has the corporate power and corporate authority to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions contemplated thereby.

          (c) The Plan and the Stock Option Agreement have been executed and delivered by Columbia Bancorp and are valid and binding obligations of Columbia Bancorp, enforceable against Columbia Bancorp in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions or their holding companies and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (d) The execution, delivery and performance by Columbia Bancorp of the Plan and the Stock Option Agreement do not violate the Charter or By-Laws of Columbia Bancorp.

          (e) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required under the Subject Laws (as defined below), or any court order or judgment specifically applicable to Columbia Bancorp and known to such counsel, for Columbia Bancorp to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions provided for therein. Such counsel need express no opinion, however, as to any such consent, approval, action or filing which may be required as the result of Suburban Bancshares' involvement in the transactions contemplated by the Plan and the Stock Option Agreement because of such entities' legal or regulatory status or because of other facts specifically pertaining to Suburban Bancshares.

          (f) Assuming due authorization of the Holding Company Merger by Suburban Bancshares and the Suburban Bancshares stockholders, upon the filing of an Agreement and Articles of Merger with and acceptance for record by the Maryland State Department of Assessments and Taxation and the Delaware Secretary of State in accordance with the Plan, the Holding Company Merger will be effective in accordance with the laws of the State of Maryland and of the State of Delaware.

          (g) Assuming due authorization of the Bank Merger by Suburban Bank and the Suburban Bank stockholders, upon issuance of a Certificate of Merger by the Maryland Commissioner of Financial Institutions and the filing of an Agreement of Bank Merger and the Certificate of Merger with and acceptance for record by the Maryland State Department of Assessments and Taxation in accordance with the Plan, the Bank Merger will be effective in accordance with the laws of the State of Maryland.

          (h) The Columbia Bancorp Common Stock to be issued in connection with the Holding Company Merger in accordance with Section 9.2 of the Plan is duly reserved for issuance, and when so issued, will be duly authorized and validly issued, fully paid and non-assessable, free of preemptive rights, and free and clear of all liens, encumbrances or restrictions created by or through Columbia Bancorp.

          (i) The Registration Statement of Columbia Bancorp has been declared effective by the SEC under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC.

          (j) The terms and provisions of the Columbia Bancorp Common Stock conform to the description thereof contained in the Proxy Statement/Prospectus. The form of stock certificate used to evidence the Columbia Bancorp Common Stock is in due and proper form.

          (k) The Proxy Statement/Prospectus, insofar as it constitutes a final prospectus under the Securities Act and a definitive proxy statement under the Exchange Act for the special meeting (the "Special Meeting") of Columbia Bancorp's stockholders held on ________________, 1999, as of the date thereof, complied as to form in all material respects to the requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that such counsel need express no opinion as to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Registration Statement and the Proxy Statement/Prospectus, (ii) any document incorporated by reference into the Registration Statement and the Proxy Statement/Prospectus, (iii) the exhibits to any document incorporated by reference into the Registration Statement and the Proxy Statement/Prospectus, or (iv) information relating to Suburban Bancshares or the Suburban Subsidiaries which was included in the Registration Statement and the Proxy Statement/Prospectus. In addition, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Proxy Statement/Prospectus or any documents incorporated by reference therein except as set forth in the paragraph immediately following this one.

     In connection with the Mergers, such counsel shall state that it participated in conferences with certain officers and other representatives of Columbia Bancorp and the Columbia Subsidiaries at which the contents of the Registration Statement and the Proxy Statement/Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Registration Statement and the Proxy Statement/Prospectus and has made no independent check or verification of the existence or absence of any matter set forth therein, on the basis of the foregoing, such counsel shall state that no facts have come to its attention which leads it to believe that the Registration Statement and the Proxy Statement/Prospectus as of the date of the effectiveness of the Registration Statement and through the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Registration Statement and the Proxy Statement/Prospectus, (ii) the exhibits thereto and the exhibits to any document incorporated by reference into the Registration Statement and the Proxy Statement/Prospectus, (iii) the documents incorporated by reference therein, or (iv) any information relating to Suburban Bancshares or the Suburban Subsidiaries contained therein. In rendering such statement, such counsel may state that it has served only as special counsel to Columbia Bancorp and the Columbia Subsidiaries, that such representation of such entities has been limited to acting as their special counsel with respect to the Mergers and on certain other unrelated matters on which such counsel has been consulted by the management of Columbia Bancorp or the Columbia Subsidiaries, and that such counsel has relied solely upon the examination and inquiries stated therein.

     In rendering such opinion, such counsel may, without independent verification, assume: (i) the genuineness of all signatures and the authenticity of all documents submitted to such counsel as originals, the conformity to original documents of all documents submitted to such counsel as certified, conformed or reproduction copies, and the authenticity of such originals of such latter documents; (ii) the execution of such documents, acknowledgment as indicated thereon and receipt of the consideration recited therein by Suburban Bancshares, (iii) that Suburban Bancshares has the full power, authority and legal right under its articles of incorporation and other governing documents and applicable laws, as the case may be, to execute and to perform its obligations under all documents executed by it in connection with the transactions contemplated by the Plan and the Stock Option Agreement; (iv) that the foregoing documents, in the forms submitted to such counsel for review, have not been altered or amended in any respect material to such counsel's opinion as stated herein; (v) that there are no other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder; (vi) the accuracy of the representations and warranties of Columbia Bancorp and the Columbia Subsidiaries as set forth in the Plan; (vii) the accuracy of all certifications made available to such counsel from public officials and officers of Columbia Bancorp and the Columbia Subsidiaries on which such counsel is relying in rendering the opinions set forth above; and (viii) the validity of all laws and regulations applicable to the transactions contemplated by the Plan and the Stock Option Agreement.

     Furthermore, to the extent not inconsistent with the other assumptions, qualifications and limitations set forth in such counsel's opinion, such counsel's opinion shall be governed by, and shall be interpreted in accordance

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with, the Legal Opinion  Accord (the  "Accord") of the American Bar  Association
Section of Business Law (1991). As a consequence, such opinion shall be subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and such counsel's opinion should be read in conjunction therewith. The term "actual knowledge" when used in such counsel's opinion shall have the meaning set forth in the Accord. For purposes of the opinion in (e) above, Subject Laws shall mean the Bank Holding Company Act of 1956, the General Corporation Law of Maryland, the Financial Institutions Article of the Annotated Code of Maryland, and the Exchange Act, and the rules and regulations promulgated thereunder.

                                                                    APPENDIX XII

     AMENDMENTS TO THE BY-LAWS OF COLUMBIA BANCORP


     SECTION 2.04 Qualification. No person shall stand for election as a director who would be 70 years of age on or before the date of the election (with no age limit in the case of any person who is serving as the Chairman of the Board, the Vice-Chairman of the Board, the chairman of any standing committee of the Board of Directors or the President just prior to his election or in the case of Albert W. Turner).

     SECTION 4.01. Executive and Other Officers. The Corporation shall have a President, a Secretary, and a Treasurer who shall be the executive officers of the Corporation. It may also have a Chairman of the Board; the Chairman of the Board shall be an executive officer if he or she is designated as the chief executive officer of the Corporation. Provided the Corporation has a Chairman of the Board it may also have a Vice Chairman of the Board. The Vice Chairman of the Board shall not be an executive officer of the Corporation. The Corporation may also have a Chairman of the Executive Committee. The Chairman of the Executive Committee shall not be an executive officer of the Corporation. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Corporation, or as chief operating officer, having supervision of the operations of the Corporation; in the absence of designation the President shall serve as chief executive officer and chief operating officer. It may also have one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President nor Chairman of the Board and Vice Chairman of the Board of the Corporation. The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee and the President shall be directors; the other officers may be directors.

     SECTION 4.04. Chairman of the Executive Committee. The Chairman of the Executive Committee, if one be elected, shall preside at all meetings of the Executive Committee of the Board of Directors at which he or she shall be present; and, in general, he or she shall perform all such duties as are from time to time assigned to him or her by the Board of Directors.

     [The remaining sections in Article IV shall be renumbered.]

     SECTION 4.11 4.10. Election, Tenure and Removal of the Chairman of the Board, and the Vice Chairman of the Board and the Chairman of the Executive Committee. The Board of Directors shall elect the Chairman of the Board, and the Vice Chairman of the Board and the Chairman of the Executive Committee, if any be elected. The Chairman of the Board, and the Vice Chairman of the Board and the Chairman of the Executive Committee shall be appointed to hold their offices, respectively, for two years, but not beyond their respective terms as directors. The Board of Directors may remove the Chairman of the Board, and the

Vice Chairman of the Board and the Chairman of the Executive Committee from their respective office at any time. The removal of the Chairman of the Board and/or the Vice Chairman of the Board and/or the Chairman of the Executive Committee does not prejudice his/their rights as a director and stockholder of the Corporation conveyed by the Charter and By-Laws of the Corporation or under any employment agreement.

                                                                   APPENDIX XIII

                   AMENDMENTS TO THE BY-LAWS OF COLUMBIA BANK


     SECTION 2.04. Qualification. Each of the directors shall own in good faith and of record unencumbered shares of capital stock of the Trust Company or a corporation that owns more than 80% of the capital stock of the Trust Company. The unencumbered capital stock which the director owns shall be in the amount of at least $500. To determine the amount of capital stock owned by a director the par value, market value or book value of Common Stock and Preferred Stock
(determined at the date of purchase or the date of becoming a director, whichever value is the greater) may be considered and debt instruments of the Trust Company may not be considered. No person shall stand for election who would be 70 years of age on or before the date of the election (WITH NO AGE LIMIT IN THE CASE OF ANY PERSON WHO IS SERVING AS THE CHAIRMAN OF THE BOARD, THE VICE-CHAIRMAN OF THE BOARD, THE CHAIRMAN OF ANY STANDING COMMITTEE OF THE BOARD OF DIRECTORS OR THE PRESIDENT JUST PRIOR TO HIS ELECTION OR IN THE CASE OF ALBERT W. TURNER).

     SECTION 4.01. Executive and Other Officers. The Trust Company shall have a President, a Secretary, and a Treasurer who shall be the executive officers of the Trust Company. It may also have a Chairman of the Board; the Chairman of the Board shall be an executive officer if he is designated as the chief executive officer of the Trust Company. Provided the Trust Company has a Chairman of the Board it may also have a Vice Chairman of the Board. The Vice Chairman of the Board shall not be an executive officer of the Trust Company. The Trust Company may also have a Chairman of the Executive Committee. The Chairman of the Executive Committee shall not be an executive officer of the Trust Company. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Trust Company, or as chief operating officer, having supervision of the operations of the Trust Company; in the absence of designation the President shall serve as chief executive officer and chief operating officer. It may also have one or more Vice Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Trust Company but may not serve concurrently as both President and Vice President nor Chairman of the Board and Vice Chairman of the Board of the Trust Company. The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee and the President shall be directors; the other officers may be directors.

     SECTION 4.04. Chairman of the Executive Committee. The Chairman of the Executive Committee, if one be elected, shall preside at all meetings of the Executive Committee of the Board of Directors at which he or she shall be present; and, in general, he or she shall perform all such duties as are from time to time assigned to him or her by the Board of Directors.

     [The remaining sections in Article IV shall be renumbered.]



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

     SECTION 4.11 4.10. Election, Tenure and Removal of the Chairman of the Board, and the Vice Chairman of the Board and the Chairman of the Executive Committee. The Board of Directors shall elect the Chairman of the Board, and the Vice Chairman of the Board and the Chairman of the Executive Committee, if any be elected. The Chairman of the Board, and the Vice Chairman of the Board and the Chairman of the Executive Committee shall be appointed to hold their offices, respectively, for two years, but not beyond their respective terms as directors. The Board of Directors may remove the Chairman of the Board, and the Vice Chairman of the Board and the Chairman of the Executive Committee from their respective office at any time. The removal of the Chairman of the Board and/or the Vice Chairman of the Board and/or the Chairman of the Executive Committee does not prejudice his/their rights as a director and stockholder of the Trust Company conveyed by the Charter and By-Laws of the Trust Company or under any employment agreement.

                                                                    APPENDIX XIV

                       COLUMBIA BANCORP AND COLUMBIA BANK
                   BOARD AND EXECUTIVE OFFICER ASSIGNMENTS AT
                               THE EFFECTIVE DATE



Designated Directors of Columbia Bancorp:

     Name                           Class           Designated by

     Winfield M. Kelly, Jr.         2002            Suburban Bancshares
     Albert W. Turner               2002            Suburban Bancshares
     Lawrence A. Shulman            2001            Suburban Bancshares
     Vincent D. Palumbo             2001            Suburban Bancshares
     Kenneth H. Michael             2000            Suburban Bancshares

     The other 17 directors will be those persons serving as directors of Columbia Bancorp at the time of the Effective Date and will continue to serve in their respective classes.

Designated Directors of Columbia Bank:

     Name                           Class           Designated by

     Winfield M. Kelly, Jr.         2000            Suburban Bancshares
     Albert W. Turner               2000            Suburban Bancshares
     Lawrence A. Shulman            2000            Suburban Bancshares
     Vincent D. Palumbo             2000            Suburban Bancshares
     Kenneth H. Michael             2000            Suburban Bancshares

     The other 17 directors will be those persons serving as directors of Columbia Bank at the time of the Effective Date and will continue to serve until 2000.

Designated  titles  (director  titles and executive  officer titles) of Columbia
Bancorp:

     Name                             Title

     Director Titles:
     Winfield M. Kelly, Jr.           Chairman of the Board
     James R. Moxley, Jr.             Vice Chairman of the Board
     Herschel L. Langenthal           Chairman of the Executive Committee

     Executive Officer Titles:
     John M. Bond, Jr.                President, Chief Executive Officer, and
                                      Treasurer
     John A. Scaldara, Jr.            Executive Vice President, Chief Financial
                                      Officer, and Secretary



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

Designated  titles  (director  titles and executive  officer titles) of Columbia
Bank:

     Name                             Title

     Director Titles:
     Winfield M. Kelly, Jr.           Chairman of the Board
     Herschel L. Langenthal           Chairman of the Executive Committee

     Executive Officer Titles:
     John M. Bond, Jr.                President, Chief Executive Officer, and
                                      Treasurer
     John A. Scaldara, Jr.            Executive Vice President, Chief Financial
                                      Officer, and Secretary
     Michael T. Galeone               Executive Vice President
     Robert W. Locke                  Executive Vice President
     Stephen A. Horvath               Executive Vice President/Washington Region
     Head

Additional Contract Employee of Columbia Bancorp:

     Name

     New Employment Agreement:
     Winfield M. Kelly, Jr.

Additional Contract Employees of Columbia Bank:

     Name

     New Employment Agreement:
     Winfield M. Kelly, Jr.
     Stephen A Horvath

     Assumption of Existing Severance Agreement:
     Harold J. Koch
     Joseph E. Burnett
     Cesar O. Cabrejas
     Sibyl S. Malatras

                                                                     APPENDIX XV

                       BOARD CHAIRMAN'S SERVICES AGREEMENT


     THIS SERVICE AGREEMENT (hereinafter this "Agreement") is entered into on this ____ day of ____________________, by and between:

     (1)  Winfield M. Kelly, Jr.
          12404 Pleasant Prospect Road
          Mitchellville, Maryland 20721

(hereinafter "Kelly") and

     (2)  Columbia Bancorp
          9171 Baltimore National Pike
          Ellicott City, Maryland  21042

(hereinafter  "Columbia  Bancorp"),  and  its  subsidiary,   The  Columbia  Bank
(hereinafter "Columbia Bank").

                              W I T N E S S E T H:

     WHEREAS, Columbia Bancorp desires to provide to Kelly and Kelly desires to receive from Columbia Bancorp a continuing services agreement so as to retain and secure Kelly's services as Chairman of the Board of Directors of Columbia Bancorp and Chairman of the Board of Directors of Columbia Bank, upon the terms and conditions set forth in this Agreement.

     NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

          (a) Commencement Date. _________________.

          (b) Bank Regulatory Agency. As used in this Agreement, "Bank Regulatory Agency" shall mean any governmental authority, regulatory agency, ministry, department, statutory corporation, central bank or other body of the United States or of any other country or of any state or other political subdivision of any of them having jurisdiction over Columbia Bancorp or any transaction contemplated, undertaken or proposed to be undertaken by Columbia Bancorp hereunder or otherwise. Bank Regulatory Agency shall include, but not necessarily be limited to:

               (1) The Federal Deposit Insurance Corporation or any other federal or state depository insurance organization or fund; and



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

               (2) The Federal Reserve System, the Comptroller of the Currency, The Maryland Division of Financial Regulation, or any other federal or state bank regulatory or commissioner's office; and

               (3) The Resolution Trust Corporation, the Resolution Funding
     Corporation, the Financing Corporation or any other entity created pursuant to The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time; and

               (4) Any corporation, bridge bank, fund association, or other entity established, organized, owned (in whole or in part) or controlled by any of the foregoing; and

               (5) Any predecessor, successor or assignee of the foregoing.

     2. Term.

          (a) Initial Term. Except as provided for below under "Rights to Terminate Agreement", the Initial Term of this Agreement shall expire upon the expiration of Kelly's current term as a director of Columbia Bancorp.

               (1) Renewals and Extensions; Subsequent Annual Terms. After the Initial Term of this Agreement, this Agreement shall automatically renew with the reelection of Kelly as BOARD CHAIRMAN in accordance with Columbia Bancorp's and Columbia Bank's By-Laws and Charter, unless:

                    (A) Kelly provides notice to Columbia Bancorp and Columbia Bank at least on or before the end of any term that he does not wish to renew the contract for an additional annual term, in which event this Agreement will expire at the end of the contract term in which Kelly gives such notice to Columbia Bancorp and Columbia Bank; or

                    (B) Kelly fails to be reelected as BOARD CHAIRMAN in accordance with Columbia Bancorp's and Columbia Bank's By-Laws and Charter.

     3. Duties and Authority of Kelly.

          (a) Performance of Services. Kelly shall discharge his duties as Board Chairman to the best of his ability for and on behalf of Columbia Bancorp and Columbia Bank. Kelly shall comply with all laws, statutes, ordinances, rules and regulations relating to his services and duties. During the term of this Agreement, Kelly shall not at any time or place directly or indirectly engage or agree to engage in any business or practice related to the banking business with or for any other person or entity to any extent whatsoever, other than to the extent required by the terms and conditions of this Agreement.



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

          (b) Constructive Termination. Excepting any action precipitated by reason of regulatory requirements as provided in Section 5(b) below, substantial curtailment of the duties and authority of Kelly as Board Chairman hereunder by Columbia Bancorp and Columbia Bank shall constitute a termination without cause in breach of this Agreement.

     4. Payment Amount; Terms. As full compensation for all services rendered to Columbia Bancorp and Columbia Bank pursuant to this Agreement and the covenants contained herein, Columbia Bancorp and Columbia Bank shall pay to Kelly the following:

          (a) Base Compensation. Kelly's base compensation (the "Base Compensation") shall be $60,000 per annum. The Board of Directors shall review such base compensation at least annually and may grant such raises as in its discretion are deemed warranted.

               (1) Base Compensation Rate. Compensation to begin on the Commencement Date at the above annual rate.

               (2) Method of Payment. Columbia Bancorp and/or Columbia Bank shall pay Kelly's said base compensation in equal monthly installments or ----------------- more frequently.

          (b) Vacation and Leave. Kelly shall be entitled to such vacation and leave as may be provided for under the current and future leave and vacation policies of Columbia Bancorp and Columbia Bank for executive officers.

          (c) Office Space. Columbia Bancorp will provide customary executive office space and executive office support to Kelly beginning on the Commencement Date.

          (d) D & O Insurance. Columbia Bancorp and Columbia Bank will provide Kelly with directors and officers liability insurance coverage on terms comparable to that provided to Columbia Bancorp's and Columbia Bank's other officers and directors.

          (e) Additional Compensation. Upon the earlier to occur of (i) any sale or exchange of stock in Columbia Bancorp with any third party which results in a change in a controlling interest of Columbia Bancorp, or (ii) five years from the Commencement Date, Columbia Bancorp shall thereupon immediately pay to Kelly the sum of $200,000 as additional compensation to Kelly or his heirs. In addition, in the event Columbia is required to pay such additional compensation as a result of a change in a controlling interest of Columbia Bancorp and such a change in a controlling interest occurs prior to the time when Kelly shall have become fully vested in any stock option plan established for his benefit, Kelly shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit. For purposes of construing the foregoing, the term "change in a controlling interest" shall be defined as provided in applicable Federal Reserve Board regulations.



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

     5. Rights to Terminate Agreement.

          (a) Breach or Default Under Agreement. Either party may terminate this Agreement for breach or default as provided hereinbelow.

          (b) Termination Without Cause/Severance. Kelly may terminate this Agreement in accordance with Paragraph 2(a)(1)(A), above. Columbia Bancorp and Columbia Bank may terminate this Agreement in accordance with Paragraph
2(a)(l)(B), above. Otherwise, if Kelly is not in breach or default of this Agreement and Columbia Bancorp or Columbia Bank terminates Kelly's services for any reason and under any procedures other than those specified in paragraph (c), below, then Columbia Bancorp or Columbia Bank shall thereupon immediately pay to Kelly the sum of $120,000 as severance compensation to Kelly; being equal to twice his Base Compensation for a 12 month period. In addition, should such termination occur prior to the time when Kelly shall have become fully vested in any stock option plan established for his benefit, Kelly shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit.

          (c) Termination of Kelly With Cause; Procedure.

               (1) Termination of Compensation. If Columbia Bancorp and Columbia Bank terminates Kelly for cause as set forth in this paragraph, then the compensation payments provided for herein shall cease.

               (2) Definition of Cause. Under this Agreement, "cause" shall be defined to be:

                    (A) Any willful act or action on the part of Kelly done in connection with or associated with the services rendered by Kelly under this Agreement for which a criminal prosecution (other than traffic and misdemeanor actions) is commenced by the prosecuting authorities in the jurisdiction in which such act or action occurred. For the purposes of this Agreement, the commencement of a criminal prosecution shall be deemed to have occurred upon the filing of a criminal information against Kelly or the indictment of Kelly by any local, state or federal authority.

                    (B) Any act of theft, fraud, deceit, material misrepresentation, assault or battery done by Kelly in connection with or associated with the services rendered by Kelly to Columbia Bancorp or Columbia Bank under this Agreement.

                    (C) Any act, action, failure to act or omission which constitutes gross misconduct or gross negligence in connection with or associated with the services rendered by Kelly under this Agreement, provided that the procedures of paragraph 5(c)(3) are followed.



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

                    (D) Any termination following a default of this Agreement by Kelly, pursuant to the provisions of Paragraph 10 below.

                    (E) Any Bank Regulatory Agency action with respect to this Agreement, or any failure of this Agreement to comply with any Bank Regulatory Agency requirements.

               (3) Procedure for Termination With Cause. The procedure for termination with cause shall be as follows:

                    (A) For any reason specified in paragraph 5(c)(2)(A), Kelly shall be terminated upon the commencement of prosecution, as of the date of the act to which that paragraph applies.

                    (B) For any reason specified in Paragraphs 5(c)(2)(B), 5(c)(2)(C), 5(c)(2)(D) or 5(c)(2)(E), unless ordered by or agreed to differently between Columbia Bancorp and/or Columbia Bank, and a Bank Regulatory Agency, or unless a criminal prosecution has commenced as provided in Paragraphs 5(c)(2)(A) and 5(c)(3)(A) above, Columbia Bancorp and/or Columbia Bank shall give Kelly written notice of the cause alleged to be the basis for Kelly's termination. Kelly shall thereafter have a period of 30 days from the date of the receipt of Columbia Bancorp's and/or Columbia Bank's written notice in which to dispute and/or explain the situation(s) referred to in Columbia Bancorp's and/or Columbia Bank's written noticed, including, if appropriate, a response to Bank Regulatory Agencies. If Kelly does not respond to Columbia Bancorp's and/or Columbia Bank's notice, Kelly shall be deemed to have agreed to Columbia Bancorp's and/or Columbia Bank's and/or the Bank Regulatory Agency's allegations and the termination shall be effective as of the date of Columbia Bancorp's and/or Columbia Bank's written notice. If Kelly disputes the allegations contained in Columbia Bancorp's and/or Columbia Bank's and/or the Bank Regulatory Agency's notice, Kelly shall notify Columbia Bancorp and/or Columbia Bank in writing within the time period set forth above and Columbia Bancorp and/or Columbia Bank and Kelly shall set a meeting to discuss a resolution of the dispute. If the parties and/or any Bank Regulatory Agency do not reach agreement as to Kelly's termination, within 45 days of Columbia Bancorp's and/or Columbia Bank's notice, Columbia Bancorp and/or Columbia Bank, by a majority of its Board of Directors, shall have the right to terminate Kelly and to discontinue the compensation payments to Kelly. If Kelly nevertheless still disagrees that his termination was proper under the terms of this Agreement, both parties hereto by their execution hereof agree, unless otherwise ordered by or agreed to differently between any Bank Regulatory Agency and Columbia Bancorp and/or Columbia Bank, to submit to binding arbitration under the rules, regulations and procedures of the American Arbitration Association.



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

          (d) Termination of Agreement by Kelly for Cause. If Columbia Bancorp and/or Columbia Bank shall become in breach or default of any of the material provisions hereof, including especially any constructive termination [as provided in Paragraph 3(b), above] and fails to cure such breach as provided in Paragraph 10, below, then Kelly may, at his option at any time thereafter, elect to terminate this Agreement for cause, in which event Columbia Bancorp or Columbia Bank shall thereupon immediately pay to Kelly the sum of $60,000 as severance compensation to Kelly; being equal to his Base Compensation for a 12 month period. In addition, should such termination occur prior to the time when Kelly shall have become fully vested in any stock option plan established for his benefit, Kelly shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit.

          (e) Death or Disability. If Kelly should be unable to perform his professional duties due to disability, then the compensation provided for hereinabove shall continue at its full level for a period not to exceed 120 days and, if the disability is temporary, shall resume upon Kelly's return to his duties hereunder. In the event of Kelly's death, such compensation payments shall cease.

          (f) Survival of Restrictions. In the event of a termination of the offer set forth in this Agreement, or in the event of a termination of this Agreement after acceptance hereof by Kelly, all covenants and restrictions contained herein shall survive the termination and shall continue in full force and effect as provided for herein.

     6. Representations and Warranties of Kelly. Kelly represents and warrants to Columbia Bancorp and Columbia Bank the following:

          (a) Information Supplied to Columbia Bancorp and Columbia Bank. All information and data, including but not limited to, personal data, work histories, salaries and responsibilities, represented and provided to Columbia Bancorp and Columbia Bank by Kelly in his application for the position provided for herein are true and correct in all material respects and Kelly has not stated any facts or circumstances, nor has he failed to disclose any facts or circumstances to Columbia Bancorp and Columbia Bank the statement or omission of which would cause Kelly's application to be false or misleading in any material respect.

          (b) Prior Agreements. Kelly is not now a party to or bound by any employment, consulting or other type of agreement, nor has he been a party to or bound by any such agreement, which would be breached by, or of which Kelly would be in default, by virtue of any provision contained in this Agreement with Columbia Bancorp and Columbia Bank, nor is Kelly a party to any such agreement which would compete with or constitute a conflict of interest with this Agreement and Kelly's duties and obligations to Columbia Bancorp and Columbia Bank.

          (c) Bank Regulatory Agency Approval. To the best of Kelly's knowledge, information and belief, there are no facts or circumstances contained in Kelly's personal or professional history which are likely to, or which in fact will, cause any Bank Regulatory Agency having jurisdiction over Columbia Bancorp or


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

Columbia Bank to withdraw, suspend or substantially modify its approval of Kelly as BOARD CHAIRMAN of Columbia Bancorp or Columbia Bank.

     7. Representations and Warranties of Columbia Bancorp and Columbia Bank.

          To the best of Columbia Bancorp's and Columbia Bank's knowledge, information and belief, there are no facts or circumstances to which Columbia Bancorp or Columbia Bank is privy, which are likely to, or which in fact will, cause any Bank Regulatory Agency having jurisdiction over Columbia Bancorp or Columbia Bank to withdraw, suspend or substantially modify its approval of Kelly as BOARD CHAIRMAN of Columbia Bancorp and Columbia Bank.

     8. Restrictive Covenants.

          (a) Proprietary Information. Kelly acknowledges that upon acceptance of this Agreement, Kelly will be making use of, acquiring and adding to Columbia Bancorp's and Columbia Bank's confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to Columbia Bancorp's and Columbia Bank's business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, confidential reports, and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by Columbia Bancorp's and Columbia Bank's suppliers, and customers, all of which shall be deemed to be confidential information. Kelly acknowledges that such confidential information has been and will continue to be of central importance to the business of Columbia Bancorp and Columbia Bank and that disclosure of it or its use by others could cause substantial loss to Columbia Bancorp and Columbia Bank. In consideration of his anticipated and thereafter continued contract with Columbia Bancorp and Columbia Bank, upon acceptance hereof, Kelly agrees that during the entire term of this Agreement, and upon and for a period of two years after such term, Kelly shall not, for any purpose whatsoever, directly or indirectly, divulge, reveal, report, publish, transfer, or disclose to any person or entity any of such confidential information which was obtained by Kelly as a result of Kelly's services to Columbia Bancorp and Columbia Bank, nor shall Kelly reveal to any person or entity any trade secrets of Columbia Bancorp or Columbia Bank, but Kelly shall hold all of the same confidential and inviolate. For purposes of construing the foregoing, "proprietary information" shall not be construed to include information generally available in the public domain through sources other than Kelly.

          (b) Property of Columbia Bancorp or Columbia Bank. All contracts, agreements, forms, financial books, records, instruments and documents, supplier lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, listings, programming, and any other instruments, records or documents relating or pertaining to Columbia Bancorp or Columbia Bank (hereinafter referred to as "Records") shall at all times be and remain the property of Columbia Bancorp and Columbia Bank. Upon termination or expiration of the term of this Agreement for any reason whatsoever, Kelly shall return to Columbia Bancorp or Columbia Bank all Records (whether furnished by


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Columbia Bancorp,  by Columbia Bank, by a third party or prepared by Kelly), and
Kelly shall neither make nor retain any copies of any such Records after such termination.

          (c) Inventions and Creations. All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, innovations, manuals or other materials, made or conceived in whole or in part by Kelly during the term of this Agreement, which relate in any manner whatsoever to the business, existing or proposed of Columbia Bancorp, Columbia Bank or any other business or research development effort in which Columbia Bancorp or any of its subsidiaries or affiliates engages during the term of this Agreement, will be disclosed promptly by Kelly to Columbia Bancorp and Columbia Bank and shall be the sole and exclusive property of Columbia Bancorp and Columbia Bank.

          (d) Non-Solicitation of Customers and Employees. Kelly agrees during the term of this Agreement and for a period of two years immediately following the expiration of the term hereof, that he shall not for his account or on behalf of any other person or legal entity, hire or solicit to hire any employee of Columbia Bancorp (or any of its affiliates or subsidiaries) or solicit the banking business of any person or entity known to him to be a customer of Columbia Bancorp (or any of its affiliates or subsidiaries).

     9. Indemnification. Kelly agrees to indemnify and hold harmless Columbia Bancorp and Columbia Bank from and against any and all claims made against Columbia Bancorp and Columbia Bank by any party by virtue of Kelly's past employment, whether such claims are made by a past employer or by another party with whom Kelly has dealt in the past. Columbia Bancorp and Columbia Bank agree to indemnify and hold harmless Kelly from and against any and all claims made against Kelly arising directly or indirectly from any fact or matter which contradicts (or as alleged would contradict) any representation or warranty of Columbia Bancorp and Columbia Bank hereunder. Promptly after receipt of any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance which, or which with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding pr investigation (an "Asserted Liability") that may result in a loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the other party (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the loss that has been or may be suffered by the Indemnitee. The Indemnifying Party may elect to assume responsibility for and to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to the Indemnitee), any Asserted Liability, unless in the reasonable judgment of the Indemnitee there may be one or more legal defenses available to it that are different from or in addition to those available to the Indemnifying Party and, therefore, it is advisable for the Indemnitee to be represented by separate counsel. Then, in such event, the Indemnitee shall have the right to employ separate counsel to represent it (which shall be reasonably satisfactory to the Indemnifying Party), in which event the fees and disbursements of such counsel shall be subject to indemnification hereunder. If such Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall have no further liability for such

Asserted Liability but shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     10. Right to Cure; Default. In the event either party shall be alleged to be in breach of this Agreement, written notice shall be given by the other party and a 10 day opportunity to cure shall be provided. After such 10 day cure period, if the breach is not cured and remains as alleged, the breaching party shall be deemed in default and this Agreement may be terminated in the manner provided in Paragraph 5, above.

     11. Entire Agreement. This Agreement represents the entire agreement of the parties relating to the services of Kelly. All prior negotiations between the parties are merged into this Agreement and there are no understandings or agreements other than those incorporated herein.

     12. Miscellaneous.

          (a) Severability; Court Enforcement. The parties hereto covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, by any Court of law, then the parties hereto expressly covenant and agree that any such provision or portion thereof shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law and that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision thereof shall be enforced by such court to the fullest extent permitted by applicable law.

          (b) Waiver. Columbia Bancorp and Columbia Bank and Kelly each reserve the right to waive any of the terms of this Agreement which benefits the party waiving same. Any such waiver must be in a writing signed by the party waiving the same.

          (c) Choice of Law. It is the intention of the parties hereto that this Agreement shall be governed by the laws of the State of Maryland. --------- ---



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          (d) Successors. The terms of this Agreement shall inure to the benefit of and be binding upon Columbia  Bancorp and Columbia Bank, their successors and
assigns,   and  upon  Kelly,  his  heirs,   guardians  and  personal  and  legal
representatives.

          (e) Gender. The use of the masculine gender herein shall be deemed to be or include the feminine gender, wherever appropriate.

          (f) Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if sent registered or certified mail, return receipt requested, properly addressed and postage prepaid to the addresses set forth hereinabove.

          (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (h) Headings. The Section and paragraph headings used herein are for convenience and reference only and shall not enter into the interpretation hereof.

          (i) Representation by Counsel. The parties hereto acknowledge that James J. Winn, Jr., of the law firm of Piper & Marbury, L.L.P., has acted as counsel to Columbia Bancorp and Columbia Bank in this matter.



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     IN WITNESS  WHEREOF this Agreement has been executed by the  undersigned as of the day and year first above written.

ATTEST/WITNESS:                         COLUMBIA BANCORP



--------------------------------        By:------------------------------------
                                           President


                                        THE COLUMBIA BANK



--------------------------------        By:-------------------------------------
                                           President




--------------------------------        ----------------------------------------
                                           Winfield M. Kelly, Jr.


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                                                                    APPENDIX XVI

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT, dated as of __________________, between THE COLUMBIA BANK, a Maryland trust company and a principal subsidiary of COLUMBIA BANCORP, a Maryland corporation, (the "Bank"), and Stephen A. Horvath. (the "Executive"). The Employment Agreement dated as of December 9, 1996, between the Bank as successor in interest to Suburban Bank of Maryland and the Executive, is hereby terminated effective with the execution of this Employment Agreement.

                              W I T N E S S E T H:

     The Executive will serve as the Executive Vice President - Washington Region of the Bank and will possess an intimate knowledge of the business and affairs of the Bank. The Bank recognizes the Executive's contribution to the organization and its predecessor by merger, Suburban Bank of Maryland, growth and success of the Bank and desire to enter into an employment agreement with the Executive in order to assure to the Bank the benefits of the Executive's expertise and knowledge. The Executive, in turn, desires to enter into full-time employment with the Bank on the terms provided herein.

     Accordingly, in consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, the parties hereto agree as follows:

              1.      Full-Time Employment of Executive.

              1.1.Duties and Status.

                      (a) The Bank hereby  engages the  Executive as a full-time executive employee for the period (the "Employment Period") specified in paragraph 4.1, and the Executive accepts such employment, on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall exercise authority and perform executive duties as an Executive Vice President of the Bank.

                      (b) During the Employment  Period, the Executive shall (i)
              not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or materially interferes with the performance of his duties hereunder in any way and (ii) accept such additional office or offices to which he may be elected by the Board of Directors of the Bank, provided that the performance of the duties of such office or offices shall be consistent with the scope of the duties provided for in paragraph 1.1(a).

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                      (c)  The  Executive  shall  be  required  to  perform  the services and duties provided for in paragraph 1.1(a) only at the principal office of the Bank in Columbia, Maryland, or at such other locations acceptable to the Executive. The Executive shall be entitled to vacation, leave of absence, and leave for illness or temporary disability in accordance with the policies to be established for the Bank, which shall be similar to those commonly offered at comparable banking institutions, and any leave on account of illness or temporary disability shall not constitute a breach by the Executive of his agreements hereunder.

              1.2. Compensation and General Benefits. As compensation for his services under this Agreement, the Executive shall be compensated as follows:

                    (a) The Bank shall pay the  Executive an annual salary which is not less than the greater of (i) a base salary of $150,000.00 per annum, or (ii) any subsequently established higher annual base salary. Such salary shall be payable in periodic equal installments which are no less frequent than monthly. Such salary shall be subject to normal periodic review at least annually for increases based on the salary policies of the Bank and contributions to the enterprises.

                    (b) The Executive  shall be entitled to  participate in such pension, profit sharing, stock incentive, stock option, stock purchase, incentive, group and individual disability, group and individual life, survivor income, sickness, accident, dental, medical or health insurance and other plans of the Bank which are in effect immediately prior to the effective date of this Agreement or in any other or additional benefit programs, plans or arrangements of the Bank which may be established by the Bank, as and to the extent any such benefit programs, plans or arrangements are or may from time to time be in effect, as determined by the Bank and terms hereof. The Bank shall neither (i) terminate or amend any benefit program, plan or arrangement of the Bank pursuant to which the Executive, or his dependents, beneficiaries or estate, is or shall be entitled to benefits, nor (ii) terminate or amend any formula or method set forth in any benefit program, plan or arrangement of the Bank pursuant to which the amount and type of benefits to which the Executive, or his dependents, beneficiaries or estate, is or shall be entitled thereunder are determined, if such termination or amendment would in any way modify or deprive the Executive, or his dependents, beneficiaries or estate, of any benefits to which he, or his dependents, beneficiaries or estate, is or shall be entitled under any benefit program, plan or arrangement of the Bank, unless (a) the Executive expressly consents in writing to such termination or amendment or
              (B) the amendment is required by law or regulation and the Bank shall, to the extent necessary, provide, pay or provide for payment of amounts equal to any benefits lost or reduced by such amendment. Throughout the period of his employment hereunder, the Executive shall be entitled to the receipt of any personal benefits from the Bank at the Bank's expense including, but not limited to, any other perquisites provided by the Bank to executives with comparable authority or duties. The term "benefit

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              programs,  plans,  or  arrangements  of the  Bank" as used in this
              Agreement refers to the matters in this paragraph 1.2(b).

              2. Competition;  Confidential  Information.  The Executive and the
Bank recognize that due to the nature of his association with the Bank and of his engagements hereunder, and the relationship of the Executive to the Bank, both in the past as an organizer and in the future hereunder, the Executive has had access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing, confidential and proprietary information relating to the business and operations of the Bank and its affiliates, including, without limiting the generality of the foregoing, information with respect to its present and prospective systems, customers, agents, accounts, deposits, loans, and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Bank and its affiliates and that disclosure of it to or its use by others could cause substantial loss to the Bank. The Executive and the Bank also recognize that an important part of the Executive's duties will be to develop goodwill for the Bank and its affiliates through his personal contact with customers, agents and others having business relationships with the Bank and its affiliates, and that there is a danger that this goodwill, a proprietary asset of the Bank and its affiliates, may follow the Executive if and when his relationship with the Bank is terminated. The Executive accordingly agrees as follows:

              2.1.Non-Competition.

                      (a) During the Non-Competition  Period, the Executive will not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Bank or its affiliates ("affiliates" is defined solely for purposes of this paragraph 2 as "Columbia Bancorp and its subsidiaries"), engage in any activity competitive with the business of the Bank or its affiliates, nor during the Non-Competition Period will he, in competition with the Bank or its affiliates, solicit or otherwise attempt to establish for himself or any other person, firm or entity, any business relationships with any person, firm or corporation which was, at any time during the Non-Competition Period, (i) a state or national bank, (ii) a bank holding company, or (iii) a direct or indirect subsidiary of a state or national bank or a bank holding company, in each case which has its principal operations located in Howard County, Montgomery County and Prince George's County, Maryland or within a 15 mile radius of the principal office of the Corporation in Columbia, Maryland, excepting both the City of Baltimore and Washington, D.C.

                      (b) The Non-Competition  Period shall commence on the date of this Agreement and shall terminate on:

                           (i) The date of the termination of the Employment Period; or

                           (ii) If the Executive resigns in circumstances  other
                    than those  described in paragraph  4.3(a)(ii),  two years

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                    after  the date of such  resignation;  provided,  however, that if the Executive resigns during a Change in Control Period in circumstances other than those described in paragraph 4.3(a)(ii), the Non-Competition Period shall terminate on the date of such resignation; or

                           (iii) If the  Executive is  terminated  for cause (as
                    defined in paragraph 4.3(b)), two years after the date of such termination for cause.

                      (c) Nothing in this paragraph 2 shall be construed to prevent the Executive from owning, as an investment, not more than 1% of a class of equity securities issued by any issuer and publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

              2.2. Trade Secrets. The Executive will keep confidential any trade secrets or confidential or proprietary information of the Bank and its affiliates which are now known to him or which hereafter may become known to him as a result of his employment or association with the Bank and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Bank or its affiliates during and at all times after the expiration of the Employment Period. For purposes of this Agreement, "trade secrets or confidential or proprietary information" means information unique to the Bank or any of its affiliates which has a significant business purpose and is not known or generally available from sources outside the Bank or any of its affiliates or typical of industry practice.

              3. Bank's Remedies for Breach. It is recognized that damages in the event of breach of paragraph 2 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Bank, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any federal or state court of competent jurisdiction in the State of Maryland, enjoining any such breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Bank may have. In the event the Bank seeks an injunction against the Executive and lose, then the Bank shall be liable for damages and for any legal fees incurred by the Executive in defending the action.

              4.      Employment Period.

              4.1. Duration. The Employment Period shall commence on the date of this Agreement (the "Effective Date") and shall continue until the earlier of (i) the close of business on the date which is two years after the date on which, during the Employment Period, the Bank gives written notice of termination to the Executive or the Executive gives written notice of termination to the Bank but not later than the close of business on [65th Birthday] (ii)

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

              termination  of this  Agreement (as defined in paragraph  4.3(a)),
              (iii) death of the Executive, (iv) total disability of the Executive (as defined in paragraph 4.3(c)), (v) resignation of the Executive in circumstances other than those described under paragraph 4.3(a)(ii), or (vi) discharge of the Executive for cause (as defined in paragraph 4.3(b)).

              4.2.    Payments after Employment Period.

                      (a) In the event of a termination of this Agreement  under paragraph 4.1(ii), the Bank shall pay to the Executive and provide him with the following:

                           (i) During the  remainder  of the  Employment  Period
                      (determined without regard to paragraph 4.1(ii)), but not less than one year following the occurrence of any event of termination under paragraph 4.1(ii), the Bank shall continue to pay the Executive his salary at the rate and as required by paragraph 1.2(a) and in effect immediately prior to the date of termination plus (in any year after the first year) an annual bonus payable at the time or times customary during the Employment Period, which bonus shall be equivalent to a certain percentage of his salary paid to him by the Bank for each such year during the remainder of the Employment Period (determined without regard to paragraph 4.1(ii) but with regard to paragraphs 4.1(iii) and (iv)), such percentage to be equal to the average of the percentage of his salary which his annual bonus represented during each of the three years immediately preceding termination of this Agreement.

                           (ii) During the  remainder of the  Employment  Period
                      (determined without regard to paragraph 4.1(ii) but with regard to paragraphs 4.1(iii) and (iv)), the Executive shall continue to be treated as an executive (at the level provided for in paragraph 1.1(a)) under all of the benefit programs, plans or arrangements of the Bank described in paragraph 1.2(b). In addition, the Executive shall continue to be entitled to all benefits and service credits for benefits under all of the benefit programs, plans or arrangements of the Bank described in paragraph 1.2(d) as if he were still employed during such period under this Agreement.

                           (iii) If, despite the provisions of subparagraph (ii)
                      above, benefits, service credits, or the right to accrue further benefits or service credits under any benefit programs, plans or arrangements of the Bank described in paragraph 1.2(b) shall not be payable or provided to the Executive, or his dependents, beneficiaries and estate, because he is not longer an employee of one or both of the Bank, the Bank shall, to the extent necessary, provide, pay or provide for payment of equivalent benefits, service credits and rights to accrue further benefits or service credits to or for the benefit of the Executive, his dependents, beneficiaries and estate.

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                      (b) In the event of a termination of this Agreement  under paragraph 4.1(ii), the Executive in his discretion may elect, within 60 days after such termination, to be paid a lump sum or other agreed severance allowance in lieu of termination payments provided for in paragraph 4.2(a) in an amount of cash which shall be negotiated and agreed upon in writing between the Executive and the Bank. Among the forms which the severance allowance may take, if negotiated and agreed upon in writing between the Executive and the Bank, shall be payment of equal installments to the Executive the present value of which, computed at the time required by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), is below the threshold necessary to trigger applicability of Section 4999 of the Code which imposes a nondeductible excise tax on any recipient of an "excess parachute payment" equal to 20% of the amount of such payment. In the event that the Executive makes an election pursuant to this paragraph 4.2(b), the severance allowance shall represent the present fair market value of the amount of salary, bonuses and all benefit programs, plans and arrangements of the Bank which the Executive would be entitled to during the Employment Period (determined without regard to paragraph 4.1(iii)) under this Agreement. Upon the date that the Bank and the Executive enter into a written agreement providing for a severance payment, the Bank's obligations to the Executive pursuant to paragraph 4.2(a) shall terminate. In the event that the Executive and the Bank are unable to negotiate a mutually satisfactory agreement concerning the amount of a severance payment pursuant to this paragraph 4.2(b), then the Executive shall receive termination payments and benefits as provided in paragraphs 4.2(a). Payments made under this paragraph 4.2(b) shall continue notwithstanding the subsequent death or disability of the Executive.

                      (c) In the event of a termination of this Agreement  under paragraph 4.1(iii), (i) the Bank shall pay the Executive's estate an amount equal to six months' salary at the rate and as required by paragraph 1.2(a) and in effect immediately prior to the date of death, (ii) the Bank shall continue benefits under the Bank's sickness, accident or health insurance for a period of six months following death of the Executive for those dependents and beneficiaries of the
                  Executive who were covered by such programs, plans or arrangements at the date of the Executive's death, and (iii) the Executive's dependents, beneficiaries and estate, as the case may be, will receive such survivor and other benefits as they may be entitled under the terms of the benefit programs, plans, and arrangements described in paragraph 1.2(b) which provide benefits upon death of the Executive.

                      (d) In the event of a termination of this Agreement  under paragraph 4.1(iv), (i) the Bank shall pay the Executive an amount equal to six months' salary at the rate and as required by paragraph 1.2(a) and in effect immediately prior to the date of total disability, (ii) the Bank shall continue benefits under the Bank's sickness, accident and health insurance for two years following the date of total disability

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                  for the Executive and his dependents and beneficiaries who are covered by such programs, plans and arrangements during the two-year period; and (iii) the Executive, and his dependents, beneficiaries and estate, as the case may be, will receive such benefits as they may be entitled under the terms of the
                  benefit  programs,   plans,  and  arrangements   described  in
                  paragraph 1.2(b) which provided benefits upon total disability of the Executive.

                      (e) In the event of a termination of this Agreement  under paragraph 4.1(v) or (vi), the Executive, and his dependents, beneficiaries and estate, as the case may be, will receive such benefits as they may be entitled under the terms of the benefit programs, plans, and arrangements of the Bank described in paragraph 1.2(b) which provide benefits upon retirement, resignation or discharge for cause, as the case may be.

                      (f) The  Executive  shall not be required to mitigate  the amount of any payment provided for in this paragraph 4.2 by seeking employment or otherwise, nor shall the amount of any payment provided for in this paragraph 4.2 be reduced by any compensation or remuneration earned by the Executive as the result of employment by another employer, or self-employment, or as a partner, after the date of termination or otherwise. Any payment provided for in this paragraph 4.2 shall be deemed "liquidated damages" rather than a "penalty."

              4.3. Definitions. The following words shall have the specified meanings when used in the paragraphs specified:

                      (a) In paragraphs 4.1(ii),  4.2(a) and (b) and 5, the term
                  "termination" means termination (i) by the Bank of the employment of the Executive with the Bank for any reason other than death or total disability of the Executive or other than for cause, or (ii) by resignation of the Executive due to a significant change in the nature or scope of his authorities or duties from those contemplated in paragraph 1.1, a reduction in total compensation from that provided in paragraph 1.2, or the breach by the Bank of any other provision of this Agreement.

                      (b) In paragraphs 4.1(vi) and 4.3(a)(i),  the term "cause"
                  means (i) substantiated fraud, or substantiated misappropriation resulting in material damage to the property or business of the Bank; conviction for commission of a felony; (ii) continuance of either willful and repeated failure or grossly negligent and repeated failure by the Executive to perform his duties in compliance with this Agreement after written notice to the Executive by the Board of Directors specifying such failure, provided that such "cause" shall have been found by a majority vote of the Board of Directors of the Bank (who are not serving as a designee of a person having an interest in excess of 25% of the outstanding stock of Columbia Bancorp) after at least 10 days' written notice to the Executive specifying the cause proposed to be claimed and after an opportunity for the Executive to be

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                  heard  at  meetings  of such  Board of  Directors;  or (iii) a continued violation of paragraph 2 after written notice to the Executive by the Board of Directors specifying such violation and providing the Executive the opportunity to cease such violation within 20 days from the date of receipt by the Executive of such notice.

                      (c) In paragraphs 1.1(c),  4.1(iv),  4.2(d) and 4.3(a)(i), the term "total disability" means total disability as defined in the Bank's group and individual disability plans. If there is no such plan, then "total disability" means total disability as defined in the Executive's individual disability policy, and if there is no such policy, as defined in the group disability plan for the law firm of Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201.

              4.4. (a) If prior to the first anniversary date of this Agreement, the Executive resigns for any reason, the Bank will pay, or cause to be paid, to the Executive an amount equal to one times the Executive's annual base salary immediately before the Executive's resignation.

                   (b) Such  payment  shall be made in one lump sum within 15 business days after the Executive's resignation.

              5. Payments for Termination or Resignation after a Change in Control.

              5.1.    Definitions.

                      (a) A  "Change  in  Control,"  as used in this  Agreement, shall be deemed to have occurred when:

                      (i) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the voting equity stock of Columbia Bancorp, or any person (as such term is used in Sections 13(d) and 14(d)of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) other than Columbia Bancorp is or becomes the beneficial owner, directly or indirectly, of 25% or more of the Common Stock of the Bank; or

                      (ii) Any  person (as such term is used in  Sections  13(d)
              and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) gains control of the election of a majority of the Board of Directors of Columbia Bancorp, or any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) other than Columbia Bancorp gains control of the election of a majority of the Board of Directors of the Bank; or

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                      (iii) Any person (as such term is used in  Sections  13(d)
              and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) gains control of the management or policies of the Bank; or

                      (iv) the Bank  consolidates  with, or merges with or into, another entity (including a corporation, bank, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or another such entity consolidates with, or merges with or into, the Bank, in any such event pursuant to a transaction in which the issued and outstanding shares of the voting equity stock of the Bank are converted into or exchanged for cash, securities or other property; or

                      (v) during any consecutive  two-year  period,  individuals who at the beginning of such period constituted the Board of Directors of the Bank (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Bank was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Bank then in office.

                      (b) A "Change in  Control Period"  shall mean  the period
              commencing 90 days before a Change in Control and ending 365 days after such Change in Control.

              5.2. Amount of Payments. Except as provided in paragraph 5.2(e), and in lieu of amounts payable under paragraph 4, the Bank will pay the Executive the following amounts in the following circumstances:

                      (a) (i) If the  Executive is terminated by the Bank in the circumstances described under paragraph 4.3(a)(i), or if the Executive resigns during a Change in Control Period in the circumstances described under paragraph 4.3(a)(ii), or if during a Change in Control Period the Executive resigns in circumstances other than those described under paragraph 4.3(a)(ii) without having been offered an employment agreement the terms of which are comparable to those of this Agreement, the Bank will pay, or cause to be paid, to the Executive: (a) if the Executive's termination or resignation occurs before the Executive has attained the age of 63 years, an amount equal to two times the sum of (i) the Executive's annual base salary immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the past three years (including years in which no bonus was awarded); or (b) if the Executive's termination or resignation occurs on or after the Executive has attained the age of 63 years, an amount equal to the amount set forth in paragraph 5.2(a)(i)(a)


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              multiplied  by a  fraction,  the  numerator  of which shall be 730 minus the number of days which have passed since the Executive's 63rd birthday, and the denominator of which shall be 730.

                          (ii) Such payment shall be made in one lump sum within 15 business days after the Executive's termination or resignation.

                      (b) (i) If the  Executive  resigns  during  a  Change  in
              Control Period in circumstances other than those described under paragraph 4.3(a)(ii) after having been offered an employment agreement the terms of which are comparable to those of this Agreement, the Bank will pay, or cause to be paid, to the
              Executive: (a) if the Executive's resignation occurs before the Executive has attained the age of 64 years, an amount equal to the sum of (i) the Executive's annual base salary immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the past three years (including years in which no bonus was awarded); or (b) if the Executive's resignation occurs on or after the Executive has attained the age of 64 years, an amount equal to the amount set forth in paragraph 5.2(b)(i)(a) multiplied by a fraction, the numerator of which shall be 365 minus the number of days which have passed since the Executive's 64th birthday, and the denominator of which shall be 365.

                          (ii) Such  payment  shall be made in one lump sum
              within 15 business days after the Executive's resignation.

                      (c) Except as provided in paragraph 5.2(e), if the Executive is terminated by the Bank or resigns as described in paragraph 5.2(a), or resigns as described in paragraph 5.2(b), the Executive shall continue to receive all health, life, and disability insurance benefits available to him pursuant to paragraph 1.2(b) of this Agreement immediately before such termination or resignation. The Executive shall continue to receive such benefits until the earliest of (a) such time as the Executive shall have been receiving substantially similar insurance benefits for six months under subsequent employment, (b) 24 months after the date of a termination or resignation described in paragraph 5.2(a) or 12 months after the date of a resignation described in paragraph 5.2(b), or (c) such date as the Executive shall have attained the age of 65 years.

                      (d) All options  granted to the Executive under the Bank's stock option award arrangements providing for the granting of options to acquire common stock to founders, directors and key employees shall immediately become fully vested in the event of a Change in Control.

                      (e) The Executive is to receive no payments under paragraph 5.2(a) or (b) and no benefits under paragraph 5.2(c) if the Executive is terminated during a Change in Control Period after having already attained the age of 65 years, or if the Executive is terminated by the Bank during a Change in Control

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              Period upon the death or total  disability of the Executive or for cause.  In an  instance  of  death  or  total  disability  of  the
              Executive,    however,   the   Executive   and   his   dependents,
              beneficiaries and estate shall receive any benefits payable to them under paragraphs 4.2 (c) and 4.2 (d).

                      (f) Notwithstanding  the foregoing,  in the event that any of the amounts payable to the Executive under paragraph 5.2 would, if made, cause the Executive to have tax under Section 4999 of the Code, the Executive may elect, at his discretion, to reduce the amount payable to him under paragraph 5.2(a) or (b) by an amount such that the aggregate after-tax amounts the Executive will receive under paragraph 5.2 will be equal to the aggregate after-tax amounts the Executive would receive without the reduction he elected (i.e., the aggregate amounts after the application of the tax under Section 4999 of the Code and other taxes)."

                  6. Legal Costs. If (i) the Bank shall fail to pay or provide for payment of any amounts required to be paid or provided for hereunder at any time, (ii) the Executive desires to consult with or retain counsel as to any possible breach by the Bank of this Agreement or as to any of his rights under this Agreement, or (iii) the Executive desires to retain counsel to review or negotiate the terms of this Agreement prior to the effective date of this Agreement, the Executive shall be entitled to consult with counsel, and the Bank agree to pay the reasonable fees and expenses of independent counsel for the Executive in reviewing or negotiating this Agreement, advising him or in bringing any proceedings, or in defending any proceedings, involving the Executive's rights under this Agreement, such right to reimbursement to be immediate upon the presentment by Executive of written billings for such reasonable fees and expenses. The Executive shall be entitled to receive interest (at the prime rate of interest established from time to time at The First National Bank of Maryland) on any payments of such expenses, or any other payments under this Agreement, that are overdue.

                  7. Notices. Any notice, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail/return receipt to the Executive at the last address he has filed in writing with either of the Bank or, in the case of the Bank, at its principal executive offices.

                  8. Binding Agreement. This Agreement shall be effective as of the date hereof and shall be binding upon and inure to the benefit of the Executive, his executors, administrators and personal representatives. The rights and obligations of the Corporation and of the Bank under this Agreement shall inure to the benefit of and shall be binding upon the Bank, and shall be transferred to and be binding upon any successor of the Bank including, but not limited to, any successor of the Bank pursuant to a merger, conversion, consolidation, or transfer of assets; provided, that this Agreement may not be assigned by the Bank without the consent of the Executive, and in the case of a successor by transfer of all or substantially all of the assets of the Bank, or any other successor in which the Bank does not cease to exist by operation of the transaction in question as a matter of law, the Bank shall not be relieved of its obligations hereunder; provided further, that in the case of dissolution

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and winding up of the business of the Bank,  this Agreement and the  obligations hereunder shall be binding upon the trustee of the Bank's assets.

                  9. Entire Agreement. This Agreement constitutes the entire understanding of the Executive and the Bank with respect to the subject matter hereof and supersedes any and all prior understandings, written or oral, including any prior employment agreements between the Bank and the Executive. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties. This Agreement shall be governed by the laws of the State of Maryland and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.


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                  IN WITNESS  WHEREOF,  the parties have  executed and delivered this Agreement on ____________ _____.

ATTEST:                                    THE COLUMBIA BANK


-------------------------                  ------------------------
                                           John M. Bond, Jr.
                                           President and Chief Executive Officer


WITNESS:


-------------------------                  ------------------------
                                           Stephen A. Horvath


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